FIRST AMENDED AND RESTATED LOAN AGREEMENT

                          DATED AS OF JULY 16, 1998

                                    among

              WELLSFORD/WHITEHALL HOLDINGS, L.L.C., as Borrower

                                     and

                              BANKBOSTON, N.A.,

                       GOLDMAN SACHS MORTGAGE COMPANY,

            THE OTHER BANKS WHICH ARE PARTIES TO THIS AGREEMENT,

                                     and

                        OTHER BANKS WHICH MAY BECOME
                     PARTIES TO THIS AGREEMENT, as Banks

                                     and

                              BANKBOSTON, N.A.,
                   AS ADMINISTRATIVE AGENT AND CO-ARRANGER
                          AND CO-SYNDICATION AGENT

                                     and

                       GOLDMAN SACHS MORTGAGE COMPANY,
                   AS CO-ARRANGER AND CO-SYNDICATION AGENT

                              TABLE OF CONTENTS

                                                                         Page

Section 1.  DEFINITIONS AND RULES OF INTERPRETATION. . . . . . . . . . . . .2
     Section 1.1.  Definitions.  . . . . . . . . . . . . . . . . . . . . . .2
     Section 1.2.  Rules of Interpretation.. . . . . . . . . . . . . . . . 23
Section 2.  THE FACILITY.. . . . . . . . . . . . . . . . . . . . . . . . . 24
     Section 2.1.  Commitment to Lend.   . . . . . . . . . . . . . . . . . 24
     Section 2.2.  Facility Fee.   . . . . . . . . . . . . . . . . . . . . 25
     Section 2.3.  Reduction of Commitment.    . . . . . . . . . . . . . . 25
     Section 2.4.  Notes.  . . . . . . . . . . . . . . . . . . . . . . . . 25
     Section 2.5.  Interest on Loans.. . . . . . . . . . . . . . . . . . . 26
     Section 2.6.  Requests for Loans. . . . . . . . . . . . . . . . . . . 26
     Section 2.7.  Funds for Loans.. . . . . . . . . . . . . . . . . . . . 28
     Section 2.8.  Extension of Maturity Date. . . . . . . . . . . . . . . 28
     Section 2.9.  Termination of Advances.  . . . . . . . . . . . . . . . 29
Section 3.  REPAYMENT OF THE LOANS.. . . . . . . . . . . . . . . . . . . . 29
     Section 3.1.  Stated Maturity.  . . . . . . . . . . . . . . . . . . . 29
     Section 3.2.  Mandatory Prepayments.. . . . . . . . . . . . . . . . . 30
     Section 3.3.  Optional Prepayments.   . . . . . . . . . . . . . . . . 30
     Section 3.4.  Partial Prepayments.  . . . . . . . . . . . . . . . . . 31
     Section 3.5.  Effect of Prepayments.  . . . . . . . . . . . . . . . . 31
Section 4.  CERTAIN GENERAL PROVISIONS.. . . . . . . . . . . . . . . . . . 31
     Section 4.1.  Conversion Options. . . . . . . . . . . . . . . . . . . 31
     Section 4.2.  Closing Fee.  . . . . . . . . . . . . . . . . . . . . . 32
     Section 4.3.  Agent's Fee.  . . . . . . . . . . . . . . . . . . . . . 32
     Section 4.4.  Funds for Payments. . . . . . . . . . . . . . . . . . . 32
     Section 4.5.  Computations.   . . . . . . . . . . . . . . . . . . . . 32
     Section 4.6.  Inability to Determine Eurodollar Rate.   . . . . . . . 33
     Section 4.7.  Illegality.   . . . . . . . . . . . . . . . . . . . . . 33
     Section 4.8.  Additional Interest.  . . . . . . . . . . . . . . . . . 33
     Section 4.9.  Additional Costs, Etc.  . . . . . . . . . . . . . . . . 34
     Section 4.10.  Capital Adequacy.  . . . . . . . . . . . . . . . . . . 35
     Section 4.11.  Indemnity of Borrower.   . . . . . . . . . . . . . . . 35
     Section 4.12.  Interest on Overdue Amounts; Late Charge.  . . . . . . 35
     Section 4.13.  Intentionally Omitted. . . . . . . . . . . . . . . . . 35
     Section 4.14.  Certificate.   . . . . . . . . . . . . . . . . . . . . 36
     Section 4.15.  Limitation on Interest.  . . . . . . . . . . . . . . . 36
     Section 4.16.  Certain Provisions Relating to Increased Costs.  . . . 36
Section 5.  COLLATERAL SECURITY. . . . . . . . . . . . . . . . . . . . . . 37
     Section 5.1.  Collateral.   . . . . . . . . . . . . . . . . . . . . . 37
     Section 5.2.  Appraisals.   . . . . . . . . . . . . . . . . . . . . . 37
     Section 5.3.  Release of Collateral.  . . . . . . . . . . . . . . . . 38
     Section 5.4.  Additional Collateral.. . . . . . . . . . . . . . . . . 41
     Section 5.5.  Holdback.   . . . . . . . . . . . . . . . . . . . . . . 42
     Section 5.6.  Disbursement of Tenant Improvement Reserve.   . . . . . 42
Section 6.  REPRESENTATIONS AND WARRANTIES.. . . . . . . . . . . . . . . . 44
     Section 6.1.  Corporate Authority, Etc. . . . . . . . . . . . . . . . 44
     Section 6.2.  Governmental Approvals.   . . . . . . . . . . . . . . . 45
     Section 6.3.  Title to Properties; Leases.  . . . . . . . . . . . . . 46
     Section 6.4.  Financial Statements.   . . . . . . . . . . . . . . . . 46
     Section 6.5.  No Material Adverse Changes.  . . . . . . . . . . . . . 46
     Section 6.6.  Franchises, Patents, Copyrights, Etc.   . . . . . . . . 47
     Section 6.7.  Litigation.   . . . . . . . . . . . . . . . . . . . . . 47
     Section 6.8.  No Materially Adverse Contracts, Etc.   . . . . . . . . 47
     Section 6.9.  Compliance with Other Instruments, Laws, Etc.   . . . . 47
     Section 6.10.  Tax Status.  . . . . . . . . . . . . . . . . . . . . . 48
     Section 6.11.  No Event of Default.   . . . . . . . . . . . . . . . . 48
     Section 6.12.  Holding Company and Investment Company Acts.   . . . . 48
     Section 6.13.  Absence of UCC Financing Statements, Etc.  . . . . . . 48
     Section 6.14.  Setoff, Etc.   . . . . . . . . . . . . . . . . . . . . 48
     Section 6.15.  Certain Transactions.  . . . . . . . . . . . . . . . . 48
     Section 6.16.  Employee Benefit Plans.  . . . . . . . . . . . . . . . 49
     Section 6.17.  ERISA Taxes.   . . . . . . . . . . . . . . . . . . . . 49
     Section 6.18.  Plan Payments.   . . . . . . . . . . . . . . . . . . . 49
     Section 6.19.  Regulations U and X.   . . . . . . . . . . . . . . . . 49
     Section 6.20.  Environmental Compliance.  . . . . . . . . . . . . . . 50
     Section 6.21.  Subsidiaries.  . . . . . . . . . . . . . . . . . . . . 51
     Section 6.22.  Leases.  . . . . . . . . . . . . . . . . . . . . . . . 51
     Section 6.23.  Loan Documents.  . . . . . . . . . . . . . . . . . . . 52
     Section 6.24.  Mortgaged Property and Mezzanine Property.   . . . . . 52
          (a)  Off-Site Utilities.   . . . . . . . . . . . . . . . . . . . 52
          (b)  Access, Etc.  . . . . . . . . . . . . . . . . . . . . . . . 52
          (c)  Independent Building.   . . . . . . . . . . . . . . . . . . 52
          (d)  Condition; No Asbestos.   . . . . . . . . . . . . . . . . . 53
          (e)  Compliance with Law.  . . . . . . . . . . . . . . . . . . . 53
          (f)  No Required Consents, Permits, Etc.   . . . . . . . . . . . 53
          (g)  Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . 53
          (h)  Real Property Taxes; Special Assessments.   . . . . . . . . 54
          (i)  Historic Status.  . . . . . . . . . . . . . . . . . . . . . 54
          (j)  Eminent Domain; Casualty.   . . . . . . . . . . . . . . . . 54
          (k)  Leases.   . . . . . . . . . . . . . . . . . . . . . . . . . 54
          (l)  Management Agreements.  . . . . . . . . . . . . . . . . . . 55
          (m)  Other Material Real Property Agreements; No Options.  . . . 55
     Section 6.25.  Mezzanine Mortgage Loan Documents.   . . . . . . . . . 55
     Section 6.26.  Brokers.   . . . . . . . . . . . . . . . . . . . . . . 56
     Section 6.27.  Fair Consideration.  . . . . . . . . . . . . . . . . . 56
     Section 6.28.  Solvency.  . . . . . . . . . . . . . . . . . . . . . . 56
     Section 6.29.  No Bankruptcy Filing.  . . . . . . . . . . . . . . . . 56
     Section 6.30.  No Fraudulent Intent.  . . . . . . . . . . . . . . . . 56
     Section 6.31.  Other Debt.  . . . . . . . . . . . . . . . . . . . . . 56
     Section 6.32.  Ownership.   . . . . . . . . . . . . . . . . . . . . . 57
     Section 6.33.  Special Purpose Entity.  . . . . . . . . . . . . . . . 58
     Section 6.34.  Management Agreements.   . . . . . . . . . . . . . . . 58
     Section 6.35.  Obligations as Members.  . . . . . . . . . . . . . . . 58
Section 7.  AFFIRMATIVE COVENANTS OF THE BORROWER. . . . . . . . . . . . . 58
     Section 7.1.  Punctual Payment.   . . . . . . . . . . . . . . . . . . 58
     Section 7.2.  Maintenance of Office.  . . . . . . . . . . . . . . . . 58
     Section 7.3.  Records and Accounts.   . . . . . . . . . . . . . . . . 59
     Section 7.4.  Financial Statements, Certificates and Information.   . 59
     Section 7.5.  Notices.. . . . . . . . . . . . . . . . . . . . . . . . 62
     Section 7.6.  Existence; Maintenance of Properties. . . . . . . . . . 63
     Section 7.7.  Insurance.  . . . . . . . . . . . . . . . . . . . . . . 64
     Section 7.8.  Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . 69
     Section 7.9.  Inspection of Properties and Books.   . . . . . . . . . 70
     Section 7.10.  Compliance with Laws, Contracts, Licenses, and
                    Permits.   . . . . . . . . . . . . . . . . . . . . . . 70
     Section 7.11.  Use of Proceeds.   . . . . . . . . . . . . . . . . . . 71
     Section 7.12.  Further Assurances.  . . . . . . . . . . . . . . . . . 71
     Section 7.13.  Management Agreements.   . . . . . . . . . . . . . . . 71
     Section 7.14.  ERISA Compliance.  . . . . . . . . . . . . . . . . . . 72
     Section 7.15.  Condemnation.  . . . . . . . . . . . . . . . . . . . . 72
     Section 7.16.  Intentionally Omitted. . . . . . . . . . . . . . . . . 73
     Section 7.17.  Compliance.  . . . . . . . . . . . . . . . . . . . . . 73
     Section 7.18.  Intentionally Omitted. . . . . . . . . . . . . . . . . 73
     Section 7.19.  Leasing.   . . . . . . . . . . . . . . . . . . . . . . 73
     Section 7.20.  Special Purpose Entity.  . . . . . . . . . . . . . . . 74
     Section 7.21.  Plan Assets, etc.  . . . . . . . . . . . . . . . . . . 75
     Section 7.22.  Budgets.   . . . . . . . . . . . . . . . . . . . . . . 75
     Section 7.23.  Preservation and Maintenance.  . . . . . . . . . . . . 75
     Section 7.24.  Use of Mezzanine Property.   . . . . . . . . . . . . . 76
     Section 7.25.  Property Owner to Remain a Single-Purpose Entity.  . . 76
     Section 7.26.  Condominium. . . . . . . . . . . . . . . . . . . . . . 77
Section 8.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER.. . . . . . . . . . 78
     Section 8.1.  Restrictions on Indebtedness.   . . . . . . . . . . . . 78
     Section 8.2.  Restrictions on Liens, Etc.   . . . . . . . . . . . . . 79
     Section 8.3.  Restrictions on Investments . . . . . . . . . . . . . . 80
     Section 8.4.  Merger, Consolidation.  . . . . . . . . . . . . . . . . 82
     Section 8.5.  Sale and Leaseback; Ground Lease.   . . . . . . . . . . 82
     Section 8.6.  Compliance with Environmental Laws.   . . . . . . . . . 82
     Section 8.7.  Distributions.  . . . . . . . . . . . . . . . . . . . . 84
     Section 8.8.  Intentionally Omitted.. . . . . . . . . . . . . . . . . 84
     Section 8.9.  Development Activity.   . . . . . . . . . . . . . . . . 84
     Section 8.10.  Intentionally Omitted. . . . . . . . . . . . . . . . . 85
     Section 8.11.  Transfers.   . . . . . . . . . . . . . . . . . . . . . 85
     Section 8.12.  Additional Covenants with Respect to Indebtedness,
                    Operations, Fundamental Changes.   . . . . . . . . . . 85
     Section 8.13.  Additional Restrictions Concerning the Mezzanine
                    Property.. . . . . . . . . . . . . . . . . . . . . . . 87
     Section 8.14.  Mezzanine Mortgage Loan Documents.   . . . . . . . . . 88
Section 9.  FINANCIAL COVENANTS OF BORROWER. . . . . . . . . . . . . . . . 88
     Section 9.1.  Debt Service Coverage Test Amount.  . . . . . . . . . . 89
     Section 9.2.  Designated Collateral Value.  . . . . . . . . . . . . . 89
     Section 9.3.  WWP Financial Covenants.  . . . . . . . . . . . . . . . 89
Section 10.  CLOSING CONDITIONS. . . . . . . . . . . . . . . . . . . . . . 89
     Section 10.1.  Loan Documents.  . . . . . . . . . . . . . . . . . . . 90
     Section 10.2.  Certified Copies of Organizational Documents.  . . . . 90
     Section 10.3.  Bylaws; Resolutions.   . . . . . . . . . . . . . . . . 90
     Section 10.4.  Incumbency Certificate; Authorized Signers.  . . . . . 90
     Section 10.5.  Opinion of Counsel.  . . . . . . . . . . . . . . . . . 90
     Section 10.6.  Payment of Fees.   . . . . . . . . . . . . . . . . . . 90
     Section 10.7.  Appraisals.  . . . . . . . . . . . . . . . . . . . . . 91
     Section 10.8.  Environmental Reports.   . . . . . . . . . . . . . . . 91
     Section 10.9.  Insurance.   . . . . . . . . . . . . . . . . . . . . . 91
     Section 10.10.  Performance; No Default.  . . . . . . . . . . . . . . 91
     Section 10.11.  Representations and Warranties.   . . . . . . . . . . 91
     Section 10.12.  Proceedings and Documents.  . . . . . . . . . . . . . 91
     Section 10.13.  Eligible Real Estate Qualification Documents.   . . . 91
     Section 10.14.  Compliance Certificate.   . . . . . . . . . . . . . . 91
     Section 10.15.  Other Documents.  . . . . . . . . . . . . . . . . . . 92
     Section 10.16.  No Condemnation/Taking.   . . . . . . . . . . . . . . 92
     Section 10.17.  Governmental Policy.  . . . . . . . . . . . . . . . . 92
     Section 10.18.  Other.  . . . . . . . . . . . . . . . . . . . . . . . 92
     Section 10.19.  Satisfaction of Conditions as to Initial Collateral.  92
Section 11.  CONDITIONS TO ALL BORROWINGS.   . . . . . . . . . . . . . . . 92
     Section 11.1.  Prior Conditions Satisfied.  . . . . . . . . . . . . . 92
     Section 11.2.  Representations True; No Default.  . . . . . . . . . . 92
     Section 11.3.  No Legal Impediment.   . . . . . . . . . . . . . . . . 93
     Section 11.4.  Governmental Regulation.   . . . . . . . . . . . . . . 93
     Section 11.5.  Proceedings and Documents.   . . . . . . . . . . . . . 93
     Section 11.6.  Borrowing Documents.   . . . . . . . . . . . . . . . . 93
     Section 11.7.  Endorsement to Title Policy.   . . . . . . . . . . . . 93
     Section 11.8.  Future Advances Tax Payment.   . . . . . . . . . . . . 93
Section 12.  EVENTS OF DEFAULT; ACCELERATION; ETC. . . . . . . . . . . . . 94
     Section 12.1.  Events of Default and Acceleration.  . . . . . . . . . 94
     Section 12.lA.  Limitation of Cure Periods.   . . . . . . . . . . . . 98
     Section 12.2.  Termination of Commitments.  . . . . . . . . . . . . . 98
     Section 12.3.  Remedies.  . . . . . . . . . . . . . . . . . . . . . . 98
     Section 12.4.  Distribution of Collateral Proceeds.   . . . . . . . . 99
     Section 12.5.  Default under Mezzanine Mortgage Loan Documents.   . . 99
Section 13.  SETOFF. . . . . . . . . . . . . . . . . . . . . . . . . . . .101
Section 14.  THE AGENT.. . . . . . . . . . . . . . . . . . . . . . . . . .101
     Section 14.1.  Authorization.   . . . . . . . . . . . . . . . . . . .101
     Section 14.2.  Employees and Agents.  . . . . . . . . . . . . . . . .101
     Section 14.3.  No Liability.  . . . . . . . . . . . . . . . . . . . .101
     Section 14.4.  No Representations.  . . . . . . . . . . . . . . . . .102
     Section 14.5.  Payments.. . . . . . . . . . . . . . . . . . . . . . .102
     Section 14.6.  Holders of Notes.  . . . . . . . . . . . . . . . . . .103
     Section 14.7.  Indemnity.   . . . . . . . . . . . . . . . . . . . . .103
     Section 14.8.  Agent as Bank.   . . . . . . . . . . . . . . . . . . .103
     Section 14.9.  Resignation.   . . . . . . . . . . . . . . . . . . . .103
     Section 14.10.  Duties in the Case of Enforcement.  . . . . . . . . .104
Section 15.  EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . .104
Section 16.  INDEMNIFICATION.  . . . . . . . . . . . . . . . . . . . . . .105
Section 17.  SURVIVAL OF COVENANTS, ETC.   . . . . . . . . . . . . . . . .107
Section 18.  ASSIGNMENT AND PARTICIPATION. . . . . . . . . . . . . . . . .107
     Section 18.1.  Conditions to Assignment by Banks.   . . . . . . . . .107
     Section 18.2.  Register.  . . . . . . . . . . . . . . . . . . . . . .108
     Section 18.3.  New Notes.   . . . . . . . . . . . . . . . . . . . . .108
     Section 18.4.  Participations.  . . . . . . . . . . . . . . . . . . .109
     Section 18.5.  Pledge by Bank.  . . . . . . . . . . . . . . . . . . .109
     Section 18.6.  No Assignment by Borrower.   . . . . . . . . . . . . .109
     Section 18.7.  Disclosure.  . . . . . . . . . . . . . . . . . . . . .109
     Section 18.8.  Additional Restrictions on Assignments and
                    Participations.  . . . . . . . . . . . . . . . . . . .109
Section 19.  NOTICES.. . . . . . . . . . . . . . . . . . . . . . . . . . .110
Section 20.  RELATIONSHIP.   . . . . . . . . . . . . . . . . . . . . . . .111
Section 21.  GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.   . . . .111
Section 22.  HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . . . .112
Section 23.  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . .112
Section 24.  ENTIRE AGREEMENT, ETC.. . . . . . . . . . . . . . . . . . . .112
Section 25.  WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . .112
Section 26.  DEALINGS WITH THE BORROWER. . . . . . . . . . . . . . . . . .113
Section 27.  CONSENTS, AMENDMENTS, WAIVERS, ETC. . . . . . . . . . . . . .113
Section 28.  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . .113
Section 29.  LIMITATION ON LIABILITY.. . . . . . . . . . . . . . . . . . .114
Section 30.  NO UNWRITTEN AGREEMENTS.. . . . . . . . . . . . . . . . . . .114
Section 31.  TIME OF THE ESSENCE.. . . . . . . . . . . . . . . . . . . . .114
Section 32.  BANKRUPTCY. . . . . . . . . . . . . . . . . . . . . . . . . .114


SCHEDULES AND EXHIBITS:

EXHIBIT A        FORM OF NOTE
EXHIBIT B        FORM OF REQUEST FOR LOAN
EXHIBIT C        FORM OF COMPLIANCE CERTIFICATE
EXHIBIT D        FORM OF REQUEST FOR EXTENSION OF LOAN
EXHIBIT E        CERTIFICATE

SCHEDULE 1.1     BANKS AND COMMITMENTS
SCHEDULE 5.3     DESCRIPTION OF GREENBROOK CORPORATE CENTER AND POINT VIEW
                 VACANT LAND
SCHEDULE 6.3     TITLE TO PROPERTIES
SCHEDULE 6.4 ALL-IN ACQUISITION COST, DESIGNATED COLLATERAL VALUE AND RELEASE PRICES
SCHEDULE 6.7     LITIGATION
SCHEDULE 6.17    ERISA PLANS
SCHEDULE 6.21    SUBSIDIARIES
SCHEDULE 6.24    AGREEMENTS
SCHEDULE 6.31-1  MEZZANINE MORTGAGE LOAN DOCUMENTS
SCHEDULE 6.31-2  ALLOCATION OF MORTGAGE LOAN

                  FIRST AMENDED AND RESTATED LOAN AGREEMENT

     THIS FIRST AMENDED AND RESTATED LOAN AGREEMENT is made as of the 16th day of July, 1998, by and among WELLSFORD/WHITEHALL HOLDINGS, L.L.C., a Delaware limited liability company, having its principal place of business at 610 Fifth Avenue, 7th Floor, New York, New York 10020 ("Borrower"), BANKBOSTON, N.A., a national banking association, GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership, the other lending institutions which are parties to this Agreement as "Banks", and the other lending institutions which may become parties hereto pursuant to Section 18 (collectively, the "Banks"), and BANKBOSTON, N.A., as Agent for the Banks and Co-Arranger and Co-Syndication Agent (the "Agent"), and GOLDMAN SACHS MORTGAGE COMPANY, as Co-Arranger and Co-Syndication Agent.

                                  RECITALS.

     WHEREAS, Borrower (formerly known as WEL/WH 1275 K Street, L.L.C.), BankBoston, N.A., Goldman Sachs Mortgage Company and Agent have entered into that certain Term Loan Agreement dated as of December 15, 1997 (the "Original Loan Agreement"); and

     WHEREAS, Wellsford/Whitehall Properties, L.L.C. ("Revolver Borrower"), BankBoston, N.A., Goldman Sachs Mortgage Company and Agent have entered into that certain Revolving Credit Agreement dated as of December 15, 1997 (the "Original Revolving Credit Agreement"); and

     WHEREAS, Revolver Borrower has merged into and with Borrower, with Borrower being the surviving entity, and accordingly, the assets and liabilities of Revolver Borrower have been assumed by the Borrower; and

     WHEREAS, in connection with such merger, Borrower has requested that the Banks consolidate, amend and restate the provisions of the Original Loan Agreement and the Original Revolving Credit Agreement; and

     WHEREAS, Agent, Borrower and the Banks desire to consolidate, amend and restate the Original Loan Agreement and the Original Revolving Credit Agreement in their entirety;

     NOW, THEREFORE, in consideration of the recitals herein and the mutual covenants contained herein, the parties hereto hereby consolidate, amend and restate the Original Loan Agreement and the Original Revolving Credit Agreement in their entirety and covenant and agree as follows:

     Section 1.  DEFINITIONS AND RULES OF INTERPRETATION.

     Section 1.1. Definitions. The following terms shall have the meanings set forth in this Section l or elsewhere in the provisions of this Agreement referred to below:

     Acknowledgments. The Acknowledgments executed by Property Owner, Manager and Member, respectively, in favor of the Agent.

     Advance Termination Date.  March 31, 2000.

     Agent. BankBoston, N.A., a national banking association, its successors and assigns, acting as agent for the Banks.

     Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Banks.

     Agent's Special Counsel. Long Aldridge & Norman LLP or such other counsel as may be approved by the Agent.

     Agreement. This First Amended and Restated Loan Agreement, including the Schedules and Exhibits hereto.

     Agreement Regarding Fees. The Amended and Restated Agreement Regarding Fees dated of even date herewith among Borrower, BKB and Goldman.

     Appraisal. An MAI appraisal of the value of a parcel of Mortgaged Property or Mezzanine Property, determined on an "as-is" fair market value basis, performed by an independent appraiser selected by the Agent who is not an employee of the Borrower, WWP, the Agent or a Bank, the form and substance of such appraisal and the identity of the appraiser to be in accordance with regulatory laws and policies (both regulatory and internal) applicable to the Banks, including, without limitation, FIRREA, and otherwise acceptable to the Majority Banks.

     Appraised Value. The fair market value of a parcel of Mortgaged Property or Mezzanine Property, determined by the most recent Appraisal of such parcel or update obtained pursuant to Section 5.2 or Section 10.7, subject, however, to such changes or adjustments to the value determined thereby as may be required by the appraisal departments of the Majority Banks in their good faith business judgment.

     Approved Budget. The annual Budgets as approved by the Mezzanine Mortgagee in accordance with the terms of the Mezzanine Mortgage Loan Agreement.

     Assignment of Interests. The Amended and Restated Assignment of Member's Interest of even date herewith from Borrower to the Agent, as the same may be modified or amended, pursuant to which there shall be assigned to the Agent for the benefit of the Banks a security interest in the Equity Interests, such assignment to be in form and substance satisfactory to the Agent.

     Assignment of Leases and Rents. Each of the absolute assignments of leases and rents from the Borrower to the Agent pursuant to which there shall be assigned to the Agent for the benefit of the Banks a security interest in the interest of such party, as lessor with respect to all Leases of all or any part of a Mortgaged Property, each such absolute assignment to be in form and substance satisfactory to the Agent.

     Balance Sheet Date.  May 31, 1998.

     Bankruptcy Code. Title 11, U.S.C.A., as amended from time to time or any successor statute thereto.

     Banks. BKB, Goldman, the other lending institutions which are a party hereto and any other Person who becomes an assignee of any rights of a Bank pursuant to Section 18 (but not including any Participant, as defined in Section 18).

     Base Rate. The higher of (a) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts as its "base rate", and (b) one-half of one percent (0.5%) above the Federal Funds Effective Rate (rounded upwards, if necessary, to the next one-eighth of one percent). Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective.

     Base Rate Loans. Those Loans bearing interest calculated by reference to the Base Rate.

     BKB.  BankBoston, N.A., a national banking association.

     Borrower.  As defined in the preamble hereto.

     Budget. The annual budget of the Property Owner with respect to the Mezzanine Property, prepared by Property Owner in accordance with the terms of the Mezzanine Mortgage Loan Agreement.

     Building. All of the buildings, structures and improvements now or hereafter located on any Mortgaged Property or Mezzanine Property.

     Building Service Equipment. All apparatus, fixtures and articles of personal property owned by the Borrower or the Property Owner, now or hereafter attached to or used or procured for use in connection with the operation or maintenance of any building, structure or other improvement located on or included in the Mortgaged Property or Mezzanine Property, including, but without limiting the generality of the foregoing, all engines, furnaces, boilers, stokers, pumps, heaters, tanks, dynamos, motors, generators, switchboards, electrical equipment, heating, plumbing, lifting and ventilating apparatus, air-cooling and air-conditioning apparatus, gas and electric fixtures, elevators, escalators, fittings, and machinery and all other equipment of every kind and description, used or procured for use in the operation of a Building (except apparatus, fixtures or articles of personal property belonging to lessees or other occupants of such building or to persons other than the Borrower or the Property Owner, unless the same be abandoned by any such lessee or other occupant or person and shall become the Borrower's or the Property Owner's property by reason of such abandonment), together with any and all replacements thereof and additions thereto.

     Business Day. Any day on which banking institutions in the city in which the Agent's Head Office is located are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, which also is a Eurodollar Business Day.

     Capital Improvement Project. With respect to any Real Estate now or hereafter owned by the Borrower which is utilized principally as commercial office space, capital improvements consisting of rehabilitation, refurbishment, replacement and improvements (including Tenant Improvement Projects and Leasing Commissions) to the existing Buildings on such Real Estate which may be properly capitalized under generally accepted accounting principles.

     Capital Improvement Reserve. For any period an amount equal to seventy-five cents ($0.75) per annum multiplied by the weighted average of rentable square footage of the Mortgaged Property and the Mezzanine Property during such period.

     Cash Collateral Agreement. The Amended and Restated Cash Collateral Agreement dated of even date herewith among Agent, Borrower, Property Owner, Member and Manager.

     CERCLA.  See Section 6.20.

     Closing Date. The first date on which all of the conditions set forth in Section 10 and Section 11 have been satisfied.

     Co-Agent.  Goldman.

     Code.  The Internal Revenue Code of 1986, as amended.

     Collateral. All of the property, rights and interests of the Borrower which are or are intended to be subject to the security interests, liens and mortgages created by the Security Documents, including, without limitation, the Mortgaged Property and the Mezzanine Collateral.

     Commitment.  With respect to each Bank, the amount set forth on Schedule
1.1 hereto as the amount of such Bank's Commitment to make or maintain Loans to the Borrower, as the same may be reduced from time to time in accordance with the terms of this Agreement; provided that from and after the Advance Termination Date, the Commitment of each Bank shall equal its Commitment Percentage of the aggregate principal amount of the Loans from time to time outstanding.

     Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1.1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

     Compliance Certificate.  See Section 7.4(d).

     Conditional Guaranty. The Conditional Guaranty of Payment made by Wellsford Commercial, WHWEL, Wellsford Real Properties, Whitehall Street Real Estate Limited Partnership V, Whitehall Street Real Estate Limited Partnership VI, Whitehall Street Real Estate Limited Partnership VII and Whitehall Street Real Estate Limited Partnership VIII, in favor of the Agent and the Banks, as the same may be modified or amended.

     Condominium.  Dedham Place Condominium.

     Condominium Documents. Collectively, (a) that certain Master Deed of Dedham Place Condominium (and all exhibits annexed thereto) made by Dedham Place Associates Joint Venture, and recorded in the Norfolk County, Commonwealth of Massachusetts Registry of Deeds on November 27, 1991 at Book 9118, page 376 et al., and (b) the Dedham Place Condominium Trust and Bylaws dated November 20, 1991 and made by Dominic J. Saraceno, as trustee.

     Consolidated or combined. With reference to any term defined herein, that term as applied to the accounts of WWP and its Subsidiaries, consolidated or combined in accordance with generally accepted accounting principles.

     Consolidated Total Assets. With respect to WWP and its Subsidiaries, the sum of (a) an amount equal to (i) an amount equal to the difference of
(A) the Net Operating Income of the Stabilized Properties of WWP and its Subsidiaries for the period covered by the four previous consecutive fiscal quarters (treated as a single accounting period) minus (B) the Capital Improvement Reserve for such Stabilized Properties for such period divided by
(ii) a nine and one-fourth percent (9.25%) capitalization rate, (b) the sum of (i) the Appraised Value of the Non-Stabilized Properties that are Mortgaged Properties and Mezzanine Properties plus (ii) the historic cost of capital improvements to such Non-Stabilized Properties (including Tenant Improvement Projects and Leasing Commissions) from the date of the most recent Appraisal thereof pursuant to this Agreement, (c) the sum of (i) the all-in acquisition cost (including reasonable closing costs) of the Non-Stabilized Properties of WWP and its Subsidiaries that are not Mortgaged Properties or Mezzanine Properties plus (ii) the historic cost of capital improvements to such Non-Stabilized Properties (if this clause (c) is applicable thereto) from the date of acquisition thereof (provided that the Agent shall have the right to obtain at Borrower's expense an Appraisal with respect to any of such Non-Stabilized Properties, and the Appraised Value determined from such Appraisal shall be substituted for the amount in clause
(c)(i) for the applicable property for the purposes of such calculation), (d) the historic cost of investments in Investment Partnerships; and (e) the aggregate cash and Short-term Investments of such Person; provided that prior to such time as WWP or a Subsidiary has owned and operated any Stabilized Property for four full fiscal quarters, the Net Operating Income with respect to such Stabilized Property shall be annualized in such manner as the Agent shall approve, such approval not to be unreasonably withheld.
Notwithstanding anything herein to the contrary, Leasing Commissions shall only be included for the purposes of clause (b)(ii) after and only for so long as the tenant under the applicable Lease takes occupancy and is paying rent in accordance with the terms of the Lease approved pursuant to Section
5.6. The assets of WWP and its Subsidiaries shall be adjusted to reflect WWP's allocable share of such assets for the relevant period or as of the date of determination.

     Contribution Agreement. The Contribution Agreement dated as of February 12, 1998 among WWP, as Contributee, and Saracen Properties, Inc. and certain other parties, as Contributor, as amended by Amendment No. 1 to Contribution Agreement dated as of May 15, 1998.

     Construction Inspector. A firm of professional engineers or architects selected by the Agent and reasonably acceptable to the Borrower.

     Conversion Request. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with Section 4.1.

     Debt Service Coverage Test Amount. For any period of four consecutive fiscal quarters then ended, the sum of principal and interest which would have been payable during such period on a loan in the original principal amount equal to the outstanding principal balance of the Loan and the Mezzanine Mortgage Loan as of the date of such determination bearing interest at a rate per annum equal to the sum of the then current annual yield on seven (7) year obligations issued by the United States Treasury most recently prior to the date of such determination plus one and sixty-five one-hundredths percent (1.65%) and with the principal thereof being payable based on a 25 year mortgage style amortization schedule (expressed as a mortgage constant percentage). Such determination of the Debt Service Coverage Test Amount by the Agent shall be conclusive and binding absent manifest error. For the initial twelve (12) months following December 15, 1997, such debt service shall be determined by annualizing the debt service from and after December 15, 1997 in a manner as reasonably determined by Borrower and reasonably acceptable to the Agent (provided that in the event that as of the date of any determination such amounts shall not have been determined as so provided, then such amount shall be annualized in a manner reasonably acceptable to the Agent).

     Default.  See Section 12.1.

     Deposit Account Agreement. The Deposit Account Agreement dated as of December 31, 1996 among LaSalle National Bank, Property Owner and Mezzanine Mortgagee.

     Designated Collateral Value. At the relevant time of reference thereto, the sum of (a) the lesser of (i) sixty percent (60%) of the sum of (x) the all-in acquisition cost (including reasonable closing costs) of a Mortgaged Property plus (y) the historic cost of capital improvements (including any Tenant Improvement Projects and Leasing Commissions) to such Mortgaged Property after the date of such acceptance and (ii) sixty percent (60%) of the sum of (x) the Appraised Value of a Mortgaged Property as determined in connection with the acceptance of such Mortgaged Property as Collateral or as most recently determined pursuant to Section 2.8 of this Agreement, subject to the terms of Section 5.4, plus (y) the historic cost of Tenant Improvement Projects and Leasing Commissions to such Mortgaged Property after the date of such acceptance, plus (b) the current value of cash and Short-term Investments, if any, at the time pledged to the Agent as Collateral pursuant to a Pledge Agreement, plus (c) for so long as the Equity Interests are pledged to the Agent as Collateral pursuant to the Assignment of Interests, an amount equal to the sum of (i) the sum of sixty percent (60%) of the Appraised Value of the Mezzanine Property as determined in connection with the acceptance of the Equity Interests as Collateral or as most recently determined pursuant to Section 2.8 of this Agreement, subject to the terms of
Section 5.4, minus (ii) the principal Indebtedness of the Property Owner as of the date of acquisition of the Equity Interests (such amount being $68,340,815.57), plus (d) the current value determined in a manner agreed to by the Majority Banks of Collateral accepted by the Majority Banks under clause (vi) of Section 5.1. Notwithstanding anything herein to the contrary, Leasing Commissions shall only be included for the purposes of clauses
(a)(i)(y) and (a)(ii)(y) after and only for so long as the tenant under the applicable Lease takes occupancy and is paying rent in accordance with the terms of the Lease approved pursuant to Section 5.6 For the purposes of clause (a) above, the lesser of the amount determined pursuant to clause
(a)(i) and (a)(ii) above shall be the Designated Collateral Value for each such Mortgaged Property subject thereto, and the aggregate of the amounts determined for each Mortgaged Property subject thereto shall be the Designated Collateral Value for all such Mortgaged Properties; provided, however, that with respect to the Mortgaged Properties listed in Schedule 6.4 hereto, the initial Designated Collateral Value for such properties is as set forth on Schedule 6.4; provided further that in the event that the Maturity Date is extended pursuant to Section 2.8, the Designated Collateral Value for each of such Mortgaged Properties listed on Schedule 6.4 shall be the lesser of the amount determined pursuant to clause (a)(i) and (a)(ii) above. The initial Designated Collateral Value for the Mezzanine Property is set forth on Schedule 6.4 hereto.

     Distribution. The declaration or payment of any dividend or distribution on or in respect of any shares of the Borrower, other than dividends or distributions payable solely in equity securities of the Borrower; the purchase, redemption, exchange or other retirement of any shares of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise; the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of the Borrower.

     Dollars or $. Dollars in lawful currency of the United States of America.

     Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1.1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

     Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or combined in accordance with
Section 4.1.

     Eligible Real Estate.  Real Estate:

          (a)  which is owned in fee by the Borrower;

          (b) which is located within the northeastern United States, excluding those States which prescribe a "single-action" or similar rule limiting the rights of creditors secured by real property, except to the extent such exclusion is waived in writing by the Majority Banks with respect to a specific parcel of Real Estate;

          (c)  which is utilized principally for commercial office purposes;


          (d) which is approved by the Majority Banks after the date hereof in their sole judgment;

          (e) as to which all of the representations set forth in Section 6 of this Agreement concerning Mortgaged Property are true and correct; and

          (f) as to which the Agent has received all Eligible Real Estate Qualification Documents, so long as all of such documents remain in full force and effect.

     Eligible Real Estate Qualification Documents. With respect to any parcel of Real Estate proposed to be included in the Eligible Real Estate each of the following:

          (a) Security Documents. Such Security Documents relating to such Real Estate as the Agent shall require, in form and substance satisfactory to the Agent and duly executed and delivered by the respective parties thereto.

          (b) Enforceability Opinion. The favorable legal opinion of counsel to the Borrower reasonably acceptable to the Agent qualified to practice in the State in which such Real Estate is located, addressed to the Banks and in form and substance satisfactory to the Agent as to the enforceability of such Security Documents and such other matters as the Agent shall reasonably request.

          (c) Perfection of Liens. Evidence reasonably satisfactory to the Agent that the Security Documents are effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) lien and security interest in such Real Estate and that all filings, recordings, deliveries of instruments and other actions necessary or desirable to protect and preserve such liens or security interests have been duly effected.

          (d) Survey and Taxes. The Survey of such Real Estate, together with the Surveyor Certification and evidence of payment of all real estate taxes, assessments and municipal charges on such Real Estate which on the date of determination are required to have been paid under
     Section 7.8.

          (e) Title Insurance; Title Exception Documents. The Title Policy covering such Real Estate, including all endorsements thereto, and together with proof of payment of all fees and premiums for such policy, and true and accurate copies of all documents listed as exceptions under such policy.

          (f) UCC Certification. A certification from the Title Insurance Company or counsel satisfactory to the Agent that a search of the public records designated by the Agent disclosed no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or title retention agreements which affect any property, rights or interests of the Borrower that are or are intended to be subject to the security interest, assignments, and mortgage liens created by the Security Documents relating to such Real Estate except to the extent that the same are discharged and removed prior to or simultaneously with the inclusion of such Real Estate in the Collateral.

          (g) Management Agreement. A true copy of the Management Agreement relating to such Real Estate.

          (h) Leases. True and correct copies of all Leases for such Real Estate and any lease summaries prepared by Borrower with respect thereto, together with the forms of Lease to be used by the Borrower in connection with future leasing of such Mortgaged Property, such forms of Lease to be in form and substance satisfactory to the Agent.

          (i) Subordination Agreements. A Subordination, Attornment and Non-Disturbance Agreement from each tenant of such Real Estate as required by the Agent, dated not more than sixty (60) days prior to the inclusion of such Real Estate in the Collateral and satisfactory in form and substance to the Agent.

          (j) Estoppel Certificates. Estoppel certificates from each tenant of such parcel of Real Estate as required by Agent, such certificates to be dated not more than sixty (60) days prior to the inclusion of such Real Estate in the Collateral and to be satisfactory in form and substance to the Agent.

          (k) Certificates of Insurance. Each of (i) a current certificate of insurance as to the insurance maintained on such Real Estate (including flood insurance if necessary) from the insurer or an independent insurance broker dated as of the date of determination, identifying insurers, types of insurance, insurance limits, and policy terms; (ii) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer); and (iii) such further information and certificates from the Borrower, its insurers and insurance brokers as the Agent may reasonably request, all of which shall be in compliance with the requirements of this Agreement.

          (l) Hazardous Substance Assessments. A hazardous waste site assessment report concerning Hazardous Substances and asbestos on such Real Estate dated or updated not more than three months prior to the inclusion of such Real Estate in the Collateral unless otherwise approved by the Agent, from an Environmental Engineer, such report to contain no qualifications except those that are acceptable to the Majority Banks in their sole discretion and to otherwise be in form and substance satisfactory to the Majority Banks.

          (m) Certificate of Occupancy. A copy of the certificate(s) of occupancy issued to the Borrower for such parcel of Real Estate permitting the use and occupancy of the Building thereon (or evidence that any previously issued certificate(s) of occupancy is not required to be reissued to the Borrower), or a legal opinion reasonably satisfactory to the Agent that no certificates of occupancy are necessary to the use and occupancy thereof.

          (n) Appraisal. An Appraisal of such Real Estate, in form and substance satisfactory to the Majority Banks and dated not more than three months prior to the inclusion of such Real Estate in the Collateral.

          (o) Zoning and Land Use Opinion of Counsel. A favorable opinion concerning the Real Estate addressed to the Agent and dated the date of the inclusion of such Real Estate in the Collateral, in form and substance satisfactory to the Agent, from counsel approved by the Agent admitted to practice in the State in which such parcel is located, as to zoning and land use compliance, or such other evidence regarding zoning and land use compliance as the Agent may approve in its reasonable discretion.

          (p) Construction Inspector Report. A report or written confirmation from the Construction Inspector satisfactory in form and content to the Majority Banks, dated or updated not more than three months prior to the inclusion of such Real Estate in the Collateral, addressing such matters as the Majority Banks may reasonably require, including without limitation that the Construction Inspector has reviewed the plans and specifications or other available materials for all Buildings on the Real Estate, that the condition of the Buildings is good, that all Buildings were constructed and completed in a good and workmanlike manner, that the Buildings satisfy all applicable building, zoning, handicapped access and Environmental Laws applicable thereto, and whether or not the Real Estate and the Buildings thereon are a conforming use under applicable zoning laws.

          (q) Permit and Legal Compliance Assurances. Evidence satisfactory to the Agent that all activities being conducted on such Real Estate which require federal, state or local licenses or permits have been duly licensed and that such licenses or permits are in full force and effect, and that the Real Estate, the Buildings and the use and occupancy thereof are in compliance in all material respects with all applicable federal, state or local laws, ordinances or regulations.

          (r) Operating Statements. Operating statements for such Real Estate in the form of such statements delivered to the Banks under
     Section 6.4(b) covering each of the four fiscal quarters ending immediately prior to the addition of such Mortgaged Property to the Collateral.

          (s) Doing Business Opinion. An opinion, dated the date of the inclusion of such Real Estate in the Collateral, of legal counsel to the Borrower reasonably acceptable to the Agent qualified to practice in the State in which such Real Estate is located to the effect that neither the Agent nor any Bank shall be required to qualify to do business in such State or any political subdivision thereof or to become liable to pay any taxes in such State or any political subdivision thereof solely on account of the receipt of the lien on such Real Estate securing the Obligation, such opinion to be satisfactory to the Agent.

          (t) Additional Documents. Such other documents, certificates, reports or assurances as the Agent or the Majority Banks may reasonably require in their discretion.

     Employee Benefit Plan.  Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

     Environmental Engineer. A firm of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Substances and related environmental matters and reasonably acceptable to the Agent.

     Environmental Laws.  See Section 6.20(a).

     Equity Interests. One hundred percent (100%) of the direct legal, equitable and beneficial interests of the Borrower in and to Member.

     ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

     ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

     ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D or any successor or similar regulation), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other Eurodollar interbank market as may be selected by the Agent and the Banks in their sole discretion acting in good faith.

     Eurodollar Lending Office. Initially, the office of each Bank designated as such in Schedule 1.1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

     Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the quotient (rounded upwards to the nearest 1/16 of one percent) of (a) the rate at which the Reference Bank's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in whatever interbank Eurodollar market may be selected by the Reference Bank in its sole discretion, acting in good faith, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate.

     Eurodollar Rate Loans. Loans bearing interest calculated by reference to a Eurodollar Rate.

     Event of Default.  See Section 12.1.

     Excess Property Income.  As defined in the Cash Collateral Agreement.

     Federal Funds Effective Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

     generally accepted accounting principles. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Borrower adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     Goldman.  Goldman Sachs Mortgage Company.

     Goldman Group. Collectively, the partners of WHWEL as of any date that are affiliates of The Goldman Sachs Group L.P.

     Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Guarantor. Collectively, the WWP Members and any other Person which is now or may hereafter become a party to a Guaranty, and individually any one of them.

     Guaranty. Collectively, the Indemnity and Guaranty Agreement by the WWP Members in favor of Agent and the Banks, the Conditional Guaranty, the WWP Member Indemnity Agreement and each other guaranty which may hereafter be delivered to the Agent and the Banks in connection with the Loan, each in form and substance satisfactory to Agent in its sole discretion.

     Hazardous Substances.  See Section 6.20(b).

     Holdback.  See Section 5.5.

     Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect (including, without limitation, all obligations evidenced by bonds, debentures, notes or similar debt instruments and subordinated indebtedness);
(b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, interest rate and currency swap obligations, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including contingent obligations that in accordance with generally accepted accounting principles are required to be footnoted on the Borrower's balance sheet and any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligation to reimburse the issuer in respect of any letter of credit; and (d) any obligation as a lessee or an obligor under a capitalized lease.

     Indemnity Agreement. Collectively, the Indemnity Agreements Regarding Hazardous Materials made by the Borrower and the WWP Members in favor of the Agent and the Banks, pursuant to which such parties agree to indemnify the Agent and the Banks with respect to Hazardous Substances and Environmental Laws, such Indemnity Agreement to be in form and substance satisfactory to the Agent.

     Instruction Letter. That certain letter agreement dated May 15, 1998 among the Agent, the Property Owner, LaSalle National Bank and Amresco Services, L.P., concerning the payment of Excess Property Income to Agent.

     Interest Payment Date. (a) As to each Loan, the first day of each January, April, July and October during the term of such Loan, and (b) also as to each Eurodollar Rate Loan, the last day of the Interest Period relating thereto.

     Interest Period.  With respect to each Eurodollar Rate Loan:

          (a) initially, the period commencing on the Drawdown Date of such Loan and ending one, two or three months thereafter; and

          (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request;

provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                    (A) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall end and the next Interest Period shall commence on the next preceding or succeeding Eurodollar Business Day as determined conclusively by the Reference Bank in accordance with the then current bank practice in the applicable Eurodollar interbank market;

                    (B) if the Borrower shall fail to give notice as provided in Section 4.1, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto; and

                    (C) no Interest Period relating to any Eurodollar Rate Loan shall extend beyond the Maturity Date.

     Investment Partnerships. Investments in joint ventures, general partnerships, limited partnerships, limited liability companies or any other business association formed for the purpose of acquiring fee interests in income-producing commercial office properties, provided that Borrower shall have sufficient Voting Interests or other rights to veto or block any major actions to be taken by any other Person owning an interest in such Investment Partnership. Any wholly-owned Subsidiary of the Borrower shall not be deemed to be an Investment Partnership.

     Investments. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term "Investment" shall not include
(i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (a) may be deducted when paid; and (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     Leases. Leases, licenses and agreements whether written or oral, relating to the use or occupation of space in or on the Building or on the Mortgaged Property or the Mezzanine Property.

     Leasing Commissions. Reasonable and customary commissions paid to a licensed real estate broker in connection with a Lease for all or any portion of the Mortgaged Properties commonly known as Point View, 15 Broad, Mountain Heights, Morris Technology Center and the Polaroid Buildings, approved pursuant to Section 5.6, pursuant to commission agreements containing such terms and provisions as are then prevailing between third party, unaffiliated owners and brokers for comparable leases of space at properties similar to such Mortgaged Property in the market area in which such Mortgaged Property is located.

     Liens.  See Section 8.2.

     Loan Documents. This Agreement, the Notes, the Security Documents, the Guaranty, the Acknowledgments, and all other documents, instruments or agreements executed or delivered by or on behalf of the Borrower, the Guarantor, Property Owner, Manager, Member or the parties to the WWP Member Indemnity Agreement evidencing or securing the Loans.

     Loan Request.  See Section 2.6.

     Loans.  The aggregate Loans to be made by the Banks hereunder.

     Majority Banks. As of any date, the Bank or Banks whose aggregate Commitment Percentage is equal to or greater than sixty-six and two-thirds percent (66.67%).

     Management Agreements. Agreements, whether written or oral, providing for the management of the Mortgaged Property, the Mezzanine Property or any of them.

     Manager.  WASH Manager L.L.C., a Delaware limited liability company.

     Manager Organizational Agreements. That certain Certificate of Formation for WASH Manager L.L.C., filed on April 7, 1998 with the Secretary of State of the State of Delaware, and that certain Operating Agreement for WASH Manager L.L.C., dated as of May 15, 1998.

     Maturity Date. December 15, 2000, as the same may be extended as provided in Section 2.8, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

     Member. Wells Avenue Holdings L.L.C., a Delaware limited liability company.

     Member Organizational Agreements. That certain Certificate of Formation for Wells Avenue Holdings L.L.C. filed on April 2, 1998 with the Delaware Secretary of State, and that certain Operating Agreement for Wells Avenue Holdings L.L.C., a Delaware limited liability company, dated as of May 15, 1998

     Mezzanine Collateral. All of the property, rights and interests of the Borrower which are or are intended to be subject to the security interests, security title and liens created by the Assignment of Interests and any further collateral assignment for the benefit of the Agent relating to direct or indirect interests in the Property Owner, including, without limitation, UCC-1 financing statements executed and delivered in connection therewith.

     Mezzanine Loan Documents. Collectively, this Agreement (to the extent of provisions relating directly or indirectly to the Property Owner or interests therein, the Mezzanine Collateral or the Mezzanine Property, including without limitation Section 32), the Assignment of Interests, the Cash Collateral Agreement, the Conditional Guaranty, any further assignments or pledges to the Agent for the benefit of the Banks (including without limitation UCC-1 Financing statements executed and delivered in connection therewith), and all other documents, instruments, acknowledgments or agreements executed or delivered to Agent or the Banks in connection with the Mezzanine Collateral, the Mezzanine Property or the direct or indirect interests in the Property Owner.

     Mezzanine Management Agreement.    As defined in Section 6.34.

     Mezzanine Mortgagee. Initially, Nomura Asset Capital Corporation, and its successors and assigns as the holder or holders of the Mezzanine Mortgage Loan Documents, and any servicer or trustee acting on behalf of the holder or holders of interests in the note secured thereby, as the case may be. As of the date hereof, the servicer is Amresco Services, L.P.

     Mezzanine Mortgage Loan. The first mortgage loan to the Property Owner, in the original principal amount of $69,000,000.00.

     Mezzanine Mortgage Loan Agreement. The Loan Agreement dated as of December 31, 1996 between the Property Owner and the Mezzanine Mortgagee, as amended by (i) that certain First Amendment to Loan Agreement dated as of December 31, 1996 between the Property Owner and Nomura Asset Capital Corporation and (ii) that certain Second Amendment to Loan Agreement and Consent of Lender dated May 15, 1998 among Property Owner, Manager, Member and LaSalle National Bank, as Trustee.

     Mezzanine Mortgage Loan Documents. Collectively, the documents listed on Schedule 6.30-1 attached hereto and made a part hereof.

     Mezzanine Property. The real property owned by the Property Owner and commonly known as 128 Tech Center, 7/57 Wells Avenue, 75/85/95 Wells Avenue, 201 University Avenue, Dedham Place and Norfolk Place (333 Elm Street).

     Mortgaged Property. Collectively, the Eligible Real Estate which is conveyed to and accepted by the Agent as security for the Obligations pursuant to the Security Deeds.

     Multiemployer Plan.  Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

     Negative Carry.  See Section 5.5.

     Net Income (or Deficit). With respect to any Person (or any asset of any Person) for any fiscal period, the net income (or deficit) of such Person (or attributable to such asset), after deduction of all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles.

     Net Operating Income. With respect to any Person for any period, an amount equal to the sum of (a) the Net Income of such Person (attributable to the Mortgaged Properties or the Mezzanine Properties for such period) plus
(b) depreciation, amortization and interest deducted in calculating such Net Income plus (c) any extraordinary or non-recurring losses deducted in calculating such Net Income plus/minus (d) Rent Adjustments with respect to Leases for the Mortgaged Properties or the Mezzanine Properties minus (e) any income included in calculating such Net Income from the Mortgaged Properties or the Mezzanine Properties from tenants which are 60 or more days delinquent in the payment of any rent minus (f) any extraordinary or non-recurring gains included in calculating such Net Income. Net Operating Income shall be determined in a manner consistent with the manner in which it has previously been calculated and provided to the Banks.

     Nomura Mortgages. Individually, a Mortgage, Assignment of Leases and Rents and Security Agreement dated as of December 31, 1996 by the Property Owner for the benefit of Mezzanine Mortgagee, which relates to a Mezzanine Property, and collectively, all of them.

     Non-Stabilized Property. Any Real Estate owned by the Borrower or the Property Owner which is not a Stabilized Property.

     Notes.  See Section 2.4.

     Notice.  See Section 19.

     Obligations. All indebtedness, obligations and liabilities of the Borrower to any of the Banks and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

     Operating Agreement. That certain Amended and Restated Limited Liability Company Operating Agreement of Wellsford/Whitehall Holdings, L.L.C., dated as of July 16, 1998, being the operating agreement of the Borrower.

     Original Loan Agreement.  As defined in the preamble hereto.

     Original Revolving Credit Agreement.  As defined in the preamble hereto.

     Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

     PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

     Permitted Liens. Liens, security interests and other encumbrances permitted by Section 8.2. When such term is used with respect to the Mezzanine Property, "Permitted Liens" shall mean only those liens and encumbrances as are shown in the Pro Forma Marked Owner's Title Insurance Commitment #9851-00015 issued by Chicago Title Insurance Company in connection with the acquisition by the Borrower of the direct and indirect interests in the Property Owner.

     Person. Any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Plan Assets. Assets of any employee benefit plan subject to Part 4, Subtitle A, Title I of ERISA.

     Pledge Agreement. Each agreement from time to time in effect in form and substance satisfactory to the Agent pursuant to which the Borrower or the Guarantor may pledge cash, Short-term Investments or other property referred to in clause (v) of Section 5.1 as part of the Collateral securing the Obligations.

     Potential Collateral. Any property of the Borrower which is not at the time included in the Collateral and which consists of (i) Eligible Real Estate which is a Stabilized Property, (ii) Real Estate which is a Non-Stabilized Property which is capable of becoming Eligible Real Estate through the approval of the Majority Banks and the completion and delivery of Eligible Real Estate Qualification Documents, (iii) cash, (iv) Short-term Investments and (v) other property referred to in clause (vi) of Section 5.1.

     Property Owner. Wells Avenue Senior Holdings LLC, a Massachusetts limited liability company.

     Property Owner Organizational Agreements. That certain Certificate of Organization of Wells Avenue Senior Holdings LLC filed on December 31, 1996 with the Secretary of State of the Commonwealth of Massachusetts and that certain Operating Agreement of Wells Avenue Senior Holdings LLC, dated as of December 31, 1996, as amended by Amendment No. 1 dated May 15, 1998.

     Rating Agencies. Collectively, the "Rating Agencies" as defined in the Mezzanine Mortgage Loan Documents.

     Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or the Property Owner.

     REIT Status. With respect to Wellsford Commercial, its status as a real estate investment trust as defined in Section 856(a) of the Code.

     Record. The record, including computer records, maintained by the Agent with respect to any Loan referred to in the Notes.

     Reference Bank. BKB.

     Register.  See Section 18.2.

     Release.  See Section 6.20(c)(iii).

     Rent Adjustments. For any Person, straight line adjustments to rent payable under Leases, as determined in accordance with generally accepted accounting principles.

     Rent Roll. A report prepared by the Borrower or the Property Owner showing for each tenant its occupancy status, lease expiration date, market rent, lease rent and other information in such form as may have been approved by the Agent, such approval not to be unreasonably withheld.

     Reportable Event. Any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.


     Revolving Credit Termination Date.  December 31, 1998.

     SEC.  The federal Securities and Exchange Commission.

     Secured Mezzanine Loan Agreement. That certain Mezzanine Loan Agreement dated of even date herewith by and among WWP, BKB, the other lending institutions that are or become parties thereto and BKB in its capacity as agent for itself and the other lending institutions that are or become parties thereto, as the same may be amended, restated, consolidated, supplemented, renewed, extended or replaced.

     Secured Mezzanine Loan Agreement Lenders. The lenders from time to time a party to the Secured Mezzanine Loan Agreement, which term shall include without limitation any agent or nominee acting on behalf of such lenders.

     Security Deeds. The Mortgages, Deeds to Secure Debt and Deeds of Trust from the Borrower to the Agent for the benefit of the Banks (or to trustees named therein acting on behalf of the Agent for the benefit of the Banks) pursuant to which the Borrower has conveyed a Mortgaged Property as security for the Obligations.

     Security Documents. Collectively, the Security Deeds, the Assignments of Rents and Leases, the Indemnity Agreement, the Guaranty, the Assignment of Interests, any further collateral assignments to the Agent for the benefit of the Banks, and each Pledge Agreement, including, without limitation, U.C.C.-1 financing statements executed and delivered in connection therewith.

     Short-term Investments. Investments described in subsections (a) through (g), inclusive, of Section 8.3. For all purposes of this Agreement and the other Loan Documents, the value of Short-term Investments at any time shall be the current market value thereof determined in a manner reasonably satisfactory to the Agent.

     Stabilized Property. Each parcel of Eligible Real Estate (a) which is fully operational; (b) which is eighty percent (80%) leased and occupied pursuant to bona-fide arm's length leases to third parties unaffiliated with Borrower, any Guarantor or any of the Subsidiaries of the Borrower; (c) no more than thirty-five percent (35%) of the Leases (based on the ratio of the rentable square footage of such Real Estate that is occupied under such Leases to the total rentable square footage of such Real Estate) for such Real Estate are scheduled to expire (without regard to any extension options not exercised) within two (2) years of the acceptance of such Real Estate as a Mortgaged Property or the Equity Interests as Collateral with respect to the Mezzanine Property (whether under this Agreement, the Original Loan Agreement or the Original Revolving Credit Agreement); (d) less than all of the Leases for such Real Estate are scheduled to expire (without regard to any extension options not exercised) within five (5) years of the date of the acceptance of such Real Estate as a Mortgaged Property or the Equity Interests as Collateral with respect to the Mezzanine Property (whether under this Agreement, the Original Loan Agreement or the Original Revolving Credit Agreement); and (e) such Real Estate shall have a projected annual return to Borrower of not less than 9% on acquisition cost based upon cash flows in place as of the date of determination. The determination of whether a property is a Stabilized Property for the purposes of determining the Designated Collateral Value shall be made at such time as it is accepted as a Mortgaged Property or Mezzanine Property as provided above, as applicable provided that a property may be later determined to be a Stabilized Property for the purposes of determining Consolidated Total Assets at such time as a property satisfies the requirements for a Stabilized Property set forth in the definition.

     State.  A state of the United States of America.

     Subordination, Attornment and Non-Disturbance Agreement. An agreement among the Agent, the Borrower and a tenant under a Lease pursuant to which such tenant agrees to subordinate its rights under the Lease to the lien of the Security Deed and agrees to recognize the Agent or its successor in interest as landlord under the Lease in the event of a foreclosure under the Security Deed, such agreement to be in form and substance satisfactory to the Agent.

     Subsidiary. Any corporation, association, partnership, limited liability company, trust, or other business or other legal entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests.

     Survey. An instrument survey of a Mortgaged Property or a Mezzanine Property prepared by a registered land surveyor which shall show the location of all buildings, structures, easements and utility lines on such property, shall be sufficient to remove the standard survey exception from the Title Policy, shall show that all buildings and structures are within the lot lines of the Mortgaged Property or the Mezzanine Property and shall not show any encroachments by others (or to the extent any encroachments are shown, such encroachments shall be acceptable to the Agent in its sole discretion), shall show rights of way, adjoining sites, establish building lines and street lines, the distance to, and names of the nearest intersecting streets and such other details as the Agent may reasonably require; shall show the zoning district or districts in which the Mortgaged Property or the Mezzanine Property is located and shall show whether or not the Mortgaged Property or the Mezzanine Property is located in a flood hazard district as established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain, flood hazard or wetland protection district established under federal, state or local law and shall otherwise be in form and substance reasonably satisfactory to the Agent.

     Surveyor Certification. With respect to each parcel of Mortgaged Property or Mezzanine Property, a certificate executed by the surveyor who prepared the Survey with respect thereto, dated as of a recent date and containing such information relating to such parcel as the Majority Banks or the Title Insurance Company may reasonably require, such certificate to be reasonably satisfactory to the Agent in form and substance.

     Tenant Improvement Project. With respect to the Mortgaged Properties commonly known as Point View, 15 Broad, Mountain Heights, Morris Technology Center and the Polaroid Buildings, base building and/or tenant improvements to the existing Buildings on such Mortgaged Property to be performed by the Borrower in connection with any Lease approved pursuant to Section 5.6.

     Tenant Improvement Reserve. The amount of $32,000,000.00, which amount shall be reserved from the amounts available to be borrowed under this Agreement and shall be disbursed as provided in Section 5.6.

     Test Period.  See Section 9.1.

     Title Insurance Company. Commonwealth Land Title Insurance Company or another title insurance company or companies reasonably approved by the Agent.

     Title Policy. With respect to each parcel of Mortgaged Property, an ALTA standard form title insurance policy (or, if such form is not available, an equivalent form of or legally promulgated form of mortgagee title insurance policy reasonably acceptable to the Agent) issued by a Title Insurance Company (with such reinsurance or co-insurance as the Agent may require, any such reinsurance to be with direct access endorsements to the extent available under applicable law) in such amount as the Agent may require insuring the priority of the Security Deeds and that the Borrower holds marketable fee simple title to such parcel, subject only to the encumbrances permitted by the Security Deed and which shall not contain standard exceptions for mechanics liens, persons in occupancy (other than tenants as tenants only under Leases) or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agent in its sole discretion, and shall contain (a) a revolving credit endorsement and (b) such other endorsements and affirmative insurance as the Agent reasonably may require and is available in the State in which the Real Estate is located, including but not limited to (i) a comprehensive endorsement, (ii) a variable rate of interest endorsement, (iii) a usury endorsement, (iv) a doing business endorsement, (v) in States where available, an ALTA form 3.1 zoning endorsement, (vi) a "tie-in" endorsement, and (vii) a "first loss" endorsement.

     Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

     Type. As to any Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

     Under Development. Any Real Estate shall be considered under development until such time as (a) a certificate of occupancy has been obtained, (b) seventy-five percent (75%) of the net leasable area is leased and occupied, and (c) the gross revenue from the operation of such Real Estate shall have been not less than the operating costs (including amounts properly allocable to such period for expenses which are not payable on a regular basis during such period, such as taxes and insurance) for three (3) consecutive months.

     Voting Interests. Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

     Wellsford Commercial. Wellsford Commercial Properties Trust, a Maryland real estate investment trust.

     Wellsford Real Properties. Wellsford Real Properties, Inc., a Maryland corporation.

     WHWEL. WHWEL Real Estate Limited Partnership, a Delaware limited partnership.

     WWP. Wellsford/Whitehall Properties II, L.L.C., a Delaware limited liability company.

     WWP Member Indemnity Agreement. The Indemnity Agreement by Wellsford Real Properties, Whitehall Street Real Estate Limited Partnership V, Whitehall Street Real Estate Limited Partnership VI, Whitehall Street Real Estate Limited Partnership VII and Whitehall Street Real Estate Limited Partnership VIII in favor of the Agent and the Banks, as the same may be modified or amended.

     WWP Members.  Wellsford Commercial and WHWEL.

     Section 1.2.  Rules of Interpretation.

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

          (f) The words "include", "includes" and "including" are not limiting.

          (g) The words "approval" and "approved", as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

          (h) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

          (i) Reference to a particular "Section ", refers to that section of this Agreement unless otherwise indicated.

          (j) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

     Section 2.  THE FACILITY.

     Section 2.1. Commitment to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower, and the Borrower may borrow from time to time between the Closing Date and the Advance Termination Date upon notice by the Borrower to the Agent given in accordance with Section 2.6, such sums as are requested by the Borrower for the purposes set forth in Section 7.11 up to the lesser of
(a) a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment and
(b) such Bank's Commitment Percentage of the difference of (i) the aggregate Designated Collateral Value minus (ii) an amount equal to the aggregate Holdback; provided, that, in all events no Default or Event of Default shall have occurred and be continuing; and provided, further, that the outstanding principal amount of the Loans (after giving effect to all amounts requested) shall not at any time exceed the Total Commitment. The Borrower may repay and reborrow from time to time between the Closing Date and the Revolving Credit Termination Date. Notwithstanding anything herein to the contrary, in no event shall the amount of the Loans advanced for purposes permitted under this Agreement, other than the purposes contemplated by Section 5.6, exceed $268,000,000.00, and in no event shall the Borrower be permitted to request Loans after the Revolving Credit Termination Date except for amounts requested pursuant to Section 5.6. The Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. The Loan Request shall constitute a representation and warranty by the Borrower that all of the conditions set forth in Section 10 and Section 11, in the case of the initial Loan, and Section 11, in the case of all other Loans, have been satisfied on the date of such funding.

     Section 2.2. Facility Fee. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a facility fee calculated at the rate of 0.1875% per annum on the average daily amount by which the Total Commitment exceeds the outstanding principal amount of Loans during each calendar quarter or portion thereof commencing on the date hereof and ending on the Advance Termination Date; provided, however, that from and after the Revolving Credit Termination Date and ending on the Advance Termination Date, such fee shall be calculated at the rate of 0.1875% per annum on the average daily amount by which the Tenant Improvement Reserve exceeds the outstanding principal amount of Loans disbursed pursuant to Section 5.6 from the Tenant Improvement Reserve. The facility fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, or on any earlier date on which the Commitments shall be reduced or shall terminate as provided in Section 2.3, with a final payment on the Advance Termination Date.

     Section 2.3.  Reduction of Commitment.   The Borrower shall have the
right at any time and from time to time upon five Business Days' prior written notice to the Agent to reduce by $1,000,000 or an integral multiple of $1,000,000 in excess thereof or to terminate entirely the unborrowed portion of the Commitments, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, any such reduction to be without penalty (unless such reduction requires
repayment of a Eurodollar Rate Loan).   Promptly after receiving any notice
of the Borrower delivered pursuant to this Section 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any facility fee under
Section 2.2 then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated. Notwithstanding the foregoing, in no event shall the aggregate Commitments be reduced to less than $200,000,000.00.

     Section 2.4. Notes. The Loans shall be evidenced by a single promissory note of the Borrower to each Bank in substantially the form of Exhibit A hereto (collectively, the "Notes"), dated as of the Closing Date and completed with appropriate insertions. Each such Note shall be payable to the order of each Bank in the principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes the Agent to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on the Agent's Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the Agent's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to each Bank, but the failure to record, or any error in so recording, any such amount on the Agent's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due. By delivery of the Notes, there shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the Indebtedness evidenced by the "Notes" described in the Original Revolving Credit Agreement or the Indebtedness evidenced by the "Notes" described in the Original Loan Agreement, which Indebtedness is instead allocated among the Banks as of the date hereof and evidenced by the Notes and their respective Commitment Percentages and the Banks shall as of the date hereof make such adjustments to the outstanding Loans so that such outstanding Loans are consistent with their respective Commitment Percentages.

     Section 2.5.  Interest on Loans.

          (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is converted to a Eurodollar Rate Loan at a rate per annum equal to the Base Rate.

          (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the sum of the Eurodollar Rate determined for such Interest Period plus one and sixty-five one-hundredths percent (1.65%).

          (c) The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

          (d) Base Rate Loans and Eurodollar Rate Loans may be converted to Loans of the other Type as provided in Section 4.1.

     Section 2.6.  Requests for Loans.

          (a) Except with respect to the initial Loan funded at the Closing Date, the Borrower shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in writing in the form of Exhibit B hereto) of each Loan requested hereunder (a "Loan Request") no less than five (5) Business Days prior to the proposed Drawdown Date. The Borrower shall not make a Loan Request more frequently than two (2) times each month. Each such notice shall specify with respect to the requested Loan the proposed principal amount, Drawdown Date, Interest Period (if applicable) and Type. Each such notice shall also contain (i) a statement as to the purpose for which such advance shall be used (which purpose shall be in accordance with the terms of Section 5.6 or Section 7.11, as applicable),
(ii) in the case of any advance relating to any Capital Improvement Project for a Mortgaged Property or a Mezzanine Property, a certification from the Borrower that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Mortgaged Property or Mezzanine Property, as applicable, have been paid (or will be paid from the proceeds of the requested advance) all amounts due for such labor and materials, and if requested by the Agent, delivery to the Agent of affidavits, lien waivers or other evidence reasonably satisfactory to the Agent evidencing the same, and
(iii) a certification by the chief financial or chief accounting officer of the Borrower that the Borrower and the Guarantor are and will be in compliance with all of their respective covenants under the Loan Documents after giving effect to the making of such Loan. With respect to any Loan proposed to be funded after the initial Loan funded at the Closing Date, the Borrower shall have complied with all requirements set forth in Section 5.4 and the Majority Banks shall have granted their consent to and accepted the additional Collateral for such Loan in accordance with the terms and conditions of Section 5.4.

          (b) Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Except as provided in this Section 2.6, each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Banks on the proposed Drawdown Date, provided that, in addition to the Borrower's other remedies against any Bank which fails to advance its proportionate share of a requested Loan, such Loan Request may be revoked by the Borrower by notice received by the Agent no later than the Drawdown Date if any Bank fails to advance its proportionate share of the requested Loan in accordance with the terms of this Agreement, provided further that the Borrower shall be liable in accordance with the terms of this Agreement (including, without limitation, amounts due pursuant to Section 4.8) to any Bank which is prepared to advance its proportionate share of the requested Loan for any costs, expenses or damages incurred by such Bank as a result of the Borrower's election to revoke such Loan Request. Nothing herein shall prevent the Borrower or the funding Banks from seeking recourse against any Bank that fails to advance its proportionate share of a requested Loan (but not any other Bank) as required by this Agreement for the actual and consequential damages incurred by the Borrower (including, without limitation, amounts required to be paid under this Agreement by the Borrower to any Bank) and such funding Banks proximately caused by such Bank that has failed to advance its proportionate share, provided that in no event shall such Bank be liable for punitive or exemplary damages. The Borrower may without cost or penalty revoke a Loan Request by delivering notice thereof to each of the Banks no later than three (3) Business Days prior to the Drawdown Date. Each Loan Request shall be (a) for a Base Rate Loan in a minimum aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, or (b) for a Eurodollar Rate Loan in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof; provided, however, that there shall be no more than five (5) Eurodollar Rate Loans outstanding at any one time. In the event that the proceeds from such Loan are to be used for a purpose other than a Capital Improvement Project, then the Borrower shall provide to the Agent as soon as practicable thereafter such evidence as the Agent shall reasonably require to evidence that such funds have been used for such purpose (which evidence may include, without limitation, a closing statement).

     Section 2.7.  Funds for Loans.

          (a) Not later than 2:00 p.m. (Boston time) on the proposed Drawdown Date of any Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to Section 2.1. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Section 10 and
Section 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Banks by crediting such amount to the account of the Borrower maintained at the Agent's Head Office. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loans, including any additional Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Bank so failing or refusing, provided that the Borrower may by notice received by the Agent no later than the Drawdown Date refuse to accept any Loan which is not fully funded in accordance with the Borrower's Loan Request subject to the terms of Section 2.6. In the event of any such failure or refusal, the Banks not so failing or refusing shall be entitled to a priority secured position as against the Bank or Banks so failing or refusing for such Loans as provided in Section 12.4.

          (b) Unless Agent shall have been notified by any Bank prior to the applicable Drawdown Date that such Bank will not make available to Agent such Bank's pro rata share of a proposed Loan, Agent may in its discretion assume that such Bank has made such Loan available to Agent in accordance with the provisions of this Agreement and Agent may, if it chooses, in reliance upon such assumption make such Loan available to Borrower, and such Bank shall be liable to the Agent for the amount of such advance.

     Section 2.8.  Extension of Maturity Date.

          (a) Provided that no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option, to be exercised by giving written notice to the Agent in the form of Exhibit D hereto at least 90 days prior to the Maturity Date, subject to the terms and conditions set forth in this Agreement, to extend the Maturity Date by one
(1) year. The request by the Borrower for extension of the Maturity Date shall constitute a representation and warranty by the Borrower that all of the conditions set forth in this Section shall have been satisfied on the date of such request or shall be satisfied prior to the then existing Maturity Date.

          (b) The obligations of the Agent and the Banks to extend the Maturity Date shall be subject to the satisfaction of the following conditions precedent on or prior to the Maturity Date (without regard to any extension):

               (i) Payment of Extension Fee. The Borrower shall pay to the Agent for the pro rata accounts of the Banks in accordance with their respective Commitment Percentages an extension fee equal to fifteen-hundredths of one percent (0.15%) of the Total Commitment, which fee shall, when paid, be fully earned and non-refundable under any circumstances.

               (ii) No Default. On the date the Extension Request is given and on the Maturity Date (as determined without regard to such extension) there shall exist no Default or Event of Default.

               (iii) Representations and Warranties. The representations and warranties made by the Borrower, any of its Subsidiaries, the Guarantor, the Manager, the Member or the Property Owner in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith or after the date thereof shall have been true and correct in all material respects when made and (other than representations as to the Guarantor) shall also be true and correct in all material respects on the Maturity Date (as determined without regard to such extension) other than for changes in the ordinary course of business permitted by this Agreement that have not had any materially adverse affect on the business of any of such Persons.

               (iv) Appraisals. The Agent shall have received at Borrower's expense Appraisals or updates of prior Appraisals to determine the current Appraised Value and Designated Collateral Value of the Mortgaged Property and the Mezzanine Property, which Appraisals shall be ordered, reviewed and approved as provided in Section 5.2(a). The aggregate outstanding principal amount of the Loans shall be reduced to an amount such that the aggregate outstanding principal amount of the Loans does not exceed the Designated Collateral Value (as most recently determined based upon the Appraisals obtained pursuant to this Section 2.8).

     Section 2.9. Termination of Advances. Notwithstanding anything in this Agreement to the contrary, the Borrower shall have no right to obtain from the Banks, and the Banks shall have no obligation to lend to Borrower, any additional sums under this Agreement after the Advance Termination Date.

     Section 3.  REPAYMENT OF THE LOANS.

     Section 3.1. Stated Maturity. The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

     Section 3.2.  Mandatory Prepayments.

          (a) Except with the prior written approval of the Majority Banks, which approval may be withheld in the sole and absolute discretion of the Majority Banks, if at any time the outstanding principal amount of the Mezzanine Mortgage Loan is prepaid in full, whether voluntarily, involuntarily or as the result of an acceleration of the maturity date thereof, all of the outstanding Obligations together with any and all accrued but unpaid interest thereon and prepayment fees shall become absolutely due and payable. For the purposes hereof, and without limiting the generality of the foregoing, the Mezzanine Mortgage Loan shall be deemed to have been prepaid in the event that (i) a Nomura Mortgage or the Nomura Mortgages are assigned by the holder thereof to a new holder for the purpose of facilitating a refinance of the indebtedness secured thereby or (ii) the Property Owner defeases the Mezzanine Mortgage Loan as permitted by Section
2.3.3 of the Mezzanine Mortgage Loan Agreement.

          (b) If at any time there shall occur, whether voluntarily, involuntarily or by operation of law, a sale, transfer, assignment, conveyance, option or other disposition of, or any mortgage, hypothecation, encumbrance, financing or refinancing of (i) any assets or properties of the Property Owner, except for the Mezzanine Mortgage Loan and releases of the Mezzanine Property in accordance with the terms of this Agreement, and except as provided in Section 7.23(a) with respect to the replacement of fixtures, equipment, machinery and other personal property by the Property Owner in connection with the operation of the Mezzanine Property in the ordinary course of business, (ii) any of the Mezzanine Collateral, (iii) any other assets or properties of the Manager or the Member, (iv) any direct or indirect interest of either Borrower, the Manager or the Member in the Property Owner, (v) any direct or indirect interest of the Member in the Manager, or (vi) any direct or indirect interest of Borrower in the Member, all of the Obligations outstanding on such date, together with any and all accrued but unpaid interest thereon and prepayment fees, shall become absolutely due and payable. A pledge or transfer by WWP of its interest in the Borrower to the Secured Mezzanine Loan Agreement Lenders shall not cause a mandatory prepayment under this Section 3.2(b).

     Section 3.3. Optional Prepayments. The Borrower shall not have the right at any time prior to December 15, 1998 to prepay the Loans, as a whole or in part. At any time after December 15, 1998, the Borrower shall have the right, at the Borrower's election, to prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium; provided, that the full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this Section 3.3 may be made only on the last day of the Interest Period relating thereto except as otherwise required pursuant to Section 4.7 unless payment is first made of any amounts payable pursuant to Section 4.8. The Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least three (3) Business Days prior written notice of any prepayment pursuant to this Section 3.3 of any Base Rate Loans and at least four Eurodollar Business Days notice of any proposed repayment pursuant to this Section 3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of payment of Loans and the principal amount to be paid.

     Section 3.4. Partial Prepayments. Each partial prepayment of the Loans under Section 3.3 shall be in an integral multiple of $100,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment and, after payment of such interest, shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans.

     Section 3.5.  Effect of Prepayments.  Amounts of the Loans prepaid under
Section 3.3 prior to the Revolving Credit Termination Date may be reborrowed as provided in Section 2. Notwithstanding anything herein to the contrary, amounts of the Loans prepaid after the Revolving Credit Termination Date may not be reborrowed.

     Section 4.  CERTAIN GENERAL PROVISIONS.

     Section 4.1.  Conversion Options.

          (a) The Borrower may elect from time to time to convert any outstanding Loan to a Loan of another Type and such Loan shall thereafter bear interest as a Base Rate Loan or a Eurodollar Rate Loan, as applicable; provided that (i) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least three Business Days' prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such Eurodollar Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least four Eurodollar Business Days' prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof and, after giving effect to the making of such Loan, there shall be no more than five (5) Eurodollar Rate Loans outstanding at any one time; and (iii) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of the outstanding Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Base Rate Loan in an aggregate principal amount of less than $1,000,000 or a Eurodollar Rate Loan in an aggregate principal amount of less than $2,000,000 and that the aggregate principal amount of each Loan shall be in an integral multiple of $100,000. On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. Each Conversion Request relating to the conversion of a Base Rate Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

          (b) Any Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of Section 4.1; provided that no Eurodollar Rate Loan may be continued as such when any Default of the type described in subsections (a),
(b), (c) or (d) of Section 12.1 or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

          (c) In the event that the Borrower does not notify the Agent of its election hereunder with respect to any Loan, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

     Section 4.2. Closing Fee. The Borrower has paid to BKB and Goldman a closing fee as specified in the Agreement Regarding Fees. BKB and Goldman shall pay on the Closing Date to the other Banks a closing fee in accordance with their separate agreement.

     Section 4.3. Agent's Fee. The Borrower shall pay to the Agent, for the Agent's own account, an Agent's fee as specified in the Agreement Regarding Fees.

     Section 4.4.  Funds for Payments.

          (a) All payments of principal, interest, facility fees, Agent's fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, as the case may be, at the Agent's Head Office, not later than 12:00 noon (Boston time) on the day when due, in each case in immediately available funds. The Agent is hereby authorized to charge the account of the Borrower with BKB, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Banks under the Loan Documents.

          (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

     Section 4.5. Computations. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount.

     Section 4.6. Inability to Determine Eurodollar Rate. In the event that, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans and (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

     Section 4.7. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Bank or its Eurodollar Lending Office shall assert that it is unlawful, for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Banks to make Eurodollar Rate Loans or convert Loans of another type to Eurodollar Rate Loans shall forthwith be suspended and (b) the Eurodollar Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law.

     Section 4.8. Additional Interest. If any Eurodollar Rate Loan or any portion thereof is repaid or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such Eurodollar Rate Loan, the Borrower will pay to the Agent upon demand for the account of the Banks in accordance with their respective Commitment Percentages, in addition to any amounts of interest otherwise payable hereunder, any amounts required to compensate the Banks for any losses, costs or expenses which may reasonably be incurred as a result of such payment or conversion, including, without limitation, an amount equal to daily interest for the unexpired portion of such Interest Period on the Eurodollar Rate Loan or portion thereof so repaid or converted at a per annum rate equal to the excess, if any, of (a) the interest rate calculated on the basis of the Eurodollar Rate applicable to such Eurodollar Rate Loan minus (b) the yield obtainable by the Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date most closely approximating the last day of such Interest Period (it being understood that the purchase of such securities shall not be required in order for such amounts to be payable and that a Bank shall not be obligated or required to have actually obtained funds at the Eurodollar
Rate).

     Section 4.9. Additional Costs, Etc. Notwithstanding anything herein to the contrary, if any future applicable law or any amendment or modification of present applicable law which expression, as used herein, includes statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

          (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank under this Agreement or the other Loan Documents, or

          (c) impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank beyond those in effect as of the date hereof, or

          (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part; and the result of any of the foregoing is

               (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment, or

               (ii) to reduce the amount of principal, interest or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment or any of the Loans, or

               (iii) to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within fifteen (15) days of demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as such Bank or the Agent shall determine in good faith to be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Bank and the Agent in determining such amounts may use any reasonable averaging and attribution methods, generally applied by such Bank or the Agent.

     Section 4.10. Capital Adequacy. If after the date hereof any Bank determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements of general application for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Bank or its parent bank holding company with any future guideline, request or directive of any such entity regarding capital adequacy or any amendment or change in interpretation of any existing guideline, request or directive (whether or not having the force of law), has the effect of reducing the return on such Bank's or such holding company's capital as a consequence of such Bank's commitment to make Loans hereunder to a level below that which such Bank or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Bank to be material, then such Bank may notify the Borrower thereof. The Borrower agrees to pay to such Bank the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Bank of a statement of the amount setting for the Bank's calculation thereof. In determining such amount, such Bank may use any reasonable averaging and attribution methods, generally applied by such Bank or the Agent.

     Section 4.11. Indemnity of Borrower. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, or (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request; provided, however, that the Borrower shall not be required to so indemnify any Bank pursuant to clause (b) above which fails or refuses to fund its proportionate share of a Loan in accordance with the terms of this Agreement.

     Section 4.12. Interest on Overdue Amounts; Late Charge. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest payable on demand at a rate per annum equal to four percent (4.0%) above the Base Rate from the date due until such amount shall be paid in full (after as well as before judgment). In addition, the Borrower shall pay a late charge equal to three percent (3.0%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the Loan Documents, which is not paid within ten days of the date when due.

     Section 4.13.  Intentionally Omitted.

     Section 4.14. Certificate. A certificate setting forth any amounts payable pursuant to Section 4.8, Section 4.9, Section 4.10, Section 4.11 or
Section 4.12 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive in the absence of manifest error.

     Section 4.15. Limitation on Interest. Notwithstanding anything in this Agreement to the contrary, all agreements between the Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between the Borrower and the Banks and the Agent.

     Section 4.16. Certain Provisions Relating to Increased Costs. If any Bank requests compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of Section 4.9 or Section 4.10, then, upon request of Borrower, such Bank shall use reasonable efforts in a manner consistent with such institution's practice in connection with loans like the Loan to eliminate, mitigate or reduce amounts that would otherwise be payable by Borrower under the foregoing provisions, provided that such action would not be otherwise prejudicial to such Bank, including, without limitation, by designating another of such Bank's offices, branches or affiliates; the Borrower agreeing to pay all reasonably incurred costs and expenses incurred by such Bank in connection with any such action. Notwithstanding anything to the contrary contained herein, if no Default or Event of Default shall have occurred and be continuing, and if any Bank has requested payment or compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of Section 4.9 or Section 4.10 (each, an "Affected Bank"), then, within thirty (30) days after such request for payment or compensation, Borrower shall have the one-time right as to such Affected Bank, to be exercised by delivery of written notice delivered to the Agent and the Affected Bank within thirty (30) days of receipt of such notice, to elect to cause the Affected Bank to transfer its Commitment. The Agent shall promptly notify the remaining Banks that each of such Banks shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Commitment of the Affected Bank (or if any of such Banks does not elect to purchase its pro rata share, then to such remaining Banks in such proportion as approved by the Agent). In the event that the Banks do not elect to acquire all of the Affected Bank's Commitment, then the Agent shall endeavor to obtain a new Bank to acquire such remaining Commitment. Upon any such purchase of the Commitment of the Affected Bank, the Affected Bank's interest in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Affected Bank shall promptly execute all documents reasonably requested to surrender and transfer such interest. The purchase price for the Affected Bank's Commitment shall equal any and all amounts outstanding and owed by Borrower to the Affected Bank, including principal and all accrued and unpaid interest or fees.

     Section 5.  COLLATERAL SECURITY.

     Section 5.1. Collateral. The Obligations shall be secured by (i) a perfected first priority lien or security title to be held by the Agent for the benefit of the Banks in the Mortgaged Property pursuant to the terms of the Security Deeds, (ii) a perfected first priority security interest to be held by the Agent for the benefit of the Banks in the Leases for the Mortgaged Property pursuant to the Assignments of Rents and Leases, (iii) the Indemnity Agreement, (iv) a perfected first priority security interest to be held by the Agent for the benefit of the Banks in the Equity Interests pursuant to the terms of the Assignment of Interests, (v) a perfected first priority lien to be held by the Agent for the benefit of the Banks in cash and Short-term Investments of the Borrower from time to time pledged to the Agent pursuant to one or more Pledge Agreements, (vi) a perfected first priority security interest to be held by the Agent for the benefit of the Banks in the collateral described in the Cash Collateral Agreement, and (vii) such additional collateral, if any , as the Agent may from time to time accept as security for the Obligations with the consent of the Majority Banks, which consent may be given or withheld in the sole discretion of the Majority Banks. The Obligations shall also be guaranteed pursuant to the Guaranty.

     Section 5.2.  Appraisals.

          (a) The Agent on behalf of the Banks shall require Appraisals of each of the Mortgaged Property and the Mezzanine Property in the event that the Borrower exercises its extension option pursuant to Section 2.8, which will be ordered by the Agent and reviewed and approved by the appraisal departments of the Majority Banks, in order to determine the current Appraised Value of the Mortgaged Property and the Mezzanine Property, and the Borrower shall pay to the Agent on demand all reasonable costs of all such Appraisals; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing and regulatory requirements of any Bank generally applicable to real estate loans of the category made under this Agreement as reasonably interpreted by such Bank shall not require more frequent Appraisals, and except as required with respect to the addition of Eligible Real Estate as a Mortgaged Property under Section 5.4, the Borrower shall not be required to pay for an Appraisal of a particular Mortgaged Property or Mezzanine Property except in connection with such extension request.

          (b) Notwithstanding the provisions of Section 5.2(a), the Agent may obtain Appraisals or perform internal studies updating and revising prior Appraisals with respect to the Mortgaged Property and the Mezzanine Property or such portion thereof as the Majority Banks shall determine, for the purpose of determining the current Appraised Value of the Mortgaged Property and the Mezzanine Property at any time following a partial condemnation of or uninsured casualty to a Mortgaged Property or a Mezzanine Property (provided that such Appraisal shall be limited to the affected property). The expense of such Appraisals and updates performed pursuant to this Section 5.2(b) shall be borne by the Borrower.

     Section 5.3.  Release of Collateral.

          (a) Provided no Default or Event of Default shall have occurred hereunder and be continuing (or would exist immediately after giving effect to the transactions contemplated by this Section 5.3), the Agent shall release a Mortgaged Property or other Collateral from the lien of the Security Documents encumbering the same upon the request of the Borrower and upon the following terms and conditions (provided that a release of a Mezzanine Property shall be governed by the provisions of Section 5.3(b)):

               (i) The Borrower shall deliver to the Agent written notice of its desire to obtain each such release no later than fifteen (15) days prior to the date on which each such release is to be effected together with evidence satisfactory to the Agent that such release is to facilitate a sale of such Mortgaged Property or other Collateral to an unrelated third party in a bona-fide arms-length transaction for a cash sales price; and

               (ii) The Borrower shall submit to the Agent with such request a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Agent under Section 6.4 or Section 7.4 adjusted in the best good faith estimate of the Borrower to give effect to the proposed release and demonstrating that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such release; and

               (iii) The Borrower shall pay all reasonable costs and expenses of the Agent in connection with such release, including without limitation, reasonable attorney's fees and disbursements; and

               (iv) The Borrower shall pay to the Agent for the account of the Banks, which payment shall be applied to reduce the outstanding principal balance of the Loans, a release price equal to one hundred twenty percent (120%) of the Designated Collateral Value of such Collateral. In the event of a release pursuant hereto, the amount available to be borrowed against the Collateral remaining after such release shall be reduced by an amount equal to twenty percent (20%) of the Designated Collateral Value of the Collateral so released without reducing the Designated Collateral Value of the remaining Mortgaged Properties or other Collateral for purposes of calculating release prices. Notwithstanding the foregoing, (A) the vacant land described on
     Schedule 5.3(a) hereto
     comprising part of the Mortgaged Property commonly known as Point View and (B) the farm house improvements at the Mortgaged Property commonly known as 180/188 Mt. Airy Road subject to the purchase option contained in Paragraph 33 of that certain Agreement between Fidelity Union Bank, as ancillary trustee for Mellon Bank, N.A., as trustee for Westinghouse Master Trust Fund, as landlord, and Mt. Airy Associates/ Management, as tenant, dated November 8, 1982, shall be released upon the payment to the Agent for the account of the Banks an amount (without premium) equal to eighty percent (80%) of the gross sales proceeds less reasonable and customary closing costs from such sale, the Mortgaged Property commonly known as 74 Turner Street shall be released upon the payment to the Agent for the account of the Banks an amount (without premium) equal to twenty-four percent (24%) of the gross sales proceeds less reasonable and customary closing costs from such sale (the "74 Turner Release Price"), and the vacant land described on Schedule 5.3(b) hereto comprising part of the Mortgaged Property commonly known as Greenbrook Corporate Center shall be released upon the payment to the Agent for the account of the Banks an amount (without premium) equal to the amount allocated to such vacant land in the Appraisal of such Mortgaged Property (as most recently determined pursuant to this Agreement) upon the sale of such land to an unrelated third party, provided that the Borrower shall submit to the Agent with the request for the release of the Point View and Greenbrook Corporate Center land, 74 Turner Street or such improvements at Mt. Airy (A) a survey satisfactory to Agent showing such land that Borrower desires to release from the Security Documents and such other evidence as Agent may reasonably require to show the availability of unrestricted (whether by private agreement or governmental provision) direct access to public roads and utilities from all unreleased portions of such Mortgaged Property, (B) a certification from Borrower that the conveyance by Borrower of such land which is requested to be released will not violate the terms of any lease, agreement, ordinance or restriction by which such Mortgaged Property is subject (and, with respect to the release of 74 Turner Street, any lease, agreement, ordinance or restriction by which the Mezzanine Property commonly known as 128 Technology Center is subject) and, with respect to the release of 74 Turner Street, a certification from an appropriate licensed professional that the Mezzanine Property commonly known as 128 Technology Center satisfies all zoning requirements applicable thereto, including without limitation, parking requirements without utilization of 74 Turner Street, and (C) evidence of the proper subdivision of the property to be released. Such payments shall be applied to reduce the outstanding principal balance of the Loans; provided, that the Borrower shall not be required to make a payment which would reduce the principal balance below zero. Upon the release of 74 Turner Street, the Designated Collateral Value for the Mezzanine Property commonly known as 128 Technology Center shall be reduced by the amount of the 74 Turner Release Price.

     (b) Provided no Default or Event of Default shall have occurred hereunder or the other Loan Documents and be continuing (or would exist immediately after giving effect to the transactions contemplated by this
Section 5.3), the Property Owner may from time to time release a Mezzanine Property from the lien of the Nomura Mortgage encumbering the same, and thereafter (or concurrently) sell, transfer or otherwise convey such Mezzanine Property to a third party, without thereby requiring the prepayment of the outstanding Obligations as provided in Section 3.2 upon the request of the Borrower and upon the following terms and conditions:

               (i) The Borrower shall deliver to the Agent written notice of Property Owner's desire to obtain each such release no later than fifteen (15) days prior to the date on which each such release is to be effected together with evidence satisfactory to the Agent that such release is to facilitate a sale of such Mezzanine Property to an unrelated third party in a bona-fide arms-length transaction for a cash sales price or a bona-fide refinance and that such release is in compliance with the requirements of the Mezzanine Mortgage Loan Documents (or has otherwise been consented to by the Mezzanine Mortgagee); and
               (ii) The Borrower shall submit to the Agent with such request a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Agent under Section 6.4 or Section 7.4 adjusted in the best good faith estimate of the Borrower to give effect to the proposed release and demonstrating that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such release; and

               (iii) The Borrower shall pay all reasonable costs and expenses of the Agent in connection with such release, including without limitation, reasonable attorney's fees and disbursements; and

               (iv) The Borrower shall pay to the Agent for the account of the Banks, which payment shall be applied to reduce the outstanding principal balance of the Loans, a release price for such property as set
     forth on Schedule 6.4.   In the event of a release pursuant hereto, the
     amount available to be borrowed against the collateral remaining for the Loans after such release shall be reduced by an amount equal to twenty percent (20%) of the Designated Collateral Value of the Collateral so released without reducing the Designated Collateral Value of such remaining collateral for the purposes of calculating release prices or the release prices set forth on Schedule 6.4; provided that upon a release of the Mezzanine Property commonly known as 201 University, the amount available to be borrowed against the balance of the Mezzanine Collateral remaining for the Loan shall be reduced by the sum of $48,465.00, provided further that such reduction shall not reduce the release prices set forth on Schedule 6.4. Such payments shall be applied to reduce the outstanding principal balance of the Loans; provided, that the Borrower shall not be required to make a payment which would reduce the principal balance below zero; and

          (b) No release of a Mortgaged Property from the lien of the Security Documents encumbering the same or the release of any other Collateral or Mezzanine Property shall be granted by Lender prior to December 15, 1998, unless the release payment applicable thereto pursuant to Section 5.3(a) or Section 5.3(b) hereinabove shall be deposited into an account of the Agent or other cash collateral vehicle acceptable to Agent in its sole discretion, which shall be pledged to the Agent, pursuant to documentation acceptable to Agent in its sole discretion, for the account of the Banks as security for the Obligations and which shall not be applied against or reduce the Outstanding Loans, unless the Agent shall otherwise so elect in its sole discretion.

     Section 5.4.  Additional Collateral.

          (a) The Borrower shall have the right subject to the terms hereof to add to the Collateral any other Real Estate that is owned by the Borrower and which is not security for any other Indebtedness. Such addition shall be completed by the execution and delivery to the Agent of each of the Eligible Real Estate Qualification Documents. Notwithstanding the foregoing, the addition of such Collateral shall not increase the Designated Collateral Value or the amounts available to be borrowed by the Borrower unless each of the following conditions shall be satisfied:

               (i) if such proposed collateral is Real Estate, such Real Estate shall be Eligible Real Estate;

               (ii) no Default or Event of Default shall have occurred or exist or would occur or exist if such asset were included within the Collateral and the requested Loan fully funded, including, without limitation, under Section 9.1;

               (iii) the Borrower shall have executed and delivered to the Agent all Eligible Real Estate Qualification Documents or other instruments, documents, or agreements, including Uniform Commercial Code financing statements, as the Agent shall deem necessary or desirable to perfect a first priority security interest in, or lien on, such Collateral, all of which instruments, documents or agreements shall be in form and substance satisfactory to the Agent in its sole discretion; and

               (iv) the Agent, on behalf of the Banks, shall have received any other appraisals, surveys, rent rolls, environmental reports, title insurance reports, certificates, opinions or other information or documentation with respect to the Collateral as the Agent, in its sole discretion, shall deem necessary or desirable.

     The Borrower acknowledges that the decision of the Majority Banks to grant or withhold their consent to the acceptance of additional Collateral under this Section 5.4 shall be based entirely on such factors as the Majority Banks deem relevant in their sole discretion, including, without limitation, those enumerated in clauses (i) through (iv) hereinabove, and such consent may be granted or withheld solely at the discretion of the Majority Banks; provided, however, that if the such Real Estate is a Stabilized Property, acceptance of such Real Estate shall be subject only to the satisfaction of the terms of Section 5.4(a)(ii), (iii) and (iv).

          (b) In connection with each such addition, the Borrower shall pay to the Agent the reasonable out-of-pocket costs and expenses (including reasonable attorney's fees and expenses) of the Agent in connection with the addition of such Collateral.

          (c) In no event shall the acquisition cost of any Mortgaged Property or the Equity Interests exceed $40,000,000.00.
     Section 5.5. Holdback. The Banks have required that Borrower reserve from the amounts available to be borrowed under this Agreement an amount necessary to cover (a) eighty percent (80%) of the corporate general and administrative costs of the Borrower, and (b) eighty percent (80%) of the operating expenses for each Non-Stabilized Property for which net operating income from such property is insufficient to cover (such amount pursuant to clause (b) is hereinafter referred to as the "Negative Carry") as reasonably determined by the Borrower subject to the approval of the Agent in an amount to cover all such costs for a period of eighteen (18) months; provided that in the event that as of any date of determination such amount shall not have been determined as so provided, then such amount shall be as reasonably determined by Agent (such amount is hereafter referred to as the "Holdback"). Amounts reserved under the Holdback shall not bear interest until disbursed. The Borrower may request a disbursement of amounts reserved pursuant to the Holdback to pay such costs as such costs are incurred, but at no time shall the amount of the Holdback be less than an amount sufficient to cover such cost and expenses for a period of six (6) months, and the Borrower shall take such actions as are necessary (including the prepayment of the Loan to reinstate the Holdback to such minimum level if it should ever fall below such level). The Holdback described in Section 5.5(a) shall be allocated pro rata among all Non-Stabilized Properties that also have a Holdback described in Section 5.5(b). At such time as a Non-Stabilized Property shall become a Stabilized Property, the Holdback for such Non-Stabilized Property shall be eliminated, provided that any Holdback for corporate general and administrative costs shall be re-allocated among the remaining Non-Stabilized Properties that also have a Holdback described in Section 5.5(b) pro rata based upon their respective Designated Collateral Values. As of the date of this Agreement, the Holdback is $3,957,601.60. The Holdback shall be determined by the Agent for each additional Mortgaged Property that is included as Collateral which is a Non-Stabilized Property at the time such Mortgaged Property is added to the Collateral. At such time as the Borrower shall deliver to the Agent evidence satisfactory to the Agent that the "Holdback" under the Secured Mezzanine Loan Agreement is no longer required pursuant to the terms of the last sentence of Section 5.5 thereof, the Holdback shall no longer be required under this Agreement.

     Section 5.6. Disbursement of Tenant Improvement Reserve. Amounts from the Tenant Improvement Reserve shall be available to be disbursed hereunder for Tenant Improvement Projects and Leasing Commissions. With respect to Loan Requests for Loans to fund Tenant Improvement Projects or Leasing Commissions, Loans shall be made on the following basis:

          (a) prior to any disbursements from the Tenant Improvement Reserve, the Borrower shall submit to the Agent for approval by the Majority Banks the proposed Lease to which the Tenant Improvement Project and/or Leasing Commission relate and a separate budget for such proposed Tenant Improvement Project and Leasing Commission (a "Building Capital Project Budget") setting forth the total cost required to construct the Tenant Improvement Project to be constructed by the Borrower pursuant to such Lease (such cost is hereinafter referred to as the "Total Cost") and the Leasing Commissions with respect to such Lease;
          (b) upon written approval by the Majority Banks in their sole and absolute discretion of a Lease and the corresponding Building Capital Project Budget, the Borrower may thereafter submit Loan Requests for Tenant Improvement Projects with respect to the applicable Mortgaged Property which Loan Requests shall separately identify the Mortgaged Property and the Tenant Improvement Project for which funds are requested and shall identify that portion of the Total Cost that has been drawn and the amount of the Total Cost remaining to be drawn (separately identifying amounts drawn under this Agreement and amounts drawn by WWP under the Secured Mezzanine Loan Agreement) and a certification that the amount of the Total Cost remaining to be drawn (including amounts available to be drawn pursuant to the Secured Mezzanine Loan Agreement with respect thereto) together with equity funds to be provided by Borrower will be sufficient to cause the Tenant Improvement Project to be completed in full; provided that prior to the initial disbursement with respect to a Tenant Improvement Project, the Borrower shall provide to the Agent evidence satisfactory to the Agent that Borrower has paid from equity twenty-five percent (25%) of the amounts identified in the Building Capital Project Budget for such Tenant Improvement Project;

          (c) upon compliance with all terms and conditions set forth in this Agreement with respect to advances of the Loans including, without limitation, the terms and conditions in Section 2.6 and this Section 5.6, Loan Requests for Tenant Improvement Projects for work in place will be funded in accordance with the applicable Building Capital Project Budget; provided, however, if the Agent in its sole and absolute discretion determines at any time that the cost of completing a Tenant Improvement Project is in excess of the amount remaining with respect thereto in the Building Capital Project Budget and equity funds provided by Borrower, no additional advances with respect to such Tenant Improvement Project shall be made unless the Borrower shall provide such funds as the Agent in its sole and absolute discretion determines are necessary to fully complete such Tenant Improvement Project in accordance with the terms of this Section 5.6;

          (d) amounts disbursed for any approved Tenant Improvement Project shall be an amount not to exceed, under any circumstances, the costs and expenses actually incurred by the Borrower with respect thereto notwithstanding the approval by the Agent of the Total Cost thereof or the amounts set forth in any Building Capital Project Budget with respect thereto;

          (e) the Borrower shall construct each Tenant Improvement Project in a good and workmanlike manner and in compliance with all applicable laws and complete the approved Tenant Improvement Project within the time periods and as required by, and in accordance with, the Lease with respect thereto;

          (f) amounts disbursed for Leasing Commissions shall be an amount not to exceed, under any circumstances, the commission actually incurred by Borrower which is reasonable and customary for a licensed real estate broker in the market area in which the Mortgaged Property is located;
          (g) with respect to a Loan Request to pay any portion of the Leasing Commissions, Borrower shall provide evidence as reasonably requested by the Agent that such Leasing Commissions are then due and payable or have been properly paid; provided that prior to the initial disbursement with respect to a Leasing Commission, the Borrower shall provide to the Agent evidence satisfactory to the Agent that Borrower has paid from equity twenty-five percent (25%) of the amounts identified in the Building Capital Project Budget for such Leasing Commission; and

          (h) with respect to each Loan Request for Tenant Improvement Projects or Leasing Commissions, the Borrower shall provide the Agent with such additional documents, certificates, lien waivers and affidavits as the Agent may reasonably request.


     Section 6.  REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to the Agent and the Banks as follows.

     Section 6.1.  Corporate Authority, Etc.

          (a) Incorporation; Good Standing. The Borrower is a limited liability company duly organized pursuant to its organizational documents and amendments thereto filed with the Secretary of State of Delaware and is validly existing and in good standing under the laws of the State of Delaware. WWP is a limited liability company duly organized pursuant to its organizational documents and amendments thereto filed with the Secretary of State of Delaware and is validly existing and in good standing under the laws of the State of Delaware. Wellsford Commercial is a Maryland real estate investment trust duly organized pursuant to its organizational documents and amendments thereto filed with the Secretary of State of Maryland and is validly existing and in good standing under the laws of the State of Maryland. WHWEL is a limited partnership duly organized pursuant to its organizational documents and amendments thereto filed with the Secretary of State of Delaware and is validly existing and in good standing under the laws of the State of Delaware. The Member is a limited liability company duly organized pursuant to its organizational documents and amendments thereto filed with the Secretary of State of Delaware and is validly existing and in good standing under the laws of the State of Delaware. Manager is a limited liability company duly organized pursuant to its organizational documents and amendments thereto filed with the Secretary of State of Delaware and is validly existing and in good standing under the laws of the State of Delaware. Property Owner is a limited liability company duly organized pursuant to its organizational documents and amendments thereto filed with the Secretary of Commonwealth of Massachusetts and is validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Each of the Borrower, the Member, the Property Owner and the Manager (i) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (ii) is in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where the Mortgaged Property or other Collateral held by it, or, as to Manager, Member and Property Owner, the Mezzanine Property and other Mezzanine Collateral held by it, is located and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a materially adverse effect on the business, assets or financial condition of such Person.

          (b) Subsidiaries. Without limiting the foregoing, each of the Subsidiaries of the Borrower and the Guarantor (i) is a corporation, limited partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where Mortgaged Property, Mezzanine Property or other Collateral held by it is located and in each other jurisdiction where a failure to be so qualified could have a materially adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary or any Guarantor. Neither the Property Owner, Manager nor Member has any Subsidiaries, other than those which own their respective interests in Property Owner.

          (c) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which any of the Borrower, the Member, the Manager, the Property Owner or the Guarantor are or are to become a party and the transactions contemplated hereby and thereby (i) are within the authority of the such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the articles of incorporation , bylaws, or other charter documents of, or any agreement or other instrument binding upon, such Person, or any of its properties, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of any such Person (other than those in favor of the Agent pursuant to the terms of the Loan Documents).

          (d) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which any of the Borrower, the Member, the Manager, the Property Owner or the Guarantor are or are to become a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     Section 6.2. Governmental Approvals. The execution, delivery and performance by the Borrower, the Member, the Manager, the Property Owner and the Guarantor of this Agreement and the other Loan Documents, as applicable, and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of the Security Documents in the appropriate records office with respect thereto.

     Section 6.3.  Title to Properties; Leases.  Except as indicated on
Schedule 6.3 hereto, the Borrower owns all of the assets reflected in the balance sheet of the Borrower as of the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.
The Property Owner owns all of the assets reflected in the balance sheet of the Property Owner dated as of the Balance Sheet Date, subject to no rights of others, including any rights of first refusal, right of first offer or other right to acquire, mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances, except the Mezzanine Mortgage Loan, the Permitted Liens, the rights of tenants as tenants only under the Leases reflected in the Rent Rolls for the Mezzanine Property and the right of first offer with respect to a sale of 201 University Avenue, Westwood Massachusetts.

     Section 6.4. Financial Statements. The Borrower has furnished to each of the Banks: (a) an unaudited balance sheet and an unaudited statement of income and cash flows of Borrower as of the Balance Sheet Date certified by the Borrower's chief financial or chief accounting officer to have been prepared in accordance with generally accepted accounting principles and to fairly present the financial condition of the Borrower as at the close of business on the dates thereof (subject to year-end adjustments); (b) an unaudited consolidated statement of operating income for the Mortgaged Property satisfactory in form to the Agent and certified by the Borrower's chief financial or accounting officer as fairly presenting the operating income for such parcels for such periods; and (c) the balance sheet of the Property Owner dated as of the Balance Sheet Date and an unaudited consolidated statement of operating income for the Mezzanine Property satisfactory in form to the Agent and certified by the Borrower's chief financial or accounting officer as fairly presenting the operating income for such parcels for such periods. Such balance sheet and statements of income, stockholder's equity and cash flows have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower and the Property Owner as of such dates and the results of the operations of the Borrower, the Mortgaged Property, the Property Owner and the Mezzanine Property for such periods. There are no liabilities, contingent or otherwise, of the Borrower or the Property Owner involving material amounts not disclosed in said financial statements and the related notes thereto as of their respective dates. The all-in acquisition costs of the Mortgaged Properties and the Mezzanine Property, the Designated Collateral Value as of the date hereof allocable thereto and the classification of such property as a Stabilized Property or Non-Stabilized Property are as set forth on Schedule 6.4 hereto.

     Section 6.5. No Material Adverse Changes. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Borrower, as shown on or reflected in the balance sheet of the Borrower, as of the Balance Sheet Date, or its consolidated statement of income or cash flows for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower. There has occurred no materially adverse change in the financial condition or business of the Property Owner as shown on or reflected in the balance sheet of the Property Owner as of the Balance Sheet Date, or its statement of income or cash flows for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Property Owner.

     Section 6.6. Franchises, Patents, Copyrights, Etc. The Borrower, the Member, the Property Owner, the Manager and the Guarantor possess all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others.

     Section 6.7. Litigation. Except as stated on Schedule 6.7 there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower, the Member, the Property Owner, the Manager, the Guarantor, the Mortgaged Property, the Mezzanine Collateral or the Mezzanine Property before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of such Person or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents or any of the Mezzanine Mortgage Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of such Person to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents. There are no judgments outstanding against or affecting the Borrower, the Guarantor or the Mortgaged Property in excess of $250,000.00, or against or affecting the Member, the Manager, the Property Owner, the Mezzanine Collateral or the Mezzanine Property.

     Section it u No Materially Adverse Contracts, Etc. None of the Borrower, the Member, the Property Owner, the Manager or the Guarantor is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of any such Person. None of the Borrower, the Member, the Property Owner, the Manager or the Guarantor is a party to any contract or agreement that has or is expected, in the judgment of the officers of such Person, to have any materially adverse effect on the business of any such Person.

     Section 6.9. Compliance with Other Instruments, Laws, Etc. None of the Borrower, the Member, the Property Owner, the Manager or the Guarantor is in violation of any provision of its charter or other organizational documents, by-laws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of such Person.

     Section 6.10. Tax Status. Each of the Borrower, the Member, the Property Owner, the Manager and the Guarantor (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers or members of each of the Borrower, the Member, the Property Owner, the Manager and the Guarantor know of no basis for any such claim.

     Section 6.11. No Event of Default. No Default or Event of Default has occurred and is continuing.

     Section 6.12. Holding Company and Investment Company Acts. None of the Borrower, the Member, the Property Owner, the Manager or the Guarantor is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

     Section 6.13. Absence of UCC Financing Statements, Etc. Except with respect to Permitted Liens, the Mezzanine Mortgage Loan Documents and the Loan Documents, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any property of the Borrower, the Member, the Property Owner or the Manager or rights thereunder.

     Section 6.14. Setoff, Etc. The Collateral and the rights of the Agent and the Banks with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance or other claim or demand, except Permitted Liens.

     Section 6.15. Certain Transactions. Except as disclosed in writing to the Agent, and except with respect to that certain Property Management Agreement between Property Owner and Northeast Real Estate Services LLC, dated May 15, 1998, none of the members, officers, trustees, directors, or employees of the Borrower, the Member, the Property Owner, the Manager or the Guarantor is a party to any transaction with each other (other than for services as employees, officers and directors and transactions solely between Guarantors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or such employee or, to the knowledge of such Person, any corporation, partnership, trust or other entity in which any member, officer, trustee, director, or any such employee has a substantial interest or is a member, officer, director, trustee or partner.

     Section 6.16. Employee Benefit Plans. The Borrower, the Member, the Property Owner, the Manager and each ERISA Affiliate are in compliance in all material respects with ERISA. There has been no Reportable Event with respect to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. There has been no institution of proceedings or any other action by PBGC, the Borrower, the Member, the Property Owner, the Manager or any ERISA Affiliate to terminate or withdraw or partially withdraw from any such Plan under any circumstances which could lead to material liabilities to PBGC or, with respect to a Multiemployer Plan, the "Reorganization" or "Insolvency" (as each such term is defined in ERISA) of any such Plan. To the best of the Borrower's knowledge, no "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any such Plan, and neither the consummation of the transactions provided for in this Agreement and compliance by the Borrower, the Member, the Property Owner, the Manager and the Guarantor with the provisions hereof and the other Loan Documents, nor the consummation of the transactions provided for in the Mezzanine Mortgage Loan Documents and compliance by the Property Owner with the provisions thereof, will involve any prohibited transaction.

     Section 6.17. ERISA Taxes. None of the Borrower, the Member, the Property Owner, the Manager nor any ERISA Affiliate thereof is currently and the Borrower has no reason to believe that any such Person or any ERISA Affiliate will become subject to any liability (other than routine expenses or contributions relating to the Plans set forth on Schedule 6.17, if timely paid), tax or penalty whatsoever to any person whomsoever, which liability, tax or penalty is directly or indirectly related to any Plans set forth on
Schedule 6.17 including, but not limited to, any penalty or liability arising under Title I or Title IV of ERISA, any tax or penalty resulting from a loss of deduction under Sections 404 and 419 of the Code, or any tax or penalty under Chapter 43 of the Code, except such liabilities, taxes or penalties (when taken as a whole) as will not have a material adverse effect on such Person or upon its financial condition, assets, business, operations, liabilities or prospects.

     Section 6.18. Plan Payments. The Borrower, the Member, the Property Owner, the Manager and each ERISA Affiliate has made full and timely payment of all amounts (i) required to be contributed under the terms of each Plan set forth on Schedule 6.17 and applicable law and (ii) required to be paid as expenses of each Plan set forth on Schedule 6.17. No Plan set forth on
Schedule 6.17 would have an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) if such Plan were terminated as of the date on which this representation and warranty is made.

     Section 6.19. Regulations U and X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     Section 6.20. Environmental Compliance. The Borrower or an affiliate or agent thereof has conducted or caused to be conducted Phase I environmental site assessments with respect to the past usage and condition of the Mortgaged Property and the Mezzanine Property and the operations conducted thereon, and is familiar with the present condition and usage of the Mortgaged Property and the Mezzanine Property and the operations conducted thereon and, based upon such reports and knowledge, makes the following representations and warranties.

          (a) With respect to the Mortgaged Property and the Mezzanine Property, none of the Borrower, the Member, the Property Owner, the Manager or the Guarantor or any operator of the Mortgaged Property or the Mezzanine Property, or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter "Environmental Laws"), which violation involves the Mortgaged Property or the Mezzanine Property, and would have a material adverse effect on the environment or the business, assets or financial condition of any such Person.

          (b) None of the Borrower, the Member, the Property Owner, the Manager or the Guarantor has received any notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C.
Section 9601(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that such Person, conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

          (c) With respect to the Mortgaged Property and the Mezzanine Property, except as specifically set forth in the environmental site assessment reports for the initial Mortgaged Property and the Mezzanine Property, each of which has been provided to the Agent on or before the date hereof or, in the case of Mortgaged Property acquired after the date hereof, the environmental site assessment reports with respect thereto provided to the Agent under Section 5.4:

          (i) no portion of the Mortgaged Property or the Mezzanine Property has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Mortgaged Property or the Mezzanine Property; (ii) in the course of any activities conducted by the Borrower, the Member, the Property Owner, the Manager, the Guarantor or the operators of its properties, no Hazardous Substances have been generated or are being used on the Mortgaged Property or the Mezzanine Property except in the ordinary course of business and in accordance with applicable Environmental Laws; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Substances on, upon, into or from the Mortgaged Property or the Mezzanine Property, or, to the best of the Borrower's knowledge, on, upon, into or from the other properties of Borrower, the Property Owner, the Manager or the Guarantor, which Release would have a material adverse effect on the value of any of the Mortgaged Property or the Mezzanine Property or adjacent properties or the environment; (iv) to the best of the Borrower's knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Mortgaged Property or the Mezzanine Property which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Mortgaged Property or the Mezzanine Property; and (v) to the best of Borrower's knowledge and belief, any Hazardous Substances that have been generated on any of the Mortgaged Property or the Mezzanine Property have been transported off-site only by carriers having an identification number issued by the EPA or approved by a state or local environmental regulatory authority having jurisdiction regarding the transportation of such substance and, to the best knowledge of the Borrower without independent investigation, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under all applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws.

          (d) None of the Borrower, the Member, the Property Owner, the Manager, the Guarantor, the Mortgaged Property nor the Mezzanine Property is required by any applicable Environmental Law to perform Hazardous Substances site assessments, or remove or remediate Hazardous Substances, or give notice to any governmental agency or to record or deliver to other Persons an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of the Security Deed or to the effectiveness of any other transactions contemplated hereby.

     Section 6.21. Subsidiaries. Schedule 6.21 sets forth all of the Subsidiaries of the Borrower. The form and jurisdiction of organization of each of the Subsidiaries, and the Borrower's ownership interest therein, is set forth in said Schedule 6.21.

     Section 6.22. Leases. The Borrower has delivered to the Agent true copies of the Leases and any amendments thereto relating to the Mortgaged Property and the Mezzanine Property.

     Section 6.23. Loan Documents. All of the representations and warranties made by or on behalf of the Borrower, the Member, the Property Owner, the Manager or the Guarantor in the Loan Documents to which it is a party or any document or instrument delivered to the Agent or the Banks pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and no such Person has failed to disclose such information as is necessary to make such representations and warranties not misleading.

     Section 6.24. Mortgaged Property and Mezzanine Property. The Borrower makes the following representations and warranties concerning each Mortgaged Property and Mezzanine Property:

          (a) Off-Site Utilities. All water, sewer, electric, gas, telephone and other utilities necessary for the use and operation of the Mortgaged Property and the Mezzanine Property are installed to the property lines of the Mortgaged Property and the Mezzanine Property through dedicated public rights-of-way or through perpetual private easements approved by the Agent with respect to which, in the case of the Mortgaged Property, the applicable Security Deed creates a valid and enforceable first lien and, except in the case of drainage facilities, are connected to the Building located thereon with valid permits and are adequate to service the Building in compliance with applicable law.

          (b) Access, Etc. The streets abutting the Mortgaged Property and the Mezzanine Property are dedicated and accepted public roads, to which the Mortgaged Property and the Mezzanine Property have direct access by trucks and other motor vehicles and by foot, or are perpetual private ways (with direct access by trucks and other motor vehicles and by foot to public roads) to which the Mortgaged Property and the Mezzanine Property have direct access approved by the Agent and with respect to which, in the case of the Mortgaged Property, the applicable Security Deed creates a valid and enforceable first lien. All private ways providing access to the Mortgaged Property and the Mezzanine Property are zoned in a manner which will permit access to the Building over such ways by trucks and other commercial and industrial vehicles.

           or Independent Building. Each Building is fully independent in all respects including, without limitation, in respect of structural integrity, heating, ventilating and air conditioning, plumbing, mechanical and other operating and mechanical systems, and electrical, sanitation and water systems, all of which are connected directly to off-site utilities located in public streets or ways or through insured perpetual private easements approved by the Agent. Each Building is located on a lot which is separately assessed for purposes of real estate tax assessment and payment. Each Building, all Building Service Equipment and all paved or landscaped areas related to or used in connection with each Building are, except as specifically disclosed on a Survey delivered to the Agent prior to the date hereof and except as disclosed in the Condominium Documents with respect to the Condominium only, located wholly within the perimeter lines of the lot or lots on which the Mortgaged Property or Mezzanine Property is located. Property Owner has not made any additions, alterations or improvements to the Mezzanine Property, nor have any other changes occurred with respect to the Mezzanine Property, from the last revision date of the survey of the Mezzanine Property delivered by Borrower to the Agent that in accordance with good surveying practices should be disclosed on an as-built survey of the Mezzanine Property.

          (d) Condition; No Asbestos. Except as may otherwise be specifically disclosed in any written engineering report furnished or caused to be furnished by the Borrower to the Agent prior to the date hereof, each Building is structurally sound, in good repair and free of material defects in materials and workmanship. All major building systems located within each Building, including without limitation heating, ventilating and air conditioning, electrical, sprinkler, plumbing or other mechanical systems, are in good working order and condition. No asbestos is located in or on any Building, except for nonfriable asbestos or contained friable asbestos which is being monitored and/or remediated in accordance with the recommendations of an Environmental Engineer.

          (e) Compliance with Law. Except as may otherwise be specifically disclosed on the face of any certificate of occupancy delivered to the Agent prior to the date hereof, each Building as presently constructed, used, occupied and operated does not violate any applicable federal or state law or governmental regulation, or any local ordinance, order or regulation, including but not limited to laws, regulations, or ordinances relating to zoning, building use and occupancy, subdivision control, fire protection, health, sanitation, safety, handicapped access, historic preservation and protection, tidelands, wetlands, flood control and Environmental Laws. Each Building complies with applicable zoning laws and regulations and is not a so-called non-conforming use. The zoning laws permit use of each Building for its current use. There is such number of parking spaces on the lot or lots on which each Building is located as is adequate under the zoning laws and regulations to permit use of each Building for its current use.

          (f) No Required Consents, Permits, Etc. None of the Borrower, the Member, the Property Owner, the Manager or the Guarantor has received notice of, or has knowledge of, any approvals, consents, licenses, permits, utility installations and connections (including, without limitation, drainage facilities), curb cuts and street openings, required by applicable laws, rules, ordinances or regulations or any agreement affecting the Mortgaged Property or the Mezzanine Property for the maintenance, operation, servicing and use of the Mortgaged Property or the Mezzanine Property or the Building for its current use which have not been granted, effected, or performed and completed (as the case may be), or any fees or charges therefor which have not been fully paid, or which are no longer in full force and effect. No such approvals, consents, permits or licenses (including, without limitation, any railway siding agreements) will terminate, or become void or voidable or terminable on any foreclosure sale of the Mortgaged Property pursuant to the Security Deed. To the best knowledge of the Borrower, there are no outstanding notices, suits, orders, decrees or judgments relating to zoning, building use and occupancy, fire, health, sanitation or other violations affecting, against, or with respect to, the Mortgaged Property or the Mezzanine Property or any part thereof.

          (g) Insurance. None of the Borrower, the Member, the Property Owner, the Manager or the Guarantor has received any notice from any insurer or its agent requiring performance of any work with respect to the Mortgaged Property or the Mezzanine Property or canceling or threatening to cancel any policy of insurance, and the Mortgaged Property and the Mezzanine Property comply with the requirements of all carriers of insurance on the Mortgaged Property and the Mezzanine Property.

          (h) Real Property Taxes; Special Assessments. There are no unpaid or outstanding real estate or other taxes or assessments on or against the Mortgaged Property or the Mezzanine Property or any part thereof which are payable by the Borrower or the Property Owner or any prior owner of the Mortgaged Property or the Mezzanine Property (except only real estate taxes or other taxes or assessments, that are not yet due and payable). The Borrower has delivered or caused to be delivered to the Agent, or has requested from the appropriate authorities and will deliver to the Agent promptly upon receipt, true and correct copies of real estate tax bills for the Mortgaged Property and the Mezzanine Property for the past three fiscal tax years. No abatement proceedings are pending with reference to any real estate taxes assessed against the Mortgaged Property or the Mezzanine Property. There are no betterment assessments or other special assessments presently pending with respect to any portion of the Mortgaged Property or the Mezzanine Property, and none of the Borrower, the Member, the Property Owner, the Manager or the Guarantor has received any notice of any such special assessment being contemplated.

          (i) Historic Status. No Building is a historic structure or landmark and no Building, Mortgaged Property or Mezzanine Property is located within any historic district pursuant to any federal, state or local law or governmental regulation.

          (j) Eminent Domain; Casualty. There are no pending eminent domain proceedings against the Mortgaged Property or Mezzanine Property or any part thereof, and, to the knowledge of the Borrower, no such proceedings are presently threatened or contemplated by any taking authority. No Mortgaged Property, Mezzanine Property or Building nor any part thereof is now damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

          (k) Leases. An accurate and complete Rent Roll and summary thereof in a form reasonably satisfactory to the Agent as of the date of inclusion of each Mortgaged Property or Mezzanine Property (or such other recent date as may be acceptable to the Agent) with respect to all Leases of any portion of the Mortgaged Property and the Mezzanine Property has been provided to the Agent. The Leases reflected on such Rent Roll constitute as of the date thereof the sole agreements and understandings relating to leasing or licensing of space at such Mortgaged Property or Mezzanine Property and in the Building relating thereto. There are no occupancies, rights, privileges or licenses in or to any Mortgaged Property or Mezzanine Property or portion thereof other than pursuant to the Leases reflected in Rent Rolls previously furnished to the Agent for such Mortgaged Property or Mezzanine Property. Except as set forth in each Rent Roll, the Leases reflected therein are in full force and effect in accordance with their respective terms, without any payment default or any other material default thereunder, nor are there any defenses, counterclaims, offsets, concessions or rebates available to any tenant thereunder, and none of the Borrower, the Member, the Property Owner, the Manager or the Guarantor has given or made any notice of any payment or other material default, or any claim, which remains uncured or unsatisfied, with respect to any of the Leases. The Rent Rolls furnished to the Banks accurately and completely set forth all rents payable by and security, if any, deposited by tenants, no tenant having paid more than one month's rent in advance. The Borrower has reviewed the estoppel certificates delivered by the tenants of the Mortgaged Property and the Mezzanine Property to the Agent and such estoppel certificates as of the date thereof are true and correct in all material respects. Except as otherwise set forth in Schedule A-5 to the Contribution Agreement, all tenant improvements or work to be done, furnished or paid for by the Borrower, the Member, the Property Owner, the Manager or the Guarantor or credited or allowed to a tenant, for, or in connection with, the Building pursuant to any Lease has been completed and paid for or provided for in a manner satisfactory to the Agent. No material leasing, brokerage or like commissions, fees or payments are due from the Borrower, the Member, the Property Owner, the Manager or the Guarantor in respect of the Leases.

          (l) Management Agreements. Borrower has delivered to Agent true, correct and complete copies of the Management Agreements for the Mortgaged Property and the Mezzanine Property. To the best knowledge of the Borrower, there are no material claims or any bases for material claims in respect of the Mortgaged Property or the Mezzanine Property or its operation by any party to any Management Agreement.

          (m) Other Material Real Property Agreements; No Options. There are no material agreements pertaining to the Mortgaged Property, the Mezzanine Property or any Building thereon or the operation or maintenance of any thereof other than as described in this Agreement (including the Schedules hereto) or otherwise disclosed in writing to the Agent by the Borrower; and no person or entity has any right or option to acquire the Mortgaged Property, the Mezzanine Property or any Building thereon or any portion thereof or interest therein (other than the right of first offer of Computer Associates set forth in its lease with respect to 201 University Avenue, the option to purchase the farmhouse improvements at the Mortgaged Property commonly known as 180/188 Mt. Airy Road as described in Section 5.3(a)(iv), and the option of JVC Americas Corp. to acquire approximately 2.5 acres of the Mortgaged Property commonly known as 1800 Valley). All service agreements with respect to the Mortgaged Property and the Mezzanine Property are terminable upon thirty (30) days notice with no penalty or premium or as otherwise disclosed in writing to the Agent.

     Section 6.25. Mezzanine Mortgage Loan Documents. The Borrower hereby restates and reaffirms each of the representations and warranties made by the Property Owner set forth in the Mezzanine Mortgage Loan Documents (including without limitation those set forth in Section 4.1 of the Mezzanine Mortgage Loan Agreement and Paragraph 2 of the Nomura Mortgages) as if the same were more fully set forth herein and were made to the Agent and the Banks herein as of the date hereof; provided, however, that (i) any references in the Mezzanine Mortgage Loan Documents to "Permitted Encumbrances" shall for the purposes hereof be a reference to Permitted Liens and (ii) the "Rent Rolls" referred to in subsection 4.1(aa) of the Mezzanine Mortgage Loan Agreement shall for the purposes hereof be deemed to mean the latest Rent Rolls for the Mezzanine Properties heretofore delivered by Borrower to Agent.

     Section 6.26. Brokers. None of the Borrower, the Property Owner, the Manager, the Member or the Guarantor has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

     Section 6.27. Fair Consideration. The Borrower (and, as applicable, the Guarantor), by receiving the benefits under this Agreement and the other Loan Documents is receiving "reasonably equivalent value" within the meaning of Section 548 of the Bankruptcy Code, Title 11, U.S.C.A. and "fair consideration" within the meaning of Consolidated Laws of New York Annotated, Chapter 12, Article 10, Section 272 in exchange for the delivery of the Security Documents to Agent, and but for the willingness of the Guarantor to enter into the Guaranty, Borrower would be unable to obtain the financing contemplated hereunder which financing will enable Borrower (including the Guarantor) to have available financing to conduct and expand its business. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrower and the Guarantor and the creditors of such Persons.

     Section 6.28. Solvency. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all of the Loans made or to be made hereunder, none of the Borrower, the Member, the Property Owner, the Manager or the Guarantor is insolvent on a balance sheet basis, the sum of such Person's assets exceeds the sum of such Person's liabilities, each such Person is able to pay its debts as they become due, and each such Person has sufficient capital to carry on its business.

     Section 6.29. No Bankruptcy Filing. None of the Borrower, the Member, the Property Owner, the Manager or the Guarantor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or any of such other Persons.

     Section 6.30. No Fraudulent Intent. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by the Borrower, the Member, the Property Owner, the Manager or the Guarantor with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

     Section 6.31. Other Debt. None of the Borrower, the Member, the Property Owner, the Manager, the Guarantor or any of their respective Subsidiaries is in default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or lease to which any of them is a party. The Borrower is not a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time of payment of any of the Obligations to any other indebtedness or obligation of the Borrower. Without limiting the foregoing, no "Default" or "Event of Default" under the Mezzanine Mortgage Loan Documents has occurred. The Borrower has provided to the Agent copies of all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon Borrower, the Guarantor, the Property Owner, the Member or the Manager or their respective properties and entered into by such Person as of the date of this Agreement with respect to any Indebtedness of such Person. Attached hereto as Schedule 6.31-1 is a true, accurate and complete list of all of the Mezzanine Mortgage Loan Documents. Without limiting the foregoing, Borrower has delivered to the Agent true, correct and complete copies of the Mezzanine Mortgage Loan Documents, and none of the Mezzanine Mortgage Loan Documents has been modified or amended in any respect except as set forth in Schedule 6.31-1 hereto. As of the date hereof, the outstanding principal balance secured by the Nomura Mortgages is [$68,340,815.57] and interest has been paid through [May 10, 1998.] The initial allocation of the Mezzanine Mortgage Loan among the Mezzanine Properties is set forth on Schedule 6.31-2 hereto. As of the date hereof, the amount on deposit in the "Tax and Insurance Escrow Fund" (as defined in the Mezzanine Mortgage Loan Documents) is approximately [$278,184.89,] the amount on deposit in the "Capital Reserve Fund" (as defined in the Mezzanine Mortgage Loan Documents) is approximately [$181,243.70,] and the amount on deposit in the "Rollover Reserve Fund" (as defined in the Mezzanine Mortgage Loan Documents) is approximately [$608,232.64.]

     Section 6.32. Ownership. WWP is the sole member of the Borrower, subject to the pledge by WWP of its interest in the Borrower to the Secured
Mezzanine Loan Agreement Lenders.   Wellsford Commercial and WHWEL own 94.64%
of the membership units in WWP. Wellsford Real Properties owns not less than 99% of the legal, equitable and beneficial interests in Wellsford Commercial. Whitehall Street Real Estate Limited Partnership V, Whitehall Street Real Estate Limited Partnership VI, Whitehall Street Real Estate Limited Partnership VII and Whitehall Street Real Estate Limited Partnership VIII are partners of WHWEL, a member of WWP. Member and Manager are and shall remain the sole members of the Property Owner free and clear of all liens, restrictions, claims, pledges, encumbrances, charges, claims or rights of third parties and rights of set-off or recoupment whatsoever, and no other Person owns or shall own any legal, equitable or beneficial interests in the Property Owner, or have any right to vote or exercise control over the Property Owner or its management (except for the rights of the "independent manager" of the Property Owner, as set forth in the Property Owner Organizational Agreements). Member is and shall remain the sole member of Manager, free and clear of all liens, restrictions, claims, pledges, encumbrances, charges, claims or rights of third parties and rights of set-off or recoupment whatsoever, and no other Person owns or shall own any legal, equitable or beneficial interests in Manager, or have any right to vote or exercise control over the Manager or its management (except for the rights of the "independent manager" of the Manager, as set forth in the Manager Organizational Agreements). Borrower is and shall remain the sole member of the Member free and clear of all liens, restrictions, claims, pledges, encumbrances, charges, claims or rights of third parties and rights of set-off or recoupment whatsoever, and no other Person owns or shall own any legal, equitable or beneficial interest in the Member, or have any right to vote or exercise control over the Member or its management (except for the rights of the "independent manager" of the Member as set forth in the Member Organizational Agreements). Property Owner owns no assets other than the Mezzanine Property, and no other Person owns any legal, equitable or beneficial interests in the Mezzanine Property, other than the interest as tenants only of the tenants listed on the Rent Roll delivered to the Agent pursuant to Section 6.24(k). Manager and the Member own no assets other than their respective interests in the Property Owner, and as to the Member, its interests in the Manager.

     Section 6.33. Special Purpose Entity. The Borrower is in full and complete compliance with the Operating Agreement.

     Section 6.34. Management Agreements. The Mezzanine Property is managed by Northeast Real Estate Services LLC pursuant to a Management Agreement between the Property Owner and Northeast Real Estate Services LLC dated May 15, 1998 (the "Mezzanine Management Agreement"). The Borrower has delivered to the Agent a true, correct and complete copy of such Mezzanine Management Agreement. There are no claims or any basis for any claim in respect of the Mezzanine Property or its operation by any party to the Mezzanine Management Agreement.

     Section 6.35.  Obligations as Members.

          (a) All duties, obligations and responsibilities required to be performed by the Manager and the Member as of the date hereof under the Property Owner Organizational Agreements and by the Member as of the date hereof under the Manager Organizational Agreements, have been performed, and no default or condition which with the passage of time or the giving of notice, or both, would constitute a default exists under the Property Owner Organizational Agreements or the Manager Organizational Agreements.

          (b) Except for the Loan Documents, the Mezzanine Mortgage Loan Documents and, with respect to clause (iii) only, the Property Owner Organizational Agreements, the Manager Organizational Agreements and the Member Organizational Agreements, neither the Property Owner, the Manager nor the Member is a party to or is bound by any indenture, contract or other agreement which purports to prohibit, restrict, limit, or control (i) the transfer or pledge of direct or indirect interests in the Property Owner, the Manager or the Member, (ii) the exercise of voting rights with respect to the such Persons or (iii) the management of such Persons.

     Section  i  AFFIRMATIVE COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans:

     Section 7.1. Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes as well as all other sums owing pursuant to the Loan Documents.

     Section 7.2. Maintenance of Office. The Borrower will maintain its chief executive office at 610 Fifth Avenue, 7th Floor, New York County, New York, New York, or at such other place in the United States of America as the Borrower shall designate upon prior written notice to the Agent and the Banks, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

     Section 7.3. Records and Accounts. The Borrower will keep and will cause the Property Owner to (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties, contingencies and other reserves. The Borrower will not make and will not allow the Property Owner to make, without the prior written consent of the Majority Banks, (x) any material changes to the accounting procedures used by such Person in preparing the financial statements and other information described in Section 6.4 or (y) a change in its fiscal year.

     Section 7.4. Financial Statements, Certificates and Information. The Borrower will deliver or cause to be delivered to the Agent with sufficient copies for each of the Banks:

          (a) as soon as practicable, but in any event not later than 90 days after the end of each fiscal year of the Borrower, the audited balance sheet of the Borrower at the end of such year, and the related audited statements of income, changes in shareholders' equity and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year (other than the fiscal year ending prior to the Closing Date for which such statements of Borrower were not separately prepared) and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by Ernst & Young LLP or by another "Big Six" accounting firm, together with the unaudited annual operating statement of each Mortgaged Property and the Mezzanine Property (which statement shall also be reconciled to the budget for the Mortgaged Property and the Mezzanine Property), together with a certification by Borrower's chief financial or chief accounting officer that the information contained in such statement fairly presents the operations of the Mortgaged Property and the Mezzanine Property for such period, and any other information the Banks may reasonably need to complete a financial analysis of the Borrower;

          (b) as soon as practicable, but in any event not later than 45 days after the end of each fiscal quarter of the Borrower (including the fourth quarter), copies of the unaudited balance sheet of the Borrower as of the end of such quarter, and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the portion of the Borrower's fiscal year then elapsed, and the unaudited operating statement for the Mortgaged Property and the Mezzanine Property for such quarter and year-to-date (which statement shall also be reconciled to the budget for the Mortgaged Property and the Mezzanine Property), all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and the operations of the Mortgaged Property and the Mezzanine Property on the date thereof (subject to year-end adjustments);

          (c) as soon as practicable, but in any event not later than 45 days after the end of each fiscal quarter of the Borrower (including the fourth fiscal quarter in each year), copies of a statement of Net Operating Income for such fiscal quarter and year-to-date for each of the Mortgaged Properties and the Mezzanine Properties, prepared in a manner reasonable satisfactory to the Agent, together with a certification by the Borrower's chief financial or chief accounting officer that the information contained in such statement fairly presents the Net Operating Income of the Mortgaged Property and the Mezzanine Property for such period;

          (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement (a "Compliance Certificate") certified by the principal financial or accounting officer of the Borrower in the form of Exhibit C hereto setting forth in reasonable detail computations evidencing compliance with the covenants contained in
Section 9, and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

          (e) concurrently with the delivery of the financial statements described in subsections (b) and (c) above, a certificate signed by the President or Chief Financial Officer of the Borrower to the effect that, having read this Agreement, and based upon an examination which they deem sufficient to enable them to make an informed statement, there does not exist any Default or Event of Default, or if such Default or Event of Default has occurred, specifying the facts with respect thereto;

          (f) contemporaneously with the filing, mailing or releasing thereof, copies of all press releases and all material of a financial nature filed with the SEC, if applicable, or sent to all of the members of the Borrower;

          (g) as soon as practicable but in any event not later than 45 days after the end of each fiscal quarter of the Borrower (including the fourth fiscal quarter in each year), updated Rent Rolls with respect to the Mortgaged Property and the Mezzanine Property and a summary of each Rent Roll in form reasonably satisfactory to the Agent;

          (h) as soon as practicable, but in any event not later than 30 days prior to the beginning of each calendar year, the annual operating budget for each Mortgaged Property, in form and substance satisfactory to the Majority Banks;

          (i) promptly after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Borrower and the Guarantor;

          (j) not later than 45 days after the end of each fiscal quarter of the Borrower (including the fourth fiscal quarter in each year), the market comparable study conducted by the Borrower's internal staff or its property managers, and at other times copies of such market studies relating to the Mortgaged Property and the Mezzanine Property as are from time to time prepared by or on behalf of the Borrower;

          (k) to the extent not otherwise provided to Agent hereunder, a copy of each statement, report, Rent Roll, tax return or other matter required to be delivered to the Mezzanine Mortgagee pursuant to the Mezzanine Mortgage Loan Documents as and when the same is required to be delivered to the Mezzanine Mortgagee pursuant to the terms thereof;

          (l) not later than 45 days after the end of each fiscal quarter (including the fourth quarter), a certification by the principal financial or accounting officer of the Borrower to the effect that to such Person's knowledge no "Default" or "Event of Default" exists under the Mezzanine Mortgage Loan Documents, or if such Person shall obtain knowledge of any then existing "Default" or "Event of Default" under the Mezzanine Mortgage Loan Documents, they shall disclose in such statement such "Defaults" or "Events of Default";

          (m) not later than 45 days after the end of each fiscal quarter (including the fourth quarter), a copy of each Lease entered into by or on behalf of the Borrower or Property Owner, respectively, during such quarter;

          (n) promptly upon issuance of the same by any of the Property Owner, the Borrower, the Member or the Manager, duplicate copies of any and all notices of any proposed sale or other disposition, or financing or refinancing, of any interest of or in the Property Owner or of the Mezzanine Property or of the Mezzanine Collateral, together with all material documents related thereto and a description of the material terms thereof;

          (o) duplicate copies of any and all notices of default by or under the Property Owner Organizational Agreements, the Member Organizational Agreements or the Manager Organizational Agreements or of any failure by any Persons to perform any obligation under such agreements;

          (p) duplicate copies of any and all notices sent by the Property Owner to any Rating Agency, or sent by a Rating Agency to the Property Owner;

          (q) not later than 45 days after the end of each calendar year, evidence that the Property Owner, the Member and the Manager have taken all actions required by the respective states in which they are organized and Massachusetts law to remain in good standing;

          (r) duplicate copies of any and all appraisals or updates thereof that are required to be delivered by the Property Owner to the Mezzanine Mortgagee pursuant to any of the Mezzanine Mortgage Loan Documents as and when the same are required to be delivered to the Mezzanine Mortgagee; and

          (s) from time to time such other financial data and information in the possession of or reasonably obtainable by the Borrower or the Property Owner relating to the Borrower, the Property Owner, the Manager, the Member, the Mortgaged Property, the Mezzanine Property or the Mezzanine Collateral (including without limitation auditors' management letters, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting the Borrower) as the Agent may reasonably request.

     Section 7.5.  Notices.

          (a) Defaults. The Borrower will promptly notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation (including, without limitation, the Mezzanine Mortgage Loan Documents) to which or with respect to which any of the Borrower, the Member, the Property Owner, the Manager or the Guarantor is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on any such Person, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

          (b) Environmental Events. The Borrower will promptly give notice to the Agent (i) upon the Borrower or the Guarantor obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substances at or from the Mortgaged Property or the Mezzanine Property; (ii) of any violation of any Environmental Law that the Borrower, the Guarantor or the Property Owner reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (iii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in either case involves the Mortgaged Property or the Mezzanine Property or has the potential to materially affect the assets, liabilities, financial conditions or operations of such Person or the Agent's liens or security title on the Collateral pursuant to the Security Documents.

          (c) Notification of Claims Against Collateral. The Borrower will, immediately upon becoming aware thereof, notify the Agent in writing of any setoff, claims (including, with respect to the Mortgaged Property and Mezzanine Property, environmental claims), withholdings or other defenses to which any of the Collateral or the Mezzanine Property or the rights of the Borrower, the Member, the Property Owner, the Manager, the Guarantor or the Agent or the Banks with respect to the Mezzanine Property or the Mortgaged Property or any of the Collateral or Mezzanine Collateral are subject. In addition, the Borrower will, immediately upon becoming aware thereof, notify the Agent in writing of the occurrence of any material default under any Lease, the intention of any tenant under a Lease to withhold any fixed or base rent or the actual withholding thereof, or any bankruptcy, insolvency or cessation of operations by any tenant under a Lease.

          (d) Notice of Litigation and Judgments. The Borrower will give notice to the Agent in writing within 15 days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any of the Borrower, the Property Owner, the Member, the Manager or the Guarantor or to which any of such Persons is or is to become a party involving an uninsured claim against any of such Persons that could reasonably be expected to have a materially adverse effect on any of such Persons and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Agent, in writing, in form and detail satisfactory to the Agent and each of the Banks, within ten days of any judgment not covered by insurance, whether final or otherwise, against any of the Borrower, the Property Owner, the Manager, the Member or the Guarantor in an amount in excess of $250,000.

          (e) Notification of Banks. Promptly after receiving any notice under this Section 7.5, the Agent will forward a copy thereof to each of the Banks, together with copies of any certificates or other written information that accompanied such notice.

     Section 7.6.  Existence; Maintenance of Properties.

          (a) The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Delaware limited liability company and shall not amend or modify the Operating Agreement in any manner without the prior written consent of the Agent. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises. The Borrower will continue to engage primarily in the business now conducted by it. The Borrower will cause each of the Property Owner, the Member and the Manager to do or cause to be done all things necessary to preserve and keep in full force and effect and in good standing their legal existence as a corporation, limited partnership, trust or limited liability company, as applicable. Without limiting the foregoing, the Property Owner, the Member and the Manager shall take all actions as are necessary to maintain all protection afforded to limited liability companies in their states of organization and Massachusetts. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and affect all of the rights and franchises of the Property Owner, the Manager and the Member. The Borrower will cause each of the Property Owner, the Member and the Manager to continue to engage primarily in the respective businesses now conducted by each of them and in related businesses.

          (b) The Borrower (i) will cause all of its properties used or useful in the conduct of its business and the Mezzanine Property to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do would have a material adverse effect on the condition of the applicable Mortgaged Property or other Collateral or Mezzanine Property or on the financial condition, assets or operations of the Borrower, the Property Owner, the Member, the Manager or the Guarantor.

     Section 7.7.  Insurance.

          (a) The Borrower will, at its expense, procure and maintain, or cause to be procured and maintained, for the benefit of the Borrower and the Agent, insurance policies issued by such insurance companies, in such amounts, in such form and substance, and with such coverages, endorsements, deductibles and expiration dates as are acceptable to the Agent, providing the following types of insurance covering the Mortgaged Property:

               (i) "All Risks" property insurance (including broad form flood, broad form earthquake and comprehensive boiler and machinery coverages) on each Building and the contents therein of the Borrower in an amount not less than one hundred percent (100%) of the full replacement cost of each Building and the contents therein of the Borrower, with deductibles not to exceed $50,000 for any one occurrence, with a replacement cost coverage endorsement, and, if requested by the Agent, a contingent liability from operation of building laws endorsement in such amounts as the Agent may require. Full replacement cost as used herein means the cost of replacing the Building (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) and the contents therein of the Borrower without deduction for physical depreciation thereof;

               (ii) During the course of construction or repair of any Building having a cost in excess of $1,000,000, the insurance required by clause (i) above shall be written on a builders risk, completed value, non-reporting form, meeting all of the terms required by clause
     (i) above, covering the total value of work performed, materials, equipment, machinery and supplies furnished, existing structures, and temporary structures being erected on or near the Real Estate, including coverage against collapse and damage during transit or while being stored off-site, and containing a soft costs (including loss of rents) coverage endorsement and a permission to occupy endorsement;

               (iii) Flood insurance if at any time any Building is located in any federally designated "special hazard area" (including any area having special flood, mudslide and/or flood-related erosion hazards, and shown on a Flood Hazard Boundary Map or a Flood Insurance Rate Map published by the Federal Emergency Management Agency as Zone A, AO, Al-30, AE, A99, AH, VO, Vl-30, VE, V, M or E) and the broad form flood coverage required by clause (i) above is not available, in an amount equal to the full replacement cost or the maximum amount then available under the National Flood Insurance Program;

               (iv) Rent loss insurance in an amount sufficient to recover at least the total estimated gross receipts from all sources of income, including without limitation, rental income, for the Real Estate for a twelve month period;
               (v) Commercial general liability insurance against claims for personal injury (to include, without limitation, bodily injury and personal and advertising injury) and property damage liability, all on an occurrence basis, if commercially available, with such coverages as the Agent may reasonably request (including, without limitation, contractual liability coverage, completed operations coverage for a period of two years following completion of construction of any improvements on the Real Estate, and coverages equivalent to an ISO broad form endorsement), with a general aggregate limit of not less than $1,000,000, a completed operations aggregate limit of not less than $1,000,000, and a combined single "per occurrence" limit of not less than $1,000,000 for bodily injury, property damage and medical payments;

               (vi) During the course of construction or repair of any improvements on the Real Estate in excess of $1,000,000, owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance required by clause
     (v) above;

               (vii) Employers liability insurance (with respect to the Borrower's employees only);

               (viii) Umbrella liability insurance with limits of not less than $50,000,000 to be in excess of the limits of the insurance required by clauses (v), (vi) and (vii) above, with coverage at least as broad as the primary coverages of the insurance required by clauses (v), (vi) and
     (vii) above, with any excess liability insurance to be at least as broad as the coverages of the lead umbrella policy. All such policies shall be endorsed to provide defense coverage obligations;

               (ix) Workers' compensation insurance for all employees of the Borrower engaged on or with respect to the Real Estate; and

               (x) Such other insurance in such form and in such amounts as may from time to time be required by the Majority Banks against other insurable hazards and casualties which at the time are commonly insured against in the case of properties of similar character and location to the Real Estate.

     The Borrower shall pay or cause to be paid all premiums on insurance policies. The insurance policies with respect to all Mortgaged Properties provided for in clauses (v), (vi) and (viii) above with respect to all Mortgaged Property shall name the Agent and each Bank as an additional insured. The insurance policies provided for in clauses (i), (ii), (iii) and
(iv) above shall name the Agent as mortgagee and loss payee, shall be first payable in case of loss to the Agent, and shall contain mortgage clauses and lender's loss payable endorsements in form and substance acceptable to the Agent. The Borrower shall deliver duplicate originals or certified copies of all such policies to the Agent, and the Borrower shall promptly furnish to the Agent all renewal notices and evidence that all premiums or portions thereof then due and payable have been paid. At least 15 days prior to the expiration date of the policies, the Borrower shall deliver to the Banks evidence of continued coverage, including a certificate of insurance, as may be satisfactory to the Agent.

          (b) All policies of insurance required by this Agreement shall contain clauses or endorsements to the effect that (i) no act or omission of either the Borrower or anyone acting for the Borrower shall affect the validity or enforceability of such insurance insofar as the Agent is concerned, (ii) the insurer waives any right of setoff, counterclaim, subrogation, or any deduction in respect of any liability of the Borrower and the Agent, (iii) such insurance is primary and without right of contribution from any other insurance which may be available, (iv) such policies shall not be modified, canceled or terminated prior to the scheduled expiration date thereof without the insurer thereunder giving at least 15 days prior written notice to the Agent by certified or registered mail, and (v) that the Agent or the Banks shall not be liable for any premiums thereon or subject to any assessments thereunder, and shall in all events be in amounts sufficient to avoid any coinsurance liability.

          (c) The insurance required by this Agreement may be effected through a blanket policy or policies covering additional locations and property of the Borrower and other Persons not included in the Mortgaged Property, provided that such blanket policy or policies comply with all of the terms and provisions of this Section 7.7 and contain endorsements or clauses reasonably satisfactory to the Agent.

          (d) All policies of insurance required by this Agreement shall be issued by companies licensed to do business in the State where the policy is issued and also in the states where the Real Estate is located and having a rating in Best's Key Rating Guide of at least "A" and a financial size category of at least "VIII".

          (e) The Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Agreement unless such insurance complies with the terms and provisions of this Section 7.7.

          (f) In the event of any loss or damage to the Mortgaged Property, the Borrower shall give immediate written notice to the insurance carrier and the Agent, and the Agent shall furnish a copy of such notice promptly to each of the Banks. The Borrower may make proof of loss and adjust and compromise any claim under insurance policies which is of an amount not more than $1,000,000.00 so long as no Event of Default has occurred and is continuing and so long as such claim is pursued diligently and in good faith. The Borrower hereby irrevocably authorizes and empowers the Agent, at the Agent's option in the Agent's sole discretion or at the request of the Majority Banks in their sole discretion, as attorney in fact for the Borrower, to make proof of any loss except as provided in the preceding sentence, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom the Agent's expenses incurred in the collection of such proceeds. If the Mortgaged Property is acquired by the Agent or any nominee through foreclosure, deed in lieu of foreclosure or otherwise is acquired from the owner thereof, all right, title and interest of the owner of such Mortgaged Property in and to any insurance policies and unearned premiums thereon and in and to the proceeds thereof resulting from loss or damage to the Mortgaged Property prior to such sale or acquisition shall pass to the Agent or any other successor in interest to the owner or purchaser or grantee of the Mortgaged Property.

          (g) Subject to the terms of the following sentence, the Borrower authorizes the Agent, at the Agent's option or at the request of the Majority Banks' in their sole discretion, to (i) apply the balance of such proceeds to the payment of the Obligations whether or not then due, or (ii) if the Agent or the Majority Banks shall require the reconstruction or repair of the Mortgaged Property, to hold the balance of such proceeds to be used to pay all taxes, charges, sewer use fees, water rates and assessments which may be imposed upon the Mortgaged Property and the Obligations as they become due during the course of reconstruction or repair of the Mortgaged Property and to reimburse the Borrower, in accordance with such terms and conditions as Agent may prescribe, for the cost of such reconstruction or repair of the Mortgaged Property, and on completion of such reconstruction or repair to pay any excess funds to the Borrower so long as no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, to apply any of the excess to the payment of the Obligations. Notwithstanding the foregoing, the Agent shall make such net proceeds available to the Borrower to reconstruct and repair the Mortgaged Property, in accordance with such terms and conditions as the Agent may prescribe for the disbursement of such proceeds to assure completion of such reconstruction or repair provided that (A) no Default or Event of Default shall have occurred and be continuing, (B) the Borrower shall have provided to Agent additional cash security in an amount equal to the amount reasonably estimated by the Agent to be the amount in excess of such proceeds which will be required to complete such repair or restoration, and (C) the Agent shall determine that such repair or reconstruction can be completed prior to the Maturity Date, (D) the cost of such reconstruction or repair is not estimated by the Agent to exceed fifty percent (50%) of the Appraised Value of such Mortgaged Property, (E) the Agent shall have approved the plans and specifications for such repair or restoration and determined that the repaired or restored Mortgaged Property will provide the Banks with adequate security for the Obligations, and (F) the Borrower shall have delivered to the Agent written agreements binding upon all tenants or other parties having present or future rights to possession of any portion of the Mortgaged Property or having any right to require repair, restoration or completion of the Mortgaged Property or any portion thereof, agreeing upon a date for delivery of possession of the Mortgaged Property or their respective portions thereof, or for such required repair, restoration or completion, to permit time which is sufficient in the judgment of the Agent for such repair or restoration and approving the plans and specifications for such repair or restoration, or other evidence satisfactory to the Agent that none of such tenants or other parties may terminate their Leases as a result of such casualty or have a right to approve the plans and specifications for such repair or restoration.

          (h) The Borrower, at its expense, will procure and maintain or cause to be procured and maintained, insurance covering the Borrower and the Mortgaged Property in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy.

          (i) The Borrower shall provide or cause to be provided to the Agent for the benefit of the Banks Title Policies for all of the Mortgaged Property which shall at all times be in an aggregate amount of not less than the initial Designated Collateral Value attributable to such Mortgaged Property (provided that a Title Policy for an individual Mortgaged Property need not equal the aggregate Designated Collateral Value). Each Title Policy shall also contain, to the extent available, a tie-in endorsement aggregating the insurance coverage provided under all of the policies with tie-in endorsements.

          (j) The Borrower will cause the Property Owner, at its expense, to procure and maintain the insurance policies required by the Mezzanine Mortgage Loan Documents. Each commercial general liability or umbrella liability policy with respect to the Mezzanine Property shall name the Agent and the Banks as an additional insured and shall contain a cross liability/severability endorsement. The Borrower shall deliver duplicate originals or certified copies of all such policies to the Agent, and the Borrower shall promptly furnish to the Agent all renewal notices and evidence that all premiums or portions thereof then due and payable have been paid.
At least 15 days prior to the expiration date of all such policies, the Borrower shall deliver to the Agent evidence of continued coverage, including a certificate of insurance, as may be reasonably satisfactory to the Agent. Agent acknowledges and agrees that such insurance may be provided by the Borrower covering the Mezzanine Property as well as other properties directly or indirectly owned by the Borrower, provided that such insurance satisfies the requirements of the Mezzanine Mortgage Loan Documents and the Loan Documents.

          (k) In the event of any loss or damage to the Mezzanine Property, the Borrower shall give prompt written notice to the insurance carrier and the Agent. The Agent acknowledges that the Property Owner's rights to any insurance proceeds are subject to the terms of the Mezzanine Mortgage Loan Documents. The Borrower may not and shall not permit the Property Owner to settle, adjust or compromise any claim under such insurance policies without the prior written consent of the Agent; provided, further, that the Property Owner may make proof of loss and adjust and compromise any claim under casualty insurance policies which is of an amount less than $1,000,000.00 so long as no Default or Event of Default has occurred. Any proceeds of such claim which are not used to reconstruct or repair the Mezzanine Property, or applied to the balance of the loan evidenced by the Mezzanine Mortgage Loan Documents, shall be deposited into the accounts established pursuant to the Mezzanine Mortgage Loan Documents to the extent required thereby, or if such deposit is not required thereunder, then such proceeds shall be paid to (i) Borrower (and not to Agent) so long as the Mezzanine Property has been fully repaired and restored and no Default or Event of Default has occurred and is continuing, or (ii) if a Default of Event of Default has occurred and is continuing, or if the Mezzanine Property has not been so fully repaired or restored, then such excess insurance proceeds shall be paid to Agent and applied to the payment of the Obligations whether or not then due. Notwithstanding anything contained in the Loan Documents to the contrary, Agent hereby agrees that the Property Owner may use all insurance proceeds to restore and repair the Mezzanine Property, provided that such use is permitted or required under the terms of the Mezzanine Mortgage Loan Documents.

          (l) In the event that the Property Owner is permitted pursuant to the terms of the Mezzanine Mortgage Loan Documents to reconstruct, restore or repair the Mezzanine Property following a casualty to any portion of the Mezzanine Property, the Borrower shall cause the Property Owner to promptly and diligently repair and restore the Mezzanine Property in the manner and within the time periods required by the Mezzanine Mortgage Loan Documents, the Leases and any other agreements affecting the Mezzanine Property. In the event that Property Owner is permitted pursuant to the terms of the Mezzanine Mortgage Loan Documents to elect not to reconstruct, restore or repair the Mezzanine Property following a casualty to any portion of the Mezzanine Property, the Borrower shall not permit the Property Owner to elect not to reconstruct, restore or repair the Mezzanine Property without the prior written consent of the Agent.

     Section 7.8.  Taxes.

          (a) The Borrower will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental and private charges imposed upon the Borrower, the Member, the Manager, the Property Owner and upon the Mortgaged Property and any other Collateral, such Person's sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property, and shall in any event cause the prompt, full and unconditional discharge of all liens imposed on or against the Collateral or the Mezzanine Collateral or any portion thereof within thirty
(30) days after receiving written notice (whether from the Mezzanine Mortgagee, the Agent, the lienholder or any other Person) of the filing thereof; provided that so long as no Event of Default has occurred, any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings which shall suspend the collection thereof with respect to such property, neither such property nor any portion thereof or interest therein would be in any danger of sale, forfeiture or loss by reason of such proceeding and the Borrower or such Person shall have set aside adequate reserves with respect thereto as the Agent may reasonably require; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Borrower either (i) will provide a bond issued by a surety reasonably acceptable to the Majority Banks and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge, levy or claim.

          (b) The Borrower shall cause the Property Owner to pay all "Taxes" and "Other Charges" (as defined in the Mezzanine Mortgage Loan Agreement), to pay all claims for labor, material or supplies that if unpaid or unbonded might by law become a lien or charge upon any of its property (including the Mezzanine Property), and to keep the Mezzanine Property free from all Liens (other than the lien of the Nomura Mortgages and the Permitted Liens), and shall in any event cause the prompt, full and unconditional discharge of all Liens imposed upon the Mezzanine Property or any portion thereof within thirty (30) days after receiving written notice (whether from the Mezzanine Mortgagee, the Agent, the lienholder or any other Person) of the filing thereof or such earlier time as may be required by the Mezzanine Mortgage Loan Documents; subject in each case to the Property Owner's right to contest the same as permitted in but subject to the conditions set forth in the Nomura Mortgages so long as no Event of Default has occurred. In the event that the Property Owner elects to commence any contest or similar proceeding with respect to any such Taxes, Other Charges, Liens or other claims described herein, the Borrower shall provide prompt written notice thereof to the Agent together with such evidence as the Agent may reasonably require showing the Property Owner's satisfaction of the requirements set forth in
Section 5.1(b) of the Mezzanine Mortgage Loan Agreement. Notwithstanding the foregoing, the Borrower shall cause the Property Owner promptly to pay any contested Taxes, Other Charges, Lien or claim and the payment thereof shall not be deferred, if the Mezzanine Mortgagee or the Property Owner may be subject to civil or criminal damages as a result thereof. If such action or proceeding is terminated or discontinued adversely to the Property Owner, then the Borrower shall deliver to the Agent reasonable evidence of payment of such contested Taxes, Other Charges or Lien.

     Section 7.9. Inspection of Properties and Books. The Borrower shall permit the Banks, through the Agent or any representative designated by the Agent, at the Borrower's expense to visit and inspect any of the properties of the Borrower and the Mezzanine Property, to examine the books of account of the Borrower and the Property Owner (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower and the Property Owner with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request. The Banks shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the Borrower's and the Property Owner's normal business operations.

     Section 7.10. Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will comply and will cause the Property Owner, the Member and the Manager to comply in all respects with (i) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its or their certificate of formation, operating agreement, corporate charter, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties. The Borrower covenants and agrees to give Agent prompt notice of any non-compliance with such laws, ordinances, regulations or requirements and of any notice of non-compliance therewith which the Borrower, the Property Owner, the Member or the Manager receives or any threatened or pending proceedings in respect thereto or with respect to the Mezzanine Property (including, without limitation, changes in zoning) of which the Property Owner, the Borrower, the Member or the Manager receives notice. If at any time while any Loan or Note is outstanding or the Banks have any obligation to make Loans hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower, the Property Owner, the Member or the Manager may fulfill any of its obligations hereunder, the Borrower will immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof. Notwithstanding the foregoing, the Property Owner shall have the right to contest the applicability of any legal requirement subject to the approval of the Mezzanine Mortgagee, so long as Property Owner is in good faith, and by proper legal proceedings, diligently contesting the application thereof, provided no Event of Default shall exist and be continuing hereunder, and the Borrower provides evidence to the Agent that the Property Owner is otherwise fully complying with each of the conditions set forth in the Mezzanine Mortgage Loan Documents or prescribed by the Mezzanine Mortgagee applicable to such contest. The Borrower shall promptly notify the Agent of the commencement of any contest or similar proceeding hereunder. Notwithstanding the foregoing, the Borrower shall cause the Property Owner promptly to comply with any contested legal requirement, and compliance therewith shall not be deferred, if the Property Owner or the Mezzanine Mortgagee may be subject to civil or criminal charges or damages as a result thereof or such noncompliance might place the Mezzanine Property or any part thereof in danger of being forfeited, lost or closed. If such action or proceeding is terminated or discontinued adversely to the Property Owner, then, the Borrower shall, upon written demand, deliver to the Agent reasonable evidence of compliance by the Property Owner with such contested legal requirement.

     Section 7.11. Use of Proceeds. The Borrower will use the proceeds of the Loans solely to provide short-term financing (a) for the acquisition of fee interests by Borrower in Real Estate which is located in the northeastern corridor of the United States and utilized principally as commercial office space, (b) for Capital Improvement Projects to Real Estate owned by the Borrower, (c) for the repayment of Indebtedness incurred or assumed by the Borrower in connection with the acquisitions and investments described in
Section 7.11(a), (d) for the acquisition of the Equity Interests, (e) for reasonable transaction costs related to the transactions referred to in the preceding clause (a) and (d), (f) for Capital Improvement Projects and Leasing Commissions, (g) up to $10,000,000 for general working capital purposes, and (h) for such other purposes as the Majority Banks may approve. Notwithstanding the foregoing, in no event shall the proceeds of the Loan be used to acquire any asset that as a part of such transaction or in a related transaction will be or is to become subject to a lien against such asset other than a lien in favor of the Agent and the Banks under the Loan Documents.

     Section 7.12. Further Assurances. The Borrower will cooperate with, and will cause the Manager, the Member and the Guarantor to cooperate with, the Agent and the Banks and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

     Section 7.13. Management Agreements. The Borrower will provide prompt written notice to the Agent of any termination or material modification or amendment of any Management Agreement, provided that, without the prior consent of the Majority Banks, none of the Management Agreements for the Mortgaged Property shall be modified or amended to increase the fees payable thereunder and provided further that, without the prior consent of the Majority Banks, which consent shall not be unreasonably withheld or delayed, the Borrower shall not permit the Property Owner to terminate, modify or amend any Management Agreement for the Mezzanine Property. The Borrower will not enter into and will not permit the Property Owner to enter into any Management Agreement or otherwise manage any of the Mortgaged Property or the Mezzanine Property except with property and leasing managers having sufficient expertise and resources to manage such properties as Class A office buildings or if such buildings are Non-Stabilized Properties, as Class B office buildings and with respect to the Mezzanine Property are approved by the Agent, and on leasing terms and conditions no less favorable to the Borrower or the Property Owner than are contained in the Management Agreements delivered to the Agent prior to the date hereof or are otherwise on then commercially reasonable terms. Any Management Agreement for the Mezzanine Property shall be in form and substance reasonably satisfactory to the Agent. The Agent hereby approves the Mezzanine Management Agreement. Notwithstanding the foregoing, any manager of the Mezzanine Property shall satisfy any conditions or requirements contained in the Mezzanine Mortgage Loan Documents applicable to such entity acting as the manager of the Mezzanine Property, and in no event shall there be a change to the manager of the Mezzanine Property or any Management Agreement for the Mezzanine Property if the same would constitute a "Default" or "Event of Default" under the Mezzanine Mortgage Loan Documents.

     Section 7.14. ERISA Compliance. The Borrower will not permit the present value of all employee benefits vested in all Employee Benefit Plans, Multiemployer Plans and Guaranteed Pension Plans maintained by the Borrower and any ERISA Affiliate thereof to exceed the present value of the assets allocable to such vested benefits by an amount greater than $500,000.00 in the aggregate. Neither the Borrower nor any ERISA Affiliate thereof will at any time permit any such Plan maintained by it to engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code or Section 406 of ERISA, incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, whether or not waived, or terminate any such Plan in any manner which could result in the imposition of a lien on the property of the Borrower or the Guarantor pursuant to Section 4068 of ERISA.

     Section 7.15. Condemnation. In the event that all or any portion of the Mezzanine Property shall be damaged or taken through condemnation (which term shall include any damage or taking by any governmental authority, quasi-governmental authority, any party having the power of condemnation, or any transfer by private sale in lieu thereof), or any such condemnation shall be threatened, the Borrower shall give prompt written notice to the Agent. The Agent and the Banks acknowledge that the Property Owner's rights to any condemnation award is subject to the terms of the Mezzanine Mortgage Loan Documents. The Borrower may not and shall not permit the Property Owner to settle or compromise any claim, action or proceeding relating to such damage or condemnation without the prior written consent of the Agent. Any proceeds, award or damages from such damage or condemnation which are not used to reconstruct or repair the Mezzanine Property, or applied to the balance of the loan evidenced by the Mezzanine Mortgage Loan Documents, shall be paid to the Agent and applied to the payment of the Obligations whether or not then due. Notwithstanding anything contained in the Loan Documents to the contrary, Agent hereby agrees that the Property Owner may use all condemnation proceeds, awards and damages to restore and repair the Mezzanine Property, provided that such use is permitted or required under the terms of the Mezzanine Mortgage Loan Documents. In the event that the Property Owner is permitted pursuant to the terms of the Mezzanine Mortgage Loan Documents to reconstruct, restore or repair the Mezzanine Property following a condemnation of any portion of the Mezzanine Property, the Borrower shall cause the Property Owner to promptly and diligently repair and restore the Mezzanine Property in the manner and within the time periods required by the Mezzanine Mortgage Loan Documents, the Leases and any other agreements affecting the Mezzanine Property. In the event that the Property Owner is permitted pursuant to the terms of the Mezzanine Mortgage Loan Documents to elect not to reconstruct, restore or repair the Mezzanine Property following a condemnation of any portion of the Mezzanine Property, the Borrower shall not permit the Property Owner to elect not to reconstruct, restore or repair the Mezzanine Property without the prior written consent of the Agent.

     Section 7.16.  Intentionally Omitted.

     Section 7.17. Compliance. The Borrower shall operate its business in compliance with the terms and conditions of this Agreement and the other Loan Documents. Wellsford Commercial shall at all times comply with all requirements of applicable laws necessary to maintain REIT Status.

     Section wful   Intentionally Omitted.

     Section 7.19. Leasing. The Borrower will take or cause to be taken all reasonable steps within the power of the Borrower to market and lease the leasable area of the Mortgaged Property and the Borrower will cause the Property Owner to take or cause to be taken all reasonable steps within the power of the Property Owner to market and lease the leasable area of each Mezzanine Property, all in accordance with sound and customary leasing and management practices for similar properties. The Borrower will not, and will not allow the Property Owner to, lease all or any portion of the Mortgaged Property or the Mezzanine Property or amend, supplement or otherwise modify, terminate or cancel, or accept the surrender of, or consent to the assignment or subletting of, or grant any concessions to or waive the performance of any obligations of any tenant, lessee or licensee under, any now existing or future Lease without the prior written consent of the Agent; provided, however, with respect to any Lease which covers less than 25,000 square feet or provides less than three percent (3%) of the Net Operating Income of the Mortgaged Property and the Mezzanine Property, whichever is less, the Borrower or the Property Owner may amend, supplement or otherwise modify, terminate or cancel, or accept the surrender of, or consent to the assignment or subletting of, or grant concessions to or waive the performance of any obligations of any tenant, lessee or licensee under any such Lease in the ordinary course of business consistent with sound leasing and management practices for similar properties provided that such action with respect to a Lease for a Mezzanine Property shall not cause (with the passage of time or otherwise) a default under the Mezzanine Mortgage Loan Documents. The Borrower shall furnish or cause the Property Owner to furnish the Agent with executed copies of all Leases hereafter made, and all Leases now or hereafter entered into will be in form and substance subject to the approval of the Agent. Upon the Agent's request, the Borrower shall make a separate and distinct assignment to the Agent as additional security, of all Leases for the Mortgaged Property hereafter made. Notwithstanding the foregoing, following the Agent's approval of the "Leasing Parameters" (as hereinafter defined) for the Mortgaged Property and the Mezzanine Property, then the Borrower or the Property Owner, as applicable, may, without the prior approval of the Agent, enter into any Lease provided that the Lease covers less than 25,000 square feet or provides less than three percent (3%) of the Net Operating Income of the Mortgaged Property and the Mezzanine Property, is a bona fide arm's length lease entered into in the ordinary course of business with a party unaffiliated with the Borrower, the Property Owner, the Member, the Manager or the Guarantor, falls within the Leasing Parameters and is on the standard lease form (without material modification or addition).
In connection with any Lease to be approved by the Agent as provided herein, the Borrower shall submit to the Agent for its approval the identity of the tenant and a summary of the major terms of the Lease (which terms shall include without limitation those matters included within the Leasing Parameters) (collectively the "Major Terms"), and Agent's approval shall be limited to the approval of the Major Terms, and provided further that any such terms submitted to the Agent for approval shall be deemed approved by the Agent unless the Agent expressly disapproves the same by written notice delivered to the Borrower (which shall state the reasons for disapproval) within five (5) Business Days after the date of the delivery of such Lease to the Agent for approval and all other information reasonably requested by the Agent in order to make such determination. Following the approval by the Agent of the Major Terms, the Borrower or the Property Owner shall be permitted to enter into a lease to such tenant which falls within the Major Terms. As used herein, "Leasing Parameters" means leasing parameters for the Mortgaged Property and the Mezzanine Property approved by the Agent. Leasing Parameters shall include, without limitation, the minimum and maximum term, the minimum rent, tax and operating stops, tenant standard improvements, tenant allowances and other tenant inducements and leasing commissions, and shall be approved by the Agent prior to the commencement of each calendar year during the term of the Notes. The Borrower will require, and each Lease will require, each tenant of a Mortgaged Property to enter into a Nondisturbance, Attornment and Subordination Agreement and to provide an estoppel certificate satisfactory to the Agent upon the request of the Agent. The Agent shall have the right, and the Borrower hereby authorizes the Agent, to communicate directly with any tenant under a Lease to verify any information delivered to the Agent by the Borrower concerning such tenant or such tenant's Lease. The Borrower shall not collect and shall not permit the Property Owner to collect any rents, issues, profits, revenues, income or other benefits payable under any of the Leases for the Mezzanine Property more than one (1) month in advance (provided that the foregoing shall not prohibit the collection of security deposits). The Borrower shall not, directly or indirectly, cause or permit to exist, or allow the Property Owner to cause or permit to exist, any condition which would result in the termination or cancellation of, or which would relieve the performance of any obligations of any tenant under, any Lease for all or any portion of a Mezzanine Property.

     Section 7.20. Special Purpose Entity. The Borrower shall conduct its business in full compliance with and shall not violate the terms and conditions of the Operating Agreement.

     Section 7.21. Plan Assets, etc. The Borrower will do, or cause to be done, all things necessary to ensure that the Borrower, the Property Owner, the Member and the Manager will not be deemed to hold Plan Assets at any time. Each owner of an equity interest in Borrower has certified to Borrower and the Banks, and Borrower shall require each proposed transferee of any equity interest in Borrower, as a condition precedent to such transfer, to certify to Borrower and the Banks, that the source of funds used or to be used by it to acquire its interest in Borrower are not assets of any plan subject to Title I of ERISA or Section 4975 of the Code and are not deemed to be assets of any such plan under the U.S. Department of Labor's plan asset regulations. Borrower has provided the Agent with a copy of each such certification from each owner of an equity interest in Borrower and will promptly provide the Agent with a copy of each such certification from each proposed transferee.

     Section 7.22. Budgets. The Borrower shall cause the Property Owner to provide to Agent a copy of each Budget that is submitted by the Property Owner to the Mezzanine Mortgagee for approval by the Mezzanine Mortgagee pursuant to the Mezzanine Mortgage Loan Documents, or any revision or amendment thereof, as the same are submitted by the Property Owner to the Mezzanine Mortgagee pursuant to the Mezzanine Mortgage Loan Documents.

     Section 7.23.  Preservation and Maintenance.

          (a) The Borrower (i) shall not permit or commit waste, impairment, or deterioration of the Mezzanine Property or permit the Property Owner to abandon the Mezzanine Property, (ii) shall cause the Property Owner to restore or repair promptly and in a good and workmanlike manner all or any part of the Mezzanine Property in the event of any damage, injury or loss thereto, to the equivalent of its condition prior to such damage, injury or loss, or such other condition as the Agent may approve in writing, (iii) shall cause the Property Owner to keep the Mezzanine Property, including the Building and any fixtures, equipment, machinery and personal property, in good order, repair and tenantable condition (subject to ordinary wear and tear) and shall replace fixtures, equipment, machinery and personal property on the Mezzanine Property when necessary to keep such items in good order, repair, and tenantable condition, and (iv) shall cause Property Owner to keep all trademarks, tradenames, servicemarks and licenses and permits necessary for the use and occupancy of the Mezzanine Property in good standing and in full force and effect. Subject to the provisions of Section 7.23(b) below, neither the Borrower, the Property Owner nor any tenant or other Person shall remove, demolish or alter any Building now existing or hereafter erected on the Mezzanine Property or any other fixtures, equipment, machinery or personal property in or on the Mezzanine Property except when incident to the replacement of fixtures, equipment, machinery or other personal property with items of like kind and value. The Borrower shall cause the Property Owner to comply with the asbestos operations and maintenance program in effect as of the date hereof (if any) or adopted hereafter with respect to any new Mortgaged Property, and shall not permit the Property Owner to discontinue or materially modify such program without the Agent's prior written consent. In the event that the Property Owner shall remove any asbestos or asbestos-containing materials after the date hereof, such removal shall be performed in accordance with all applicable laws and, upon the request of the Agent, the Borrower shall provide evidence of such compliance to the Agent.

          (b) Provided that no Event of Default shall have occurred and be continuing hereunder, the Borrower may permit the Property Owner to undertake any alteration, improvement, demolition or removal of the Mezzanine Property or any portion thereof (an "Alteration") so long as such Alteration (i) is performed strictly in compliance with the terms and conditions of the Nomura Mortgages and the other Mezzanine Mortgage Loan Documents, (ii) is permitted by the Leases for such Mezzanine Property, (iii) shall not materially adversely affect the value of the applicable Mezzanine Property or materially reduce the income from the level available immediately prior to commencement of such Alteration, and (iv) shall not have a material adverse effect on the ability of the Property Owner to perform its obligations under the Mezzanine Mortgage Loan Documents and the Leases for the Mezzanine Property or of the Borrower to perform its obligations under the Loan Documents. Any other Alteration shall require the prior written consent of the Agent, such consent not to be unreasonably withheld or delayed. All work performed in connection with any Alteration shall be performed in accordance with all applicable laws. The Borrower shall cause the Property Owner to provide to the Agent such evidence as the Agent may reasonably require to evidence the Property Owner's compliance with the terms of the Mezzanine Mortgage Loan Documents and this Agreement in connection with any Alteration.

     Section 7.24. Use of Mezzanine Property. Unless required by applicable law or unless the Agent has otherwise agreed in writing, the Borrower shall not allow or permit the Property Owner to allow changes in the nature of the occupancy or use for which the Mezzanine Property was intended at the time this Agreement was executed. The Borrower shall not initiate, permit to occur or acquiesce in or permit the Property Owner to initiate, permit to occur or acquiesce in a change in the zoning classification of the Mezzanine Property or subject the Mezzanine Property to restrictive, negative or other covenants without the Agent's written consent, which consent shall not be unreasonably withheld or delayed. The Borrower shall cause the Property Owner to comply with, observe and perform in all material respects all zoning and other laws affecting the Mezzanine Property, all agreements and other covenants affecting the Mezzanine Property (including without limitation the Mezzanine Mortgage Loan Documents), and all licenses and permits affecting the Mezzanine Property. The Borrower shall cause the Property Owner to take all actions as are necessary to cause the prompt distribution to Agent of all Excess Property Income to Agent as provided in the Cash Collateral Agreement.

     Section 7.25. Property Owner to Remain a Single-Purpose Entity. The Borrower shall cause the Property Owner to comply with the provisions of
Section 4.1(dd) of the Mezzanine Mortgage Loan Agreement, shall cause the Property Owner to do all things necessary to observe limited liability company formalities and to preserve its existence, and will not permit the Property Owner to amend, modify or otherwise change its articles of organization, operating agreement or other organizational documents.

     Section 7.26.  Condominium.

          (a) The Borrower represents, warrants and covenants that the Condominium Documents and all of the easements and other rights granted thereby are now valid and subsisting.

          (b) The Borrower will cause the Property Owner to fully and faithfully pay when due and payable the assessments, common charges and other charges mentioned in and made payable by the Property Owner under the Condominium Documents, and shall cause the Property Owner to fully and faithfully perform all obligations on the part of the Property Owner to be performed under the Condominium Documents in the time and manner therein prescribed.

          (c) The Borrower shall cause the Property Owner to do all things necessary to preserve and keep unimpaired its rights, powers and privileges under the Condominium Documents and to prevent the termination or expiration of the Condominium Documents, or the withdrawal of the Condominium from a condominium form of ownership, to the end that the Property Owner may enjoy all of the rights granted to it as a party to the Condominium Documents.

          (d) The Borrower will promptly notify Agent of any failure by the Property Owner to comply with the Condominium Documents.

          (e) The Borrower will (i) promptly notify Agent of the receipt by the Borrower, the Manager, the Member or the Property Owner of any notice asserting or claiming a default by the Property Owner under, or lack of compliance by the Property Owner with, the Condominium Documents, (ii) promptly notify Agent of the receipt by the Borrower, the Manager, the Member or the Property Owner of any notice or request of a termination or purported termination of the Condominium Documents or of the Condominium or of or for the commencement or taking of or intent to commence to take any action to terminate the Condominium or the Condominium Documents or to withdraw the Condominium from the condominium ownership pursuant to applicable law or to seek any action for partition of the Condominium, (iii) promptly notify Agent of the receipt by the Borrower, the Manager, the Member or the Property Owner of any notice or request of a modification or change or proposed modification or change of or to the Condominium Documents, and (iv) promptly cause a copy of each such notice or request received by the Property Owner, the Manager, the Member or the Borrower to be delivered to Agent. The Borrower will promptly notify Agent of the institution of a proceeding to partition the Condominium or withdraw same from condominium ownership pursuant to applicable law, and of the institution of any such partition or withdrawal proceeding. The Borrower will promptly deliver to Agent a copy of each notice, pleading, brief and preliminary, interim and final determination or decision and other papers received by it in each such partition or withdrawal proceeding.

          (f) The Borrower will not, without the prior consent of Agent, allow or suffer the Property Owner to wholly or partially terminate, modify, subordinate or surrender or suffer or permit in whole or in part any termination, modification, surrender or expiration of any of the Condominium Documents, or withdraw or cause to permit the withdrawal of the Condominium by operation of law or otherwise from condominium ownership pursuant to applicable law, or allow or suffer the Property Owner to commence or prosecute any action or proceeding to partition the Condominium or cause or permit the Condominium to be partitioned pursuant to applicable law or otherwise.

          (g) The Borrower will, within 30 days after receipt of a written demand from Agent, obtain from the board, association or other Person charged with administering the Condominium Documents and deliver to Agent a duly signed and acknowledged certificate certifying that the Condominium Documents are unmodified and in full force and effect (or, if the same have been modified in compliance with the Mezzanine Mortgage Loan Documents and this Agreement, that the Condominium Documents are in full force and effect as so modified and that there have been no other modifications), stating the dates to which the assessments, common charges and other charges payable under the Condominium Documents have been paid and stating whether to the certifying party's knowledge the Property Owner is in compliance with the Condominium Documents or, if not, specifying each default or failure of compliance of which the certifying party has knowledge. The Borrower will, promptly upon receipt thereof by the Borrower, the Manager, the Member or the Property Owner, furnish Agent with a copy of all notices and statements, however characterized, issued by the board, association or other Person charged with administering the Condominium Documents relating to the Condominium.

          (h) The Borrower will not permit or suffer the Property Owner to exercise any of the Property Owner's rights under the Condominium Documents, or, to the extent not prohibited by applicable laws, vote at any meeting of the board, association or other Person charged with administering the Condominium Documents, in any way that is inconsistent with its duties or obligations under the Mezzanine Mortgage Loan Documents or this Agreement. Notwithstanding the foregoing, after the occurrence of an Event of Default hereunder and for so long as such Event of Default is continuing, the Borrower will notify Agent of all meetings of the board, association or other Person charged with administering the Condominium Documents, at least five
(5) Business Days prior thereto, and, to the extent not prohibited by applicable law, the Borrower will cause the Property Owner to exercise all of its rights under the Condominium Documents, and vote at all meetings of the board, association or other Person charged with administering the Condominium Documents, in accordance with any instructions delivered by Agent to the Borrower.

     Section 8.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any of the Banks has any obligation to make any Loans:

     Section 8.1. Restrictions on Indebtedness. The Borrower will not create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

          (a)  Indebtedness to the Banks arising under any of the Loan
Documents;

          (b) current liabilities of the Borrower incurred in the ordinary course of business and relating to the Mortgaged Property but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services relating to the Mortgaged Property;

          (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies relating to the Mortgaged Property to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.8;

          (d) Indebtedness in respect of judgments or awards relating to the operation and maintenance of the Mortgaged Property in accordance with this Agreement that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review; or

          (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business relating to the Mortgaged Property.

Notwithstanding anything in this Section 8.1 to the contrary, the Subsidiaries of the Borrower (other than Member, Manager and Property Owner) shall be permitted to create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to Indebtedness provided that Borrower shall not be liable, contingently or otherwise, therefor; provided, however, that neither Property Owner, Manager or Member shall be permitted to create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than Indebtedness of Property Owner, Manager and Member expressly permitted pursuant to Section 8.12(e) or Section 8.13(b), as applicable.

     Section 8.2.  Restrictions on Liens, Etc.  Without limiting the terms of
Section 8.1, the Borrower will not (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; (f) incur or maintain any obligation to any holder of Indebtedness of the Borrower which prohibits the creation or maintenance of any lien securing the Obligations (collectively "Liens"); or (g) permit either the Member or the Manager to create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; provided that the Borrower may create or incur or suffer to be created or incurred or to exist:

               (i)  Leases permitted under this Agreement;

               (ii) liens on properties to secure taxes, assessments and other governmental charges or claims for labor, material or supplies relating to the Mortgaged Property in respect of obligations not overdue;

               (iii) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pensions or other social security obligations;

               (iv) liens in favor of the Agent and the Banks under the Loan Documents; and

               (v) liens and encumbrances on a Mortgaged Property, if any, expressly permitted under the terms of the Security Deed relating thereto.

Notwithstanding anything in this Section 8.2 to the contrary, Subsidiaries of the Borrower (other than Member, Manager and Property Owner) shall be permitted to create or incur or suffer to be created or incur any Lien other than Liens with respect to the Mortgaged Property, the Mezzanine Property or any other Collateral; provided, however, that Property Owner shall be permitted to create or incur or suffer to be created or incur only those Liens permitted pursuant to Section 8.13(a).

     Section 8.3. Restrictions on Investments. The Borrower will not, and will not permit Manager, Member or Property Owner to, make or permit to exist or to remain outstanding any Investment except Investments by Borrower and as expressly permitted below, Manager, Member, and Property Owner in:

          (a) Investments by Borrower in marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower or its Subsidiary;

          (b) Investments by Borrower in marketable direct obligations of any of the following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;

          (c) Investments by Borrower in demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $200,000;

          (d) Investments by Borrower in securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any State which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "P 1" if then rated by Moody's Investors Service, Inc., and not less than "A 1", if then rated by Standard & Poor's Corporation;

          (e) Investments by Borrower in mortgage-backed securities guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "Aa" if then rated by Moody's Investors Service, Inc. and not less than "AA" if then rated by Standard & Poor's Corporation;

          (f) Investments by Borrower in repurchase agreements having a term not greater than 90 days and fully secured by securities described in the foregoing subsection (a), (b) or (e) with banks described in the foregoing subsection (c) or with financial institutions or other corporations having total assets in excess of $500,000,000;

          (g) Investments by Borrower in shares of so-called "money market funds" registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (a) through (f) and have total assets in excess of $50,000,000;

          (h) Investments by Borrower in Mortgaged Property, including earnest money deposits relating thereto and transaction costs;

          (i) Investments by Borrower in wholly-owned Subsidiaries of Borrower and Investments by wholly-owned Subsidiaries of Borrower (other than Member, Manager and Property Owner) in fee and leasehold interests in properties located in the northeastern United States which are used principally for commercial office purposes or in land or non-income producing land assets, and which leasehold interests are under ground leases having not less than fifty (50) years of the leasehold term remaining at the time of acquisition thereof;

          (j) Investments by Borrower and its Subsidiaries (other than Member, Manager or Property Owner) in Investment Partnerships which own Investments of the type described in Section 8.3(i);

          (k) Investments by Borrower in Member provided it is wholly-owned by the Borrower, and by Member in Manager, and by Member and Manager in Property Owner; and

          (l)  Investments by Property Owner in the Mezzanine Property.

     Section 8.4. Merger, Consolidation. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger, consolidation or other business combination, or agree to effect any asset acquisition, stock acquisition or other acquisition without the prior written consent of the Majority Banks except (i) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower provided that no Default or Event of Default exists or will occur as a result thereof and (ii) the merger or consolidation of two or more Subsidiaries of the Borrower.

     Section 8.5. Sale and Leaseback; Ground Lease. The Borrower will not, and will not permit the Property Owner to, enter into any arrangement, directly or indirectly, whereby the Borrower or the Property Owner shall sell or transfer any Real Estate owned by it or the Mezzanine Property, as applicable, in order that then or thereafter the Borrower or the Property Owner or any affiliate thereof shall lease back the Mezzanine Property. The Borrower will not permit the Property Owner to enter into a ground lease or similar lease for the Mezzanine Property.

     Section 8.6. Compliance with Environmental Laws. The Borrower will not do and will not permit the Property Owner or any tenant of the Mortgaged Property or the Mezzanine Property to do any of the following: (a) use any of the Mortgaged Property or Mezzanine Property or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for small quantities of Hazardous Substances used in the ordinary course of business and in compliance with all applicable Environmental Laws and the presence of asbestos or asbestos-containing materials located in the Building which are to be maintained, contained and removed in accordance with the terms of the Mezzanine Mortgage Loan Documents and the Loan Documents, as applicable, (b) cause or permit to be located on any of the Mortgaged Property or Mezzanine Property any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Mortgaged Property or Mezzanine Property except in full compliance with Environmental Laws, (d) conduct any activity at any of the Mortgaged Property or Mezzanine Property or use any Mortgaged Property or Mezzanine Property in any manner so as to cause a Release of Hazardous Substances on, upon or into the Mortgaged Property or Mezzanine Property or any surrounding properties or any threatened Release of Hazardous Substances which might give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws).

     The Borrower shall:

          (i) in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, which change would lead a prudent lender to require additional testing to avail itself of any statutory insurance or limited liability, take all action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrower) to confirm that no Hazardous Substances have been Released or disposed of on the Mortgaged Property or Mezzanine Property in violation of any Environmental Laws; and

          (ii) if any Release or disposal of Hazardous Substances shall occur or shall have occurred on the Mortgaged Property or Mezzanine Property (including without limitation any such Release or disposal occurring prior to the acquisition of such Mortgaged Property or Mezzanine Property by the Borrower or Property Owner, respectively), cause the prompt containment and removal of such Hazardous Substances and remediation of the Mortgaged Property or Mezzanine Property in full compliance with all applicable laws and regulations and to the satisfaction of the Majority Banks; provided, that the Borrower shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the satisfaction of the Majority Banks and no action shall have been commenced by any enforcement agency. The Majority Banks may engage their own Environmental Engineer to review the environmental assessments and the Borrower's compliance with the covenants contained herein.

     At any time after an Event of Default shall have occurred hereunder, or, whether or not an Event of Default shall have occurred, at any time that the Agent or the Majority Banks shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances may have occurred relating to any Mortgaged Property or Mezzanine Property, or that any of the Mortgaged Property or Mezzanine Property is not in compliance with the Environmental Laws, the Agent may at its election and will at the request of the Majority Banks obtain such environmental assessments of such Mortgaged Property or Mezzanine Property prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to such Mortgaged Property or Mezzanine Property and (ii) whether the use and operation of such Mortgaged Property or Mezzanine Property comply with all Environmental Laws. Environmental assessments may include detailed visual inspections of such Mortgaged Property or Mezzanine Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of such Mortgaged Property or Mezzanine Property and the use and operation thereof with all applicable Environmental Laws. All such environmental assessments shall be at the sole cost and expense of the Borrower.

     Section 8.7.  Distributions.

          (a) The Borrower shall make no Distributions in the event that an Event of Default consisting of a failure to pay principal, interest or fees hereunder shall have occurred and be continuing, or any other Event of Default shall have occurred and be continuing and the maturity of the Obligations has been accelerated.

          (b) In the event that an Event of Default shall have occurred and be continuing, the Borrower shall not permit the Property Owner, the Member or the Manager to make any Distributions whatsoever, directly or indirectly, from amounts attributable to the Mezzanine Property, the Mezzanine Collateral or its direct or indirect interest in the Property Owner, directly or indirectly, other than such Distributions that are paid to the Agent pursuant to the terms of this Agreement or the other Loan Documents.

     Section 8.8.  Intentionally Omitted.

     Section 8.9. Development Activity. Neither the Borrower nor any Subsidiary of the Borrower shall, without the prior written consent of the Majority Banks, engage, directly or indirectly, in the "ground-up" development of properties to be used principally for commercial office purposes or otherwise, except that the Borrower, subject to the terms of this
Section 8.9, and Subsidiaries of the Borrower (other than Property Owner, Manager and Member) may engage in the "ground up" development of Real Estate to be used principally for commercial office purposes provided that the aggregate costs of acquisition and development of all such properties Under Development (assuming the full cost of developing such property) at any time shall not exceed the greater of (i) ten percent (10%) of WWP's Consolidated Total Assets or (ii) $25,000,000.00. Notwithstanding anything herein to the contrary, except for the Mortgaged Property commonly known as 140 Kendrick Street which may be developed by the Borrower, no "ground up" development shall be performed by the Borrower, Property Owner, Manager or Member. For purposes of this Section 8.9, the term "development" shall include the new construction of an office building or office park, but shall not include Capital Improvement Projects to existing Real Estate which is already used principally for commercial office purposes. Without limiting the foregoing, the Borrower acknowledges that for the purposes of this Agreement, (a) any interest by the Borrower or any Subsidiary in a property which is proposed to be developed, or any interest therein pursuant to which the borrower or any Subsidiary has the right to approve site plans or other plans and specifications or pursuant to which such parties' obligations are conditioned upon the achievement of certain leasing levels, (b) any agreement by the Borrower or any Subsidiary which obligates such party to contribute or otherwise advance funds in connection with or upon completion of the development of a property, or (c) any acquisition of a property which is proposed to be developed or which is under development and lease-up at the time such agreement is entered into, shall be considered a "development" for the purposes of this Section 8.9. The Borrower acknowledges that the decision of the Majority Banks to grant or withhold such consent shall be based on such factors as the Majority Banks deem relevant in their sole discretion, including without limitation, evidence of sufficient funds both from borrowings and equity to complete such development and evidence that such Subsidiary has the resources and expertise necessary to complete such project. Nothing herein shall prohibit the Borrower or any Subsidiary of the Borrower from entering into an agreement to acquire Real Estate which has been developed and initially leased by another Person to the extent not otherwise prohibited by this Agreement.

     Section 8.10.  Intentionally Omitted.

     Section 8.11. Transfers. The Borrower shall not permit any sale, transfer, disposition, pledge, mortgage, hypothecation or encumbering of (a) any direct interest in Borrower other than a sale, transfer, disposition, pledge, mortgage, hypothecation or encumbrance to or in favor of the Secured Mezzanine Loan Agreement Lenders or (b) any direct or indirect interest (i) of Wellsford Commercial in Borrower, (ii) of Wellsford Real Properties in Wellsford Commercial, (iii) of WHWEL in Borrower, or (iv) of any Person or Persons directly or indirectly holding the ownership interests in WHWEL, provided that sales, transfers or other dispositions (but not pledges, mortgages, hypothecations or encumbrances) of interests in WHWEL shall be permitted if after giving effect thereto the Goldman Group, directly or indirectly, owns and controls at least seventy percent (70%) of the ownership interests in WHWEL. Notwithstanding anything herein to the contrary, (x) WHWEL shall be permitted at any time and from time to time to convert all or any of its interest in the Borrower into an interest in Wellsford Commercial and/or Wellsford Real Properties, and (y) WHWEL and Wellsford Commercial may transfer or pledge their interests in Borrower to one another as may be permitted in the operating agreement of the Borrower.

     Section 8.12. Additional Covenants with Respect to Indebtedness, Operations, Fundamental Changes. The Borrower represents, warrants and covenants as of the date hereof and until such time as the Obligations are paid in full and the Banks have no further obligations to make any Loans, that each of the Borrower, the Member and the Manager:

          (a) does not own and will not own any encumbered asset other than the Borrower's ownership of the Collateral;

          (b) is not engaged and will not engage in any business other than the Borrower's acquisition, ownership, operation and sale of the Collateral and the Member's and the Manager's ownership and operation of its direct or indirect interest in the Property Owner;

          (c) as to the Member and the Manager only, does not and will not have any Subsidiaries (whether the same would constitute an entity that could be consolidated on any of such Person's financial statements or a minority interest) other than, as to the Member and the Manager, the Property Owner and, as to the Member only, the Manager;

          (d) will not enter into any contract or agreement with any partner, member, shareholder, principal or affiliate of the Borrower, the Property Owner, the Member, the Manager or the Guarantor, or any affiliate of any such partner, member, shareholder, principal or affiliate, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than an affiliate;

          (e) as to the Member and the Manager only, has not incurred and will not incur any Indebtedness, other than current liabilities incurred in the ordinary course of business in connection with normal purchases of goods and services but not incurred through the borrowing of money; no other debt or other obligations of any of such Persons may be secured (senior, subordinate or pari passu) by any right or asset of such Person;

          (f) has not made and will not make any loans or advances to any third party (including the Property Owner, the Borrower, the Member, the Manager, the Guarantor, any affiliate of such Persons or any member, partner or shareholder of such Persons);

          (g) is and will remain solvent and pay its debts and liabilities (including, without limitation, employment and overhead expenses) from its own assets as the same shall become due;

          (h) has done or caused to be done and will do all things necessary to observe limited liability company, corporate and partnership formalities (as applicable) and to preserve its existence, and will not, nor will any partner, member or shareholder thereof, amend, modify or otherwise change its partnership agreement, operating agreement, articles of incorporation, by-laws or other organizational documents in a manner which adversely affects such Person's or such partner's, member's or shareholder's existence as a single purpose entity;

          (i) will conduct and operate its business as presently conducted and operated;

          (j) will maintain books and records and bank accounts (if any) separate from those of its affiliates, including its partners, members and shareholders;

          (k) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate thereof, including any partner, member, shareholder or any affiliate of any partner, member or shareholder of the Borrower, the Member or the Manager) and shall maintain and use separate stationery, invoices and checks;

          (l) will file its own separate tax returns or if such returns are filed jointly, such Persons shall be reflected as separate entities thereon;

          (m) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

          (n) will not, nor shall any partner, member, shareholder or affiliate, seek the dissolution or winding up, in whole or in part, of the Borrower, the Property Owner, the Member or the Manager;

          (o) will not enter into, and will not permit Property Owner to enter into, any transaction of merger, consolidation or other business combination, or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any entity;

          (p) will not commingle the funds and other assets of the Borrower, the Property Owner, the Member or the Manager, as applicable, with those of any partner, member, shareholder, any affiliate or any other Person;

          (q) has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other Person;

          (r) does not and will not hold itself out to be responsible for the debts or obligations of any other Person;

          (s) shall comply with the provisions of its partnership agreement, operating agreement, articles of incorporation or bylaws or other organizational documents, as applicable; and

          (t) with respect to the Manager and the Member, shall be organized and conduct its business so that, and otherwise cause, the assumptions of fact made with respect to the Borrower, the Member, the Manager and the Property Owner in that certain opinion letter dated May 15, 1998 delivered by Robinson Silverman Pearce Aronsohn & Berman LLP with respect to non-consolidation issues to be true and correct, in all material respects at all times.

     Section impos  Additional Restrictions Concerning the Mezzanine
Property.

          (a) Except as expressly provided in Section 5.3 or Section 7.19, the Borrower will not, without the prior written consent of the Agent in each instance, permit the Property Owner, directly or indirectly to: (i) sell, convey, assign, transfer, contribute, option, mortgage, pledge, encumber, charge, hypothecate or dispose of the Mezzanine Property, or any part thereof or interest therein; or any income or profits therefrom, or any other accounts, contract rights, general intangibles, instruments, chattel paper or other assets or claims, whether now owned or hereafter acquired; or (ii) create or suffer to be created or to exist any lien, encumbrance, security interest, mortgage, pledge, restriction, attachment or other charge of any kind upon, or any levy, seizure, attachment or foreclosure of, the Mezzanine Property, or any part thereof or interest therein, or any income or profit therefrom, or any other accounts, contract rights, general intangibles, instruments, chattel paper or other assets or claims, whether now owned or hereafter acquired, except for Permitted Liens. For the purposes of this paragraph, the sale, conveyance, transfer, disposition, alienation, hypothecation or encumbering of all or any portion of any interest in the Property Owner, the Member or the Manager, or the creation or addition of a new member or other owner of any interest in the Property Owner, the Member or the Manager shall be deemed to be a transfer of an interest in the Property Owner, the Member or the Manager. A pledge or transfer by WWP of its interest in the Borrower pursuant to Section 8.11(a) shall not violate the provisions of Section 8.13(a).

          (b) The Borrower will not permit the Property Owner to create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

               (i) Indebtedness arising under the Mezzanine Mortgage Loan Documents (it being acknowledged and agreed that any refinancing of such Indebtedness in connection with an assignment and restatement of the Mezzanine Mortgage Loan Documents shall not constitute permitted Indebtedness);

               (ii) current liabilities of the Property Owner permitted pursuant to the Approved Budget incurred in the ordinary course of business but not incurred through (A) the borrowing of money, or (B) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services; and

               (iii) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.8.

     Section 8.14. Mezzanine Mortgage Loan Documents. The Borrower agrees to cause the Property Owner to deliver immediately to the Agent copies of any notices, certificates, requests, demands or other instruments (including without limitation any notice of default, acceleration or the exercise or threat of exercise of any remedies under the Mezzanine Mortgage Loan Documents) furnished or delivered to or by the Property Owner under or in any way relating to the Mezzanine Mortgage Loan Documents. The Borrower shall not permit the Property Owner to seek nor to obtain additional advances from the holder or holders of the Mezzanine Mortgage Loan Documents (provided that the foregoing shall not be deemed violated in the event that the holder or holders of the Mezzanine Mortgage Loan Documents shall make a protective advance or advances for the payment of taxes, insurance premiums or to protect the Mezzanine Property pursuant to the terms of the Nomura Mortgages, provided that such advance may otherwise constitute a Default or Event of Default hereunder to the extent that such protected advance is made by the Mezzanine Mortgagee as a result of a "Default" or "Event of Default" under the Mezzanine Mortgage Loan Documents), or to modify, amend, terminate, extend or seek a consent or waiver under the Mezzanine Mortgage Loan Documents in any respect without the prior written approval of the Agent.

     Section 9.  FINANCIAL COVENANTS OF BORROWER.

     The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans it will comply with the following:

     Section 9.1. Debt Service Coverage Test Amount. The Borrower will not, at the end of any fiscal quarter permit (a) the difference of (i) the Net Operating Income of the Mortgaged Properties and the Mezzanine Properties for any test period of four consecutive fiscal quarters then ended (treated as a single accounting period) (the "Test Period") minus (ii) the Capital Improvement Reserve for such Test Period to be less than (b) the multiple of the Debt Service Coverage Test Amount for the Test Period set forth below:



               Fiscal Quarter Ending    Multiple of Debt Service
               On or Before:            Coverage Test Amount
               ---------------------    --------------------

               December 31, 1998             1.35
               Thereafter                    1.45

In the event that the Borrower shall not have owned any of such Mortgaged Properties or the Mezzanine Properties for four (4) consecutive fiscal quarters, then the Net Operating Income of the Borrower for such Mortgaged Properties and the Mezzanine Properties shall be annualized based upon historical information with respect to such Mortgaged Properties and the Mezzanine Properties in a manner reasonably satisfactory to the Agent.

     Section 9.2. Designated Collateral Value. The Borrower will not permit the outstanding principal balance of the Loans as of the date of determination to be greater than the Designated Collateral Value as of the date of determination.

     Section 9.3. WWP Financial Covenants. If and only in the event that the loans contemplated by the Secured Mezzanine Loan Agreement shall be paid in full and the Secured Mezzanine Loan Agreement shall be terminated, then Borrower shall cause WWP to at all times thereafter observe, perform and comply with each and every covenant set forth in Sections 9.1 through 9.5 of the Secured Mezzanine Loan Agreement as set forth in the Secured Mezzanine Loan Agreement as of the date hereof (or as the same may be amended with the approval of the Majority Banks), as if such covenants and any defined terms referred to therein were fully set forth in this Agreement and a part hereof, subject, however, to any applicable period of grace or notice and cure with respect to a failure to comply with such covenants as set forth in the Secured Mezzanine Loan Agreement. Notwithstanding the foregoing, the provisions of this Section 9.3 shall not apply in the event that the Secured Mezzanine Loan Agreement Lenders shall acquire title to the interest of WWP in the Borrower.

     Section 10.  CLOSING CONDITIONS.

     The obligations of the Agent and the Banks to make the initial Loans shall be subject to the satisfaction of the following conditions precedent on or prior to July 16, 1998.

     Section 10.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Majority Banks. The Agent shall have received a fully executed copy of each such document, except that each Bank shall have received a fully executed counterpart of its Note. The Agent is authorized by the Banks to execute on behalf of the Banks and Agent, as applicable, any amendments to agreements securing or relating to the Original Revolving Credit Agreement and the Original Loan Agreement as Agent deems appropriate.

     Section 10.2. Certified Copies of Organizational Documents. The Agent shall have received from the Borrower a copy, certified as of a recent date by the appropriate officer of the State in which the Borrower and the Guarantor are organized or in which the Mortgaged Property is located, and by a duly authorized officer of such Person to be true and complete, of the articles of incorporation or other organizational documents of the Borrower and the Guarantor (or a certification satisfactory to the Agent that there have been no changes to the foregoing from those previously provided to the Agent) or their respective qualification to do business, as applicable, as in effect on such date of certification.

     Section 10.3. Bylaws; Resolutions. All action on the part of the Borrower and the Guarantor necessary for the valid execution, delivery and performance by the Borrower and the Guarantor of the Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent. The Agent shall have received from the Borrower and the Guarantor, as applicable, true copies of its bylaws (or a certification satisfactory to the Agent that there have been no changes to the foregoing from those previously provided to the Agent) and the resolutions adopted by its board of directors or other governing body authorizing the transactions described herein, each certified by its secretary or other duly authorized officer as of a recent date to be true and complete.

     Section 1it u Incumbency Certificate; Authorized Signers. The Agent shall have received from the Borrower and Guarantor an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower and Guarantor and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower and the Guarantor, each of the Loan Documents to which the Borrower or the Guarantor is or is to become a party;
(b) in the case of the Borrower to make Loan and Conversion Requests; and (c) to give notices and to take other action on behalf of the Borrower under the Loan Documents.

     Section 10.5. Opinion of Counsel. The Agent shall have received a favorable opinion addressed to the Banks and the Agent and dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from Robinson, Silverman, Pearce, Aronsohn & Berman, and other counsel of the Borrower and the Guarantor, as to such matters as the Agent shall reasonably request.

     Section 10.6. Payment of Fees. The Borrower shall have paid to the Agent the commitment fee pursuant to Section 4.2.

     Section 10.7. Appraisals. The Agent shall have received Appraisals of the Mortgaged Property and the Mezzanine Property in form and substance satisfactory to the Majority Banks prior to the Closing Date demonstrating that the initial Collateral has a Designated Collateral Value that is in compliance with the terms of this Agreement.

     Section 10.8. Environmental Reports. The Agent shall have received environmental site assessment reports for the Mortgaged Property and the Mezzanine Property prepared by an Environmental Engineer, which indicate the condition of the Mortgaged Property, the Mezzanine Property and such other properties and any Buildings thereon and which set forth no qualifications except those that are acceptable to the Majority Banks in their sole discretion, and disclosing that each piece of Mortgaged Property, Mezzanine Property and any Building thereon is free of oil, underground storage tanks, asbestos or asbestos containing material, lead paint and other Hazardous Substances (except to the extent acceptable to the Majority Banks in their sole discretion), and which reports are otherwise in form and substance satisfactory to the Majority Banks).

     Section 10.9. Insurance. The Agent shall have received duplicate originals or certified copies of all policies of insurance required by this Agreement.

     Section 10.10. Performance; No Default. The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

     Section 10.11. Representations and Warranties. The representations and warranties made by the Borrower and the Guarantor in the Loan Documents or otherwise made by or on behalf of any Borrower and Guarantor, or any Subsidiary thereof, in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

     Section 10.12. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent's Special Counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Agent and the Agent's Special Counsel may reasonably require.

     Section 10.13. Eligible Real Estate Qualification Documents. The Eligible Real Estate Qualification Documents for each parcel of Mortgaged Property and the Mezzanine Collateral included in the Collateral as of the Closing Date shall have been delivered to the Agent.

     Section 10.14. Compliance Certificate. A Compliance Certificate dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein as of the most recent fiscal quarter end for which the Borrower has provided financial statements under Section 6.4 adjusted in the best good faith estimate of the Borrower dated as of the date of the Closing Date shall have been delivered to the Agent.

     Section 10.15. Other Documents. To the extent requested by the Agent, executed copies of all material agreements of any nature whatsoever to which the Borrower is a party affecting or relating to the use, operation, development, construction or management of the Mortgaged Property or other Collateral or the Mezzanine Property.

     Section 10.16. No Condemnation/Taking. The Agent shall have received written confirmation from the Borrower that no condemnation proceedings are pending or to the Borrower's knowledge threatened against any Mortgaged Property, Mezzanine Property or other Collateral or, if any such proceedings are pending or threatened, identifying the same and the Real Estate affected thereby and the Agent shall have determined that none of such proceedings is or will be material to the Mortgaged Property, Mezzanine Property or other Collateral affected thereby.

     Section 10.17. Governmental Policy. Each Bank shall have determined that there have been no material changes in governmental regulations or policy affecting the Banks, the Borrower or the Guarantor.

     Section 10.18. Other. The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent's Special Counsel may reasonably have requested.

     Section 10.19.  Satisfaction of Conditions as to Initial Collateral.
The parties hereto acknowledge that the requirements of Sections 10.7, 10.8 and 10.13 for the Mezzanine Properties and the Mortgaged Properties as of the date hereof have been satisfied.

     Section 11.  CONDITIONS TO ALL BORROWINGS.

          The obligations of the Banks to make any Loan, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

     Section 11.1.  Prior Conditions Satisfied.  All conditions set forth in
Section 10 shall continue to be satisfied as of the date upon which any Loan is to be made.

     Section 11.2. Representations True; No Default. Each of the representations and warranties contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan (except that representations and warranties as to the Guarantor shall not be deemed to have been repeated), with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. Agent shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

     Section 11.3. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan.

     Section 11.4. Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

     Section 11.5. Proceedings and Documents. All proceedings in connection with the Loan shall be satisfactory in substance and in form to the Majority Banks, and the Majority Banks shall have received all information and such counterpart originals or certified or other copies of such documents as the Majority Banks may reasonably request.

     Section 11.6. Borrowing Documents. In the case of any request for a Loan, the Agent shall have received a copy of each of the request for a Loan required by Section 2.6 in the form of Exhibit B hereto, fully completed.

     Section 11.7. Endorsement to Title Policy. At such time as the Agent shall determine in its discretion, to the extent available under applicable law, a "date down" endorsement to each Title Policy indicating no change in the state of title and containing no survey exceptions not approved by the Agent, which endorsement shall, expressly or by virtue of a proper "revolving credit" clause or endorsement in the Title Policy, increase the coverage of the Title Policy to the aggregate amount of all Loans advanced and outstanding on or before the effective date of such endorsement, other than the Designated Collateral Value Amount for the Equity Interests, if applicable (provided that the amount of coverage under an individual Title Policy for an individual Mortgaged Property need not equal the aggregate amount of all Loans), or if such endorsement is not available, such other evidence and assurances as the Agent may reasonably require (which evidence may include, without limitation, an affidavit from the Borrower stating that there have been no changes in title from the date of the last effective date of the Title Policy).

     Section 11.8. Future Advances Tax Payment. As a condition precedent to any Bank's obligations to make any Loans, the Borrower will pay or cause to be paid to the Agent any mortgage, recording, intangible, documentary stamp or other similar taxes and charges which the Agent reasonably determines to be payable as a result of such Loan to any state or any county or municipality thereof in which any of the Mortgaged Property is located and deliver to the Agent such affidavits or other information which the Agent reasonably determines to be necessary in connection with the payment of such tax, in order to insure that the Security Deeds on Mortgaged Property located in such state secure the Borrower's obligation with respect to the Loans then being requested. The provisions of this Section 11.8 shall be without limitation of the Borrower's obligations under other provisions of the Loan Documents, including without limitation Section 15 hereof.

     Section 12.  EVENTS OF DEFAULT; ACCELERATION; ETC.

     Section 12.1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

          (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (b) the Borrower shall fail to pay any interest on the Loans or any other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (c)  Intentionally Omitted.

          (d)  Intentionally Omitted.

          (e) any of the Borrower, the Member, the Manager, the Guarantor or any other party shall fail to, or the Borrower shall fail to cause the Property Owner to, perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in this Section 12.1);

          (f) any representation or warranty of the Borrower, the Property Owner, the Member, the Manager or any Guarantor in this Agreement or any other Loan Document, or in any report, certificate, financial statement, request for a Loan, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

          (g) without limiting any other terms of the Loan Documents prohibiting or restricting the ability of such Persons to incur Indebtedness, any of the Borrower, the Property Owner, the Member, the Manager or any Guarantor shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness (which as to the Property Owner only involves such obligations or Indebtedness individually or in the aggregate in excess of $1,000,000.00) or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound (including, without limitation, the Mezzanine Mortgage Loan Documents), evidencing or securing any such borrowed money or credit received or other Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof (which as to the Property Owner only involves such obligations or Indebtedness individually or in the aggregate in excess of $1,000,000.00); provided however that any failure of a Guarantor to pay such amounts or observe or perform such terms, covenants or agreements with respect to a "Loan Document" (as defined in the Secured Mezzanine Loan Agreement) shall not constitute a Default under this Section 12.1(g);

          (h) any of the Borrower, the Property Owner, the Member, the Manager or the Guarantor (A) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any such Person of any substantial part of the assets of any thereof, (B) shall commence any case or other proceeding relating to any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (C) shall take any action to authorize or in furtherance of any of the foregoing;

          (i) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrower, the Property Owner, the Member, the Manager or the Guarantor or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within 60 days following the filing or commencement thereof;

          (j) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any of the Borrower, the Property Owner, the Member, the Manager or the Guarantor bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person, in each case of the foregoing in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

          (k) there shall remain in force, undischarged, unsatisfied and unstayed, for more than 60 days, whether or not consecutive, any uninsured final judgment against any of the Borrower, the Property Owner, the Member, the Manager or the Guarantor that, with other outstanding uninsured final judgments, undischarged, against such Person exceeds in the aggregate $5,000,000.00 with respect to the Borrower or a Guarantor or $1,000,000.00 with respect to the Property Owner, the Manager or the Member; provided that in any event such judgment with respect to the Property Owner, the Manager or the Member shall be sooner removed prior to the commencement of any proceeding of foreclosure, levy or other sale pursuant thereto; and provided further that any such judgment against a Guarantor arising from a failure to perform under a "Loan Document" (as defined in the Secured Mezzanine Loan Agreement) shall not constitute a Default under this Section 12.1(k);

          (l) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any of the Borrower, the Property Owner, the Member, the Manager or the Guarantor or any of their respective holders of Voting Interests, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof in any material respect as determined by the Majority Banks;

          (m) any dissolution, termination, partial or complete liquidation, merger or consolidation of any of the Borrower, the Property Owner, the Member, the Manager or the Guarantor, or any sale, transfer or other disposition of the assets of any such Person, other than as permitted under the terms of this Agreement or the other Loan Documents or otherwise consented to in writing by the Majority Banks;

          (n) any suit or proceeding shall be filed against any of the Borrower, the Property Owner, the Member, the Manager or the Guarantor or any of the Mortgaged Property, the Mezzanine Property or any other Collateral which in the good faith business judgment of the Majority Banks after giving consideration to the likelihood of success of such suit or proceeding and the availability of insurance to cover any judgment with respect thereto and based on the information available to them, if adversely determined, would have a materially adverse affect on the ability of the Property Owner to perform each and every one of its obligations under and by virtue of the Mezzanine Mortgage Loan Documents or the Borrower or any Guarantor to perform each and every one of their respective obligations under and by virtue of the Loan Documents; provided that any such suit or proceeding against a Guarantor relating to a claim under a "Loan Document" (as defined in the Secured Mezzanine Loan Agreement) shall not constitute a Default under this Section 12.1(n);

          (o) the Property Owner, the Member or the Manager shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of such Person, or the Borrower shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of such Person included in the Mortgaged Property or other Collateral;

          (p) Jeffrey H. Lynford shall cease to be the Chairman of the Board of, or Edward Lowenthal shall cease to be the President of, Wellsford Commercial, and a competent and experienced successor for such Person shall not be approved by the Majority Banks within six (6) months of such event;

          (q) Any violation of the covenant set forth in Section 8.11 shall occur;

          (r) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of any of the Borrower, the Property Owner, the Member, the Manager or the Guarantor to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

          (s) any Guarantor denies that it has any liability or obligation under the Guaranty or the Indemnity Agreement, or shall notify the Agent or any of the Banks of such Guarantor's intention to attempt to cancel or terminate the Guaranty or the Indemnity Agreement, or shall fail to observe or comply with any term, covenant, condition or agreement under the Guaranty or the Indemnity Agreement;

          (t) the Borrower, the Member, the Manager or any other Person acting on behalf of any of them shall cause, or the Borrower shall permit the Property Owner to, cause less than all of the Excess Property Income to be deposited with the Agent as and when provided in the Assignment of Interests or the Cash Collateral Agreement and the same is not cured within five (5) days following receipt of written notice of such default;

          (u) any warranty or representation of the Property Owner, the Manager, the Member or the Borrower in any acknowledgment delivered to the Agent in connection with the Loan shall prove to have been false or misleading in any material respect upon the date when made or deemed to have been made or repeated, or the Property Owner, the Manager, the Member or the Borrower shall fail to perform any term, covenant or agreement contained in any such acknowledgment; or

          (v) The occurrence of an Event of Default under any of the other Loan Documents;

then, and in any such event, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Section 12.1(h), Section 12.1(i) or Section 12.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of notice from any of the Banks or the Agent. Without limiting the terms of this Agreement, the occurrence of a "Default" or "Event of Default" under the Secured Mezzanine Loan Agreement shall not in and of itself constitute a Default or Event of Default under this Agreement or the other Loan Documents.

     Section 12.lA. Limitation of Cure Periods. Notwithstanding anything contained in Section 12.1 to the contrary, (i) no Event of Default shall exist hereunder upon the occurrence of any failure described in Section 12.1(b) in the event that the Borrower cures such default within five (5) days following receipt of written notice of such default, provided, however, that Borrower shall not be entitled to receive more than two (2) notices in the aggregate pursuant to this clause (i) in any period of 365 days ending on the date of any such occurrence of default, and provided further that no such cure period shall apply to any payments due upon the maturity of the Notes, and (ii) no Event of Default shall exist hereunder upon the occurrence of any failure described in Section 12.1(e) in the event that the Borrower cures such default with thirty (30) days following receipt of written notice of such default, provided that the provisions of this clause (ii) shall not pertain to defaults consisting of a failure to provide insurance as required by Section 7.7, to any default consisting of a failure to comply with Section 7.4(e), Section 8.2(g), Section 8.7(b), Section 8.12 (as to the failure of the Manager, the Member or the Property Owner to comply therewith), Section 8.13, Section 8.14 (as to the failure to deliver any notice of default, acceleration or the exercise or threat of exercise of any remedies under the Mezzanine Mortgage Loan Documents) or to any default excluded from any provision of cure of defaults contained in any other of the Loan Documents; provided, however, that the occurrence of such events under Sections 8.2(g), 8.7(b), 8.12, 8.13 and 8.14 shall be subject to the rights of Borrower pursuant to Paragraph 8(h) of the Assignment of Interests.

     Section 12.2. Termination of Commitments. If any one or more Events of Default specified in Section 12.1(h), Section 12.1(i) or Section 12.1(j) shall occur, then immediately and without any action on the part of the Agent or any Bank any unused portion of the credit hereunder shall terminate and the Banks shall be relieved of all obligations to make Loans to the Borrower. If any other Event of Default shall have occurred and be continuing, the Agent, upon the election of the Majority Banks, may by notice to the Borrower terminate the obligation to make Loans to the Borrower. No termination under this Section 12.2 shall relieve the Borrower of its obligations to the Banks arising under this Agreement or the other Loan Documents.

     Section 12.3. Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 12.1, the Agent on behalf of the Banks, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce their rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right. No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     Section 12.4. Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

          (a) First, to the payment of, or (as the case may be) the reimbursement of, the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent to protect or preserve the collateral or in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

          (b) Second, to all other Obligations in such order or preference as the Majority Banks shall determine; provided, however, that (i) distributions in respect of such Obligations shall be made pari passu among Obligations with respect to the Agent's fee payable pursuant to Section 4.3 and all other Obligations, (ii) in the event that any Bank shall have wrongfully failed or refused to make an advance under Section 2.7 and such failure or refusal shall be continuing, advances made by other Banks during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations described in this subsection (b), and (iii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata; and provided, further, that the Majority Banks may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

          (c) Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

     Section 12.5. Default under Mezzanine Mortgage Loan Documents. Notwithstanding anything herein to the contrary, the Borrower hereby expressly agrees that any "Event of Default" (as defined in the Mezzanine Mortgage Loan Documents) (which shall be deemed to include maturity of the debt secured by the Mezzanine Mortgage Loan Document or any other occurrence which would give the holder of the Mezzanine Mortgage Loan Documents the right to exercise remedies thereunder) shall constitute and be deemed to be an Event of Default under this Agreement for which no right to cure shall be available; provided, however, that in the event that (a) a court of competent jurisdiction finally determines in an adjudication binding upon the Mezzanine Mortgagee, and sufficient to prohibit or stay any exercise by the Mezzanine Mortgagee of its remedies under the Mezzanine Mortgage Loan Documents, that an "Event of Default" under the Mezzanine Mortgage Loan Documents was in fact not an "Event of Default" thereunder, or (b) the Mezzanine Mortgagee withdraws such notice of the existence of an "Event of Default" (subject to the terms of this Section 12.5 below concerning the approval thereof by the Majority Banks), and in either event the Agent has not foreclosed on the "Member Interests" (as defined in the Assignment of Interests), such "Event of Default" shall no longer constitute an Event of Default hereunder.
Without limiting the foregoing, an "Event of Default" under the Mezzanine Mortgage Loan Documents shall conclusively be deemed to have occurred upon the declaration, statement or notice from the Mezzanine Mortgagee as to the existence or occurrence of an "Event of Default" under the Mezzanine Mortgage Loan Documents. The Borrower shall cause the Property Owner to give the Agent immediate notice of default and all other notices or communications received by the Property Owner pursuant to the Mezzanine Mortgage Loan Documents or in connection with the Mezzanine Mortgage Loan. Upon the occurrence of any "Default" (as defined in the Mezzanine Mortgage Loan Documents), the Borrower shall cause the Property Owner to deliver to the Agent within five (5) days after the first to occur of (x) receipt by the Property Owner of notice of such "Default" from the Mezzanine Mortgagee or
(y) the date the Property Owner obtains actual knowledge of the occurrence of such "Default", a detailed description of the actions to be taken by the Property Owner to cure such "Default" and the dates by which each such action shall occur. Such schedule shall be subject to the approval of the Majority Banks. The Borrower shall cause the Property Owner to take all such actions as are necessary to cure such "Default" under the Mezzanine Mortgage Loan Documents by the date approved by the Majority Banks, and shall deliver to the Agent not less frequently than weekly thereafter written updates concerning the status of the Property Owner's efforts to cure such "Default". The Agent shall have the right, but not the obligation, to pay any sums or to take any action which the Agent deems necessary or advisable to cure any default or alleged default under the Mezzanine Mortgage Loan Documents (whether or not the Property Owner is undertaking efforts to cure such default or the same is an "Event of Default" under the Mezzanine Mortgage Loan Documents or a Default or Event of Default hereunder), and such payment or such action is hereby authorized by the Borrower, and any sum so paid and any expense incurred by the Agent in taking any such action shall be evidenced by this Agreement and secured by the Security Documents and shall be immediately due and payable by Borrower to the Agent with interest at the rate for overdue amounts set forth in Section 4.12 until paid. The Agent shall be authorized to take such actions upon the assertion by the Mezzanine Mortgagee of the existence of such "Default" or "Event of Default" without any duty to inquire or determine whether such "Default" or "Event of Default" exist. The consent or waiver by the Mezzanine Mortgagee of any "Event of Default" under the Mezzanine Mortgage Loan Documents shall not annul the occurrence of an Event of Default hereunder unless otherwise approved by the Majority Banks; provided, however that if the Mezzanine Mortgagee shall accept the cure of an "Event of Default" under the Mezzanine Mortgage Loan Documents resulting from a failure to pay any amounts due to the Mezzanine Mortgagee thereunder within five (5) days of the occurrence of such event, such acceptance shall not require the consent of the Majority Banks to annul the occurrence of an Event of Default hereunder. The Borrower shall cause the Property Owner to permit Agent to enter upon the Mezzanine Property for the purpose of curing any default or alleged default under the Mezzanine Mortgage Loan Documents or hereunder. The Borrower hereby transfers and assigns any excess proceeds arising from any foreclosure or sale under power pursuant to the Nomura Mortgages or any instrument evidencing the indebtedness secured thereby, and the Borrower hereby authorizes and directs the holder or holders of the Nomura Mortgages to pay such excess proceeds directly to the Agent up to the amount of the Obligations. The provisions of this Section 12.5 shall be subject to the rights of Borrower pursuant to Paragraph 8(h) of the Assignment of Interests.

     Section 13.  SETOFF.

          Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Banks to the Borrower or any Guarantor and any securities or other property of the Borrower or any Guarantor in the possession of such Bank may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower or any Guarantor to such Bank. Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower or any Guarantor, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

     Section 14.  THE AGENT.

     Section 14.1. Authorization. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank or to create any agency or fiduciary relationship. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Banks pursuant to this Agreement and the other Loan Documents.

     Section 14.2. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

     Section 14.3. No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     Section 14.4. No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, the Guarantor, the Property Owner, the Manager or the Member, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any other of the Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or the Guarantor or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the creditworthiness or financial condition of the Borrower, the Property Owner, the Manager, the Member or the Guarantor. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.

     Section 14.5.  Payments.

          (a) A payment by the Borrower or the Guarantor to the Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees to distribute to each Bank not later than one Business Day after the Agent's receipt of good funds, determined in accordance with the Agent's customary practices, such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

          (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

          (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or (ii) to comply with the provisions of Section 13 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower and the Guarantor, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks or as a result of other payments by the Delinquent Banks to the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     Section 14.6. Holders of Notes. Subject to the terms of Article 18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

     Section 14.7. Indemnity. The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

     Section 14.8. Agent as Bank. In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

     Section 14.9. Resignation. The Agent may resign at any time by giving 60 days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint as a successor Agent any Bank or any bank whose senior debt obligations are rated not less than "A3" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's corporation and which has total assets in excess of $10 billion and, so long as the Loan is secured by the Mezzanine Collateral, who is approved by the Rating Agencies pursuant to the Mezzanine Mortgage Loan Agreement. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a Bank or any bank whose debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's Corporation and which has total assets in excess of $10 billion and, so long as the Loan is secured by the Mezzanine Collateral, who is approved by the Rating Agencies pursuant to the Mezzanine Mortgage Loan Agreement. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder as Agent. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     Section 14.10. Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

     Section 15.  EXPENSES.

          The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's gross or net income, except that the Agent and the Banks shall be entitled to indemnification for any and all amounts paid by them in respect of taxes based on income or other taxes assessed by any State in which Mortgaged Property or other Collateral is located, such indemnification to be limited to taxes due solely on account of the granting of Collateral under the Security Documents and to be net of any credit allowed to the indemnified party from any other State on account of the payment or incurrence of such tax by such indemnified party), including any recording, mortgage, documentary or intangibles taxes in connection with the Security Deeds and other Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Banks after the Closing Date (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) all title insurance premiums, appraisal fees, engineer's fees, reasonable internal charges of the Agent (determined in good faith and in accordance with the Agent's internal policies applicable generally to its customers) for commercial finance exams and engineering and environmental reviews and the reasonable fees, expenses and disbursements of the counsel to the Agent, counsel for the Majority Banks and any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein (excluding, however, the preparation of agreements evidencing participations granted under Section 18.4), the review of any additional or substitute Collateral, the addition of any guarantor, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, and the making of each advance hereunder, (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Bank or the Agent) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any Guarantor or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or any of the Bank's relationship with the Borrower or any Guarantor, (f) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with U.C.C. searches, U.C.C. filings, title rundowns, title searches or mortgage recordings, and (g) all reasonable fees and expenses (including reasonable attorney's fees and costs) incurred by BankBoston and Goldman in connection with the assignment of Commitments and interests in the Loans pursuant to Section 18.1. The covenants of this Section 15 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

     Section 16.  INDEMNIFICATION.

     The Borrower agrees to indemnify and hold harmless the Agent and the Banks and each director, officer, employee, agent and Person who controls the Agent or any Bank from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any leasing fees and any brokerage, finders or similar fees asserted against any Person indemnified under this Section 16 based upon any agreement, arrangement or action made or taken, or alleged to have been made or taken, by the Borrower or Guarantor, (b) any condition, use, operation or occupancy of the Mortgaged Property, the Mezzanine Property or other Collateral, (c) any actual or proposed use by the Borrower of the proceeds of any of the Loans, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower, the Property Owner, the Manager, the Member or Guarantor comprised in the Collateral, (e) the Borrower and the Guarantor entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Mortgaged Property or the Mezzanine Property, (g) with respect to the Borrower, the Property Owner, the Manager, the Member or Guarantor and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), (h) the Mezzanine Mortgage Loan Documents or the Member Organizational Agreements, the Property Owner Organizational Agreements and the Manager Organizational Agreements, (i) matters for which the Mezzanine Mortgagee is indemnified pursuant to Section 9.2 of the Mezzanine Mortgage Loan Agreement to the same extent provided therein, (j) in the event that the Agent or any nominee of the Agent and the Banks shall foreclose or otherwise obtain title to all or any portion of the Mezzanine Collateral, any obligations, duties or liabilities of the Property Owner, the Borrower, the Manager or the Member other than those pursuant to Leases for the Mezzanine Property entered into in compliance with this Agreement, the Mezzanine Mortgage Loan Documents (subject to the terms of the Loan Documents) or the Approved Budget, or (k) the exercise by the Agent of the rights and remedies set forth in Section 32, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrower shall not be obligated under this Section 16 to indemnify any Person for liabilities arising from such Person's own gross negligence or willful misconduct. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.2(b) or (c) of the Mezzanine Mortgage Loan Agreement is for any reason held to be unenforceable by an indemnified party in respect of any claims, expenses, losses, damages, obligations or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 16(i) above the Borrower shall contribute to the amount paid or payable by the Agent or the Banks as a result of such claims, expenses, losses, damages, obligations or liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the Agent's, the Banks' and the Borrower's (or the Borrower's predecessors) relative knowledge and access to information concerning the matter with respect to which claim was asserted;
(ii) the opportunity to correct and prevent any statement or omission; and
(iii) any other equitable considerations appropriate in the circumstances. Agent and the Borrower hereby agree that it may not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select a single law firm as their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this Section 16 shall survive the repayment of the Loans and the termination of the obligations of the Banks hereunder.

     Section 17.  SURVIVAL OF COVENANTS, ETC.

     All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower, the Property Owner, the Manager, the Member or any Guarantor pursuant hereto or thereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans. The indemnification obligations of the Borrower provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Banks hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower, the Property Owner, the Manager, the Member or any Guarantor pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.

     Section 18.  ASSIGNMENT AND PARTICIPATION.

     Section 18.1. Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by
it); provided that (a) the Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld (provided that such consent shall not be required for any assignment to another Bank, to a bank which is under common control with the assigning Bank or to a wholly-owned Subsidiary of such Bank provided that such assignee shall remain a wholly-owned Subsidiary of such Bank), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), a notice of such assignment, together with any Notes subject to such assignment, (d) in no event shall any voting, consent or approval rights of a Bank be assigned to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrower, the Property Owner, the Manager, the Member or any Guarantor, which rights shall instead be allocated pro rata among the other remaining Banks, (e) such assignee shall have a net worth as of the date of such assignment of not less than $500,000,000 and (f) such assignee shall acquire an interest in the Loans of not less than $10,000,000.00. No such assignment shall be made without the prior consent of the Borrower, which consent shall not be unreasonably withheld or delayed; provided that such consent shall not be required in the event that a Default or Event of Default shall have occurred. Upon such execution, delivery, acceptance and recording, of such notice of assignment, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Banks and, to the extent provided in such assignment, have the rights and obligations of a Bank hereunder, (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 18.2, be released from its obligations under this Agreement, and (iii) the Agent may unilaterally amend Schedule 1.1 to reflect such assignment. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Bank as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower, the Property Owner, the Manager, the Member or any Guarantor. Notwithstanding anything herein to the contrary, in the event that BKB shall at any time hold a Commitment equal to or less than $20,000,000, then BKB shall promptly provide written notice thereof to the Banks and the Majority Banks shall have the right, to be exercised within fifteen (15) days of delivery of such notice by BKB, to elect to remove BKB as Agent and replace BKB as Agent, subject to the terms of Section 14.9

     Section 18.2. Register. The Agent shall maintain a copy of each assignment delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,000.

     Section 18.3. New Notes. Upon its receipt of an assignment executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such assignment and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder, and shall cause the Guarantor to deliver to Agent an acknowledgment in form and substance satisfactory to the Agent to the effect that the Guaranty extends and is applicable to each new Note. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

     Section 18.4. Participations. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents with the prior written consent of the Agent (after giving due regard to the limitations in Section 18.8); provided that (a) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower,
(b) such sale and participation shall not entitle such participant any rights or privileges under this Agreement or the Loan Documents (including, without limitation, the right to approve waivers, amendments or modifications), (c) such participant shall have no direct rights against the Borrower or the Guarantor except the rights granted to the Banks pursuant to Section 13, (d) such sale is effected in accordance with all applicable laws, and (e) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrower, the Property Owner, the Manager, the Member or any Guarantor.

     Section 18.5. Pledge by Bank. Any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

     Section 18.6. No Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

     Section 18.7. Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard institutional lending practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.

     Section 18.8. Additional Restrictions on Assignments and Participations. Notwithstanding anything to the contrary set forth in this Agreement or in any of the other Loan Documents, so long as the Conditional Guaranty remains in effect, no interest in the Loan may be assigned, transferred or participated, unless in each case the additional requirements set forth in clauses (a) through (e) below are satisfied: (a) the entity to which any interest in the Loan is assigned, transferred or participated is an Eligible Transferee (as defined below), (b) the minimum denomination assigned, transferred or participated shall not be less than $10,000,000.00,
(c) assignments, transfers and participations may not be made to more than thirty (30) Eligible Transferees in the aggregate, (d) assignments, transfers and participations may not be made without the consent of Whitehall Street Real Estate Limited Partnership V, Whitehall Street Real Estate Limited Partnership VI, Whitehall Street Real Estate Limited Partnership VII and Whitehall Street Real Estate Limited Partnership VIII, which consent shall not be unreasonably withheld, delayed or conditioned, and (e) assignments, transfers and participations may not be made unless the prospective assignee, transferee or participant executes and delivers a fully completed certificate in the form of Exhibit E hereto confirming that such assignee, transferee or participant is an Eligible Transferee. "Eligible Transferee" means a "qualified purchaser" as defined in Section 2(a)(51)(A) of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

     Section 19.  NOTICES.

     Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section 19 referred to as "Notice"), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:

     If to the Agent or BKB:

               BankBoston, N.A.
               100 Federal Street
               Boston, Massachusetts  02110
               Attn:  Real Estate Division

     With a copy to:

               BankBoston, N.A.
               115  Perimeter Center Place, N.E.
               Suite 500
               Atlanta, Georgia  30346
               Attn: Mr. Jay Johns
               Telecopy No.: 770/390-8434

     If to the Borrower:

               Wellsford/Whitehall Holdings, L.L.C.
               610 Fifth Avenue
               7th Floor
               New York, New York 10020
               Attn:  Mr. Gregory F. Hughes

     With a copy to:

               Alan S. Pearce, Esq.
               Robinson Silverman Pearce Aronsohn & Berman LLP
               1290 Avenue of the Americas
               New York, New York 10104

if to another Bank now a party to this Agreement, to the address set forth on the signature page hereto, and to each other Bank which may hereafter become a party to this Agreement at such address as may be designated by such Bank. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen
(15) days prior Notice thereof, the Borrower, a Bank or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

     Section 20.  RELATIONSHIP.

     Neither the Agent nor any Bank has any fiduciary relationship with or fiduciary duty to Borrower arising out of or in connection with this Agreement or the other Loan Documents, or the transactions contemplated hereunder or thereunder, and the relationship between each Bank and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

     Section 21.  GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.

     THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN Section 19. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     Section 22.  HEADINGS.

     The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

     Section 23.  COUNTERPARTS.

     This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     Section 24.  ENTIRE AGREEMENT, ETC.

     The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 27.

     Section law  WAIVER OF JURY TRIAL.

     EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVER AND CERTIFICATIONS CONTAINED IN THIS Section 25.

     Section 26.  DEALINGS WITH THE BORROWER.

     The Banks and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Borrower, its Subsidiaries or the Guarantor or any of their affiliates regardless of the capacity of the Bank hereunder.

     Section 27.  CONSENTS, AMENDMENTS, WAIVERS, ETC.

     Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or the Guarantor of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Banks. Notwithstanding the foregoing, none of the following may occur without the written consent of each Bank: a change in the rate of interest on and the term of the Notes; a change in the amount of the Commitments of the Banks; a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon or fee payable under the Loan Documents; a change in the amount of any fee payable to a Bank hereunder; the postponement of any date fixed for any payment of principal of or interest on the Loan; an extension of the Maturity Date (except as provided in Section 2.8); a change in the manner of distribution of any payments to the Banks or the Agent; the release of the Borrower or the Guarantor or any Collateral except as otherwise provided herein; an amendment of the definition of Majority Banks or of any requirement for consent by all of the Banks; any modification to require a Bank to fund a pro rata share of a request for an advance of the Loan made by the Borrower other than based on its Commitment Percentage; an amendment to this Section 27; an amendment of the definition of Majority Banks; or an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all of the Banks or the Majority Banks to require a lesser number of Banks to approve such action. The amount of the Agent's fee payable for the Agent's account and the provisions of
Section 14 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

     Section 28.  SEVERABILITY.

     The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

     Section 29.  LIMITATION ON LIABILITY.

     NO OBLIGATION OR LIABILITY WHATSOEVER OF THE BORROWER WHICH MAY ARISE AT ANY TIME UNDER THIS AGREEMENT OR ANY OBLIGATION OR LIABILITY WHICH MAY BE INCURRED BY IT PURSUANT TO ANY OTHER LOAN DOCUMENT SHALL BE PERSONALLY BINDING UPON, NOR SHALL RESORT FOR THE ENFORCEMENT THEREOF BE HAD TO, THE PRIVATE PROPERTY OF ANY OF THE BORROWER'S MEMBERS REGARDLESS OF WHETHER SUCH OBLIGATION OR LIABILITY IS IN THE NATURE OF CONTRACT, TORT OR OTHERWISE; PROVIDED, HOWEVER, NOTHING HEREIN SHALL DIMINISH OR IMPAIR THE RIGHTS OF AGENT AND THE BANKS TO PURSUE ANY REMEDY AGAINST ANY ASSETS OF THE BORROWER OR RELIEVE, REDUCE OR IMPAIR ANY OBLIGATION OF ANY GUARANTOR UNDER ITS GUARANTY OR INDEMNITY AGREEMENT.

     Section 30.  NO UNWRITTEN AGREEMENTS.

     THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 31.  TIME OF THE ESSENCE.

     Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Agreement and the other Loan Documents.

     Section 32.  BANKRUPTCY.

          (a) Material Inducement. Each of the Borrower, the undersigned Guarantor, the Member and the Manager, jointly and severally, acknowledges and agrees that the representations, warranties, covenants and agreements contained in this Section 32 constitute a material inducement to the Agent and the Banks to enter into this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby and that without the inclusion of this Section 32 herein the Agent and the Banks would not have entered into this Agreement and the other Loan Documents.

          (b) No Fraudulent Intent. Each of the Borrower, the undersigned Guarantor, the Member and the Manager, jointly and severally, hereby acknowledges, warrants, represents and agrees that neither the execution and delivery of this Agreement and the other Loan Documents nor the performance of any actions required hereunder or thereunder is being consummated by the Borrower, the Property Owner, the Guarantor, the Member or the Manager with or as a result of any actual intent by such Persons, or any of them, to hinder, delay or defraud any entity to which such Persons, or any of them, are now or will hereafter become indebted.

          (c) No Bankruptcy Intent. Each of the Borrower, the undersigned Guarantor, the Member and the Manager, jointly and severally, hereby represents, covenants and agrees that none of the Borrower, the Property Owner, the Guarantor, the Member or the Manager has any intent (1) to file any voluntary petition in bankruptcy under any Chapter of the Bankruptcy Code or in any manner to seek relief, protection, reorganization, liquidation, dissolution or similar relief for debtors under any local, state, federal or other insolvency laws or laws providing for relief of debtors, or in equity, or directly or indirectly to cause any of the other of such Persons to file any such petition or to seek any such relief, either at the present time, or at any time hereafter, or (2) directly or indirectly to cause any involuntary petition under any Chapter of the Bankruptcy Code to be filed against any of such Persons or directly or indirectly to cause any of such Persons to become the subject of any dissolution, liquidation or insolvency proceeding or any other proceeding pursuant to any local, state, federal, or other insolvency laws or laws providing for relief of debtors, or in equity, either at the present time, or at any time hereafter, or (3) directly or indirectly to cause the Mezzanine Property, the Mezzanine Collateral, any other Collateral or any portion thereof or any interest of such Persons in the Mezzanine Property, the Mezzanine Collateral or any other Collateral to become the property of any bankruptcy estate or the subject of any local, state, federal or other bankruptcy, dissolution, liquidation or insolvency proceedings, either at the present time or at any time hereafter.

          (d) Agreement in Best Interests of Parties; Consideration. Each of the Borrower, the undersigned Guarantor, the Member and the Manager, jointly and severally, hereby acknowledges and agrees that (1) the transactions evidenced by this Agreement and the other Loan Documents are in the best interests of such Persons and the creditors of such Persons, and (2) the benefit to inure to such Persons pursuant to this Agreement and the other Loan Documents constitute substantially more than "reasonable equivalent value" (as such term is used in Section 548 of the Bankruptcy Code) and "fair consideration" (as such term is defined and used in the New York Debtor and Creditor Law Sections 272-279), in exchange for the benefits to be provided by such Persons to the Agent and the Banks pursuant to this Agreement and the other Loan Documents.

          (e)  Subsequent Bankruptcy; Waiver of Automatic Stay.

               (1) It is expressly agreed and understood by the parties hereto that, in the event the Property Owner, the Borrower, the Guarantor, the Member, the Manager, the Mezzanine Property or other Mezzanine Collateral, or any portion thereof, shall be or become the subject of any bankruptcy proceeding or the property of any bankruptcy estate, the United States Bankruptcy Court for the Southern District of New York (hereinafter referred to as the "Bankruptcy Court") shall have the sole and exclusive jurisdiction of such bankruptcy proceeding. The parties hereto hereby further acknowledge and agree that any voluntary bankruptcy petition filed by any of the Property Owner, the Borrower, the Guarantor, the Member or the Manager, or any involuntary bankruptcy petition caused to be filed by any of the Property Owner, the Borrower, Guarantor, the Member, the Manager or any affiliate thereof against any of the Property Owner, the Borrower, the Member, the Guarantor or the Manager (any such bankruptcy filing being hereinafter referred to as a "Bad Faith Filing"), or any other action by the Borrower or such Persons, or any of them, to attempt in any manner to hinder, delay, impede, stay, void, rescind or nullify any lawful action taken by Agent to exercise its rights and remedies under this Agreement or any of the other Loan Documents, or at law or in equity, from and after the date hereof, or pursuant to any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar proceedings, would be in bad faith and contrary to the purposes of the bankruptcy laws, would be for the sole purpose of delaying, inhibiting or interfering with the exercise by Agent of its rights and remedies under this Agreement and the Loan Documents and would, in and of itself, constitute "cause" for relief from the automatic stay pursuant to the provisions of Section 362(d)(1) of the Bankruptcy Code. Without limitation of the foregoing, the parties hereto hereby further acknowledge and agree that, in the event of any Bad Faith Filing by or against any of the Property Owner, the Borrower, Guarantor, the Member or the Manager, or their respective successors, successors-in-interest or assigns, Agent shall be entitled to obtain upon ex parte application therefor, and without further notice or action of any kind or nature whatsoever, (A) an order from the Bankruptcy Court prohibiting the use of Agent's "cash collateral" (as such term is defined in Section 363 of the Bankruptcy Code) in connection with the Loan, and (B) an order from the Bankruptcy Court granting immediate relief from the automatic stay pursuant to Section 362 of the Bankruptcy Code so as to permit Agent to exercise all of its rights and remedies pursuant to the Mezzanine Loan Documents, and at law and in equity.

               (2) The Borrower, the undersigned Guarantor, the Member and the Manager covenant not to directly or indirectly oppose or otherwise defend against Agent's effort to obtain relief from the stay pursuant to
     Section 32(e)(1), above, and covenant and agree that Agent shall be entitled to the lifting of the stay pursuant to Section 32(e)(1), above, without the necessity of an evidentiary hearing and without the necessity or requirement that Agent establish or prove the value of the Mezzanine Collateral or any other Collateral, the lack of adequate protection of Agent's interest in the Mezzanine Collateral or any other Collateral, the lack of any reasonable prospect of reorganization with respect either to the Property Owner, the Borrower, the Guarantor, the Member, the Manager, or the Mezzanine Collateral or any other Collateral, or the Borrower's, the Guarantor's, the Member's or the Manager's lack of equity in the Mezzanine Collateral.

               (3) The waiver by the Borrower, the undersigned Guarantor, the Member and the Manager of the Section 362 automatic stay contained in the Bankruptcy Code pursuant to Section 32(e)(1) and (2), above, and the waiver of the Section 362 automatic and Section 105 supplemental stay contained in the Bankruptcy Code pursuant to Section 32(f), below, shall be unconditional and absolute, and each of the Borrower, the Member, the Manager and the Guarantor hereby agree never to directly or indirectly maintain before any court that such waiver of the automatic stay and supplemental stay should not be strictly enforced.

          (f) Waiver of Automatic and Supplemental Stays. Each of the Borrower, the undersigned Guarantor, the Member and the Manager, on behalf of itself only, hereby represents, covenants and agrees, in the event of the filing of any voluntary or involuntary petition in bankruptcy by or against any of the Property Owner, the Borrower, the Guarantor, the Member or the Manager, not to assert or request any other party to assert that the automatic stay provided by Section 362 of the Bankruptcy Code shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Agent to enforce any rights it has by virtue of the Mezzanine Loan Documents, or any other rights Agent has, whether now or hereafter acquired, against any of the Property Owner, the Borrower, the Guarantor, the Member, the Manager or against any Mezzanine Collateral; and further, in the event of the filing of any voluntary or involuntary petition in bankruptcy by or against any of the Property Owner, the Borrower, the Guarantor, the Member or the Manager, not to seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to Section 105 of the Bankruptcy Code or any other provision of the Bankruptcy Code, to stay, interdict, condition, reduce or inhibit the ability of Agent to enforce any rights it has by virtue of the Mezzanine Loan Documents, or at law or in equity, or any other rights Agent has, whether now or hereafter acquired against the Property Owner, the Borrower, the Guarantor, the Member, the Manager or against any Mezzanine Collateral. The parties hereto acknowledge that the waivers in this Section 32(f) with respect to an involuntary petition shall not be effective until the occurrence of an Event of Default provided that none of the Borrower, the Guarantor, the Member, the Manager or the Property Owner directly or indirectly causes such petition to be filed against any of them.

          (g) Approval Rights Regarding Bankruptcy Proceeding. Upon the occurrence and during the continuance of any Event of Default, all rights of the Borrower, the Guarantor, the Member and the Manager to exercise their Voting Interests in the Property Owner, the Manager, or the Member, as the case may be, shall automatically terminate and cease to exist and all such rights shall thereupon be automatically vested in the Agent who shall thereupon have the sole and exclusive right to exercise such Voting Interests. Without limiting the foregoing, in the event of a Bad Faith Filing or any other voluntary or involuntary bankruptcy filing or any other insolvency proceeding of any kind under local, state, federal or other insolvency laws involving the Property Owner, the Borrower, the Guarantor, the Member or the Manager, or all of them, or any of their properties (collectively the "Bankruptcy Filings"), the Borrower, the undersigned Guarantor, the Member and the Manager, each acknowledge and agree to recognize the rights and powers granted to the Agent in this Section 32(g) and agree not to oppose or object on any basis whatsoever to the exercise by the Agent of such rights in connection with the Bankruptcy Filings. Further, upon the commencement of one or more Bankruptcy Filings, the Borrower, the undersigned Guarantor, the Member and the Manager, jointly and severally, covenant and agree: (1) not to propose, approve, vote for, or acquiesce in a plan of reorganization concerning the Property Owner, the Borrower, the Guarantor, the Member, the Manager, or all of them, as it directly or indirectly relates to the Property Owner, the Manager, the Member, the Mezzanine Property or the Mezzanine Collateral, without the consent of Agent;
(2) not to challenge or object on any basis whatsoever to the standing of Agent to be recognized as a creditor and/or party-in-interest in the Bankruptcy Filings; and (3) not to violate or breach any of the covenants or agreements contained in this Agreement and any of the Loan Documents.

          (h) Miscellaneous Representations. Each of the Borrower, the undersigned Guarantor, the Member and the Manager warrant and represent to Agent and the Banks that, other than Agent and the Banks, applicable taxing authorities, and as to the Borrower only, the Indebtedness permitted by this Agreement, the Borrower, the Guarantor, the Member and the Manager have no creditors; that none of such Persons has any employees; that each of such Persons other than the Borrower are single asset entities such that each of such Persons does not own or hold any beneficial interest in any property of any kind or nature whatsoever other than their respective direct or indirect interests in the Property Owner; and that any dispute which may arise between Agent, the Banks, the Borrower (arising from its interest in the Mezzanine Collateral), any Guarantor (arising from its interest in the Mezzanine Collateral), Member or Manager, or any of them, would be, for all intents and purposes, a dispute, involving only Agent and the Banks and the Borrower, such Guarantor, the Member or the Manager, or any of them, as applicable.

          (i)  Covenant of Noninterference and Cooperation.

               (1) The Borrower, the undersigned Guarantor, the Member and the Manager, jointly and severally, covenant and agree that, except for a "Permitted Defense" (as defined in the Conditional Guaranty), none of them shall take any action of any kind or nature whatsoever, either directly or indirectly, to oppose, impede, obstruct, hinder, frustrate, enjoin or otherwise interfere with the exercise by Agent of any of Agent's rights and remedies against or with respect to the Mezzanine Collateral, the Mezzanine Property or the Mezzanine Loan Documents, including specifically, but without limitation, those rights and remedies contained in this Section 32, at law or in equity, and shall not, either directly or indirectly cause any other Person to take any of the foregoing actions.

               (2) The Borrower, the undersigned Guarantor, the Member and the Manager, jointly and severally, covenant and agree, except with respect to a Permitted Defense, to cooperate fully and completely with the exercise by Agent of any of Agent's rights and remedies against or with respect to the Mezzanine Collateral or the Mezzanine Loan Documents, including specifically, but without limitation, those rights and remedies contained in this Section 32.

               (3) The Borrower, the undersigned Guarantor, the Member and the Manager, jointly and severally covenant and agree that any violation of either Section 32(i)(1) or (2), above, or the occurrence of any "Triggering Event" (as defined in the Conditional Guaranty), will constitute an act of bad faith undertaken with intent to hinder, delay and defraud Agent.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.


                              WELLSFORD/WHITEHALL HOLDINGS, L.L.C., a
                              Delaware limited liability company

                              By: Wellsford/Whitehall Properties II, L.L.C., a Delaware limited liability company, its managing member

                                   By:  Wellsford Commercial Properties
                                        Trust, a Maryland real estate
                                        investment trust, its manager

                                        By:/s/ Gregory F. Hughes
                                           ----------------------------
                                           Name  Gregory F. Hughes
                                           Title CFO & Treasurer


                                   BANKBOSTON, N.A., a national banking
                                   association, individually and as Agent


                                   By:/s/ Mark E. Basham
                                      ---------------------------------
                                        Name: Mark E. Basham
                                        Title: Managing Director

                                                  [BANK SEAL]

                                   GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership, individually and as Co-Arranger and Co-Syndication Agent

                                   By:  Goldman Sachs Real Estate Funding
                                        Corp., general partner


                                        By:/s/ Robert R. Foley
                                           -----------------------------
                                             Name:  Robert R. Foley
                                             Title: Authorized Signatory

                                                [CORPORATE SEAL]


Goldman Sachs Mortgage Company
85 Broad Street
New York, New York  10004
Attn:  Mr. Roger Boone

                              BHF-BANK AKTIENGESELLSCHAFT


                              By:  /s/ Sylvia Gross
                                   -------------------------------
                                   Title: Vice President


                              By:  /s/ Nichols Nouvel
                                   -------------------------------
                                   Title:  Vice President

BHF-BANK AKTIENGESELLSCHAFT
590 Madison Avenue
New York, New York  10022
Attn:  Mr. Johnathan Oh

                              COMERICA BANK


                              By:  /s/ Charles Weddell
                                   ------------------------------
                                   Title: Vice President

Comerica Bank
Comerica Tower, 7th Floor
500 Woodward Avenue
Detroit, Michigan  48226-3256
Attn:  Mr. Charles Weddell

                              HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                              By:  Hartford Investment Services, Inc., its
                                   Agent and Attorney-in-Fact


                                   By:  /s/ Dennis F. Kraft
                                        --------------------------------
                                        Dennis F. Kraft
                                        --------------------------------
                                                  [Print Name]
                                        Its: Senior Vice President
                                        --------------------------------
                                                  [Title]


Hartford Life and Annuity Insurance Company
c/o Hartford Life Insurance Companies
c/o Investment Department - ABS/CMBS Sector
P. O. Box 1744
Hartford, Connecticut  06114-1744

                              PACIFIC LIFE INSURANCE COMPANY


                              By:  /s/ Tony Premer
                                   ---------------------------------
                                   Title:  Assistant Vice President

                              By:  /s/ C.S. Dillon
                                   ---------------------------------
                                   Title:  Assistant Secretary

Pacific Life Insurance Company
700 Newport Center Drive
Newport Beach, California 92660-6397
Attn:  Mr. Tony Premer

                              WEBSTER BANK


                              By:  /s/ Bill Chamberland
                                   -----------------------------
                                   Title: Senior Vice President


Webster Bank
City Place II, 185 Asylum Street
Hartford, Connecticut  06103
Attn:  Mr. Bill Chamberland

     The undersigned Member, Manager and Guarantor hereby join in this Agreement for the purpose of being bound to the provisions of Section 32 of this Agreement.


                              MEMBER:

                              WELLS AVENUE HOLDINGS L.L.C., a Delaware limited liability company

                              By:  Wellsford/Whitehall Holdings, L.L.C., a
                                   Delaware limited liability company, its
                                   sole member

                                   By:  Wellsford/Whitehall Properties II,
                                        L.L.C., a Delaware limited liability
                                        company, its managing member

                                        By:  Wellsford Commercial Properties
                                             Trust, a Maryland real estate
                                             investment trust, its manager

                                             By:/s/ Gregory F. Hughes
                                                ----------------------------
                                                Name: Gregory F. Hughes
                                                Title: CFO & Treasurer

                              MANAGER:

                              WASH MANAGER L.L.C., a Delaware limited
                              liability company

                              By: Wells Avenue Holdings L.L.C., a Delaware limited liability company, its sole member

                                   By:  Wellsford/Whitehall Holdings, L.L.C.,
                                        a Delaware limited liability company,
                                        its sole member

                                        By:  Wellsford/Whitehall Properties
                                             II, L.L.C., a Delaware limited
                                             liability company, its managing
                                             member

                                             By:  Wellsford Commercial
                                                  Properties Trust, a
                                                  Maryland real estate
                                                  investment trust, its
                                                  manager


                                                  By:/s/ Gregory F. Hughes
                                                     -----------------------
                                                  Name: Gregory F. Hughes
                                                  Title: CFO & Treasurer

                              GUARANTOR:

                              WELLSFORD COMMERCIAL PROPERTIES TRUST, a
                              Maryland real estate investment trust


                              By: /s/ Gregory F. Hughes
                                  --------------------------------
                                   Name: Gregory F. Hughes
                                   Title: CFO & Treasurer

                              WHWEL REAL ESTATE LIMITED PARTNERSHIP

                              By: WHATR Gen-Par, Inc., General Partner


                                   By: /s/ Alan S. Kava
                                       -------------------------------
                                        Name:  Alan S. Kava
                                        Title: Vice President

                                  EXHIBIT A


                                FORM OF NOTE

$______________                                               _______________


     FOR VALUE RECEIVED, the undersigned WELLSFORD/WHITEHALL HOLDINGS, L.L.C., a Delaware limited liability company, hereby promises to pay to ___________________ _____________ or order, in accordance with the terms of that certain First Amended and Restated Loan Agreement dated as of July __, 1998 (the "Loan Agreement"), as from time to time in effect, among the undersigned, BankBoston, N.A., for itself and as Agent, Goldman Sachs Mortgage Company, and such other Banks as may be from time to time named therein, to the extent not sooner paid, on or before the Maturity Date, the principal sum of _______________ _________________________ DOLLARS
($______________), or such amount as may be advanced by the payee hereof under the Loan Agreement with daily interest from the date hereof, computed as provided in the Loan Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Loan Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Loan Agreement. Interest shall be payable on the dates specified in the Loan Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

     Payments hereunder shall be made to BankBoston, N.A., as Agent for the payee hereof, 100 Federal Street, Boston, Massachusetts 02110.

     This Note is one of one or more Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Loan Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Loan Agreement, and prepayment is permitted or prohibited in whole or from time to time in part, all as set forth in the Loan Agreement.

     Notwithstanding anything in this Note to the contrary, all agreements between the Borrower and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Borrower and the Banks and the Agent.

     In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Loan Agreement.

     This Note shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflict of laws rules of any jurisdiction).

     The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Loan Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

     IN WITNESS WHEREOF the undersigned has by its duly authorized officers, executed this Note under seal as of the day and year first above written.

                              WELLSFORD/WHITEHALL HOLDINGS, L.L.C., a
                              Delaware limited liability company

                              By: Wellsford/Whitehall Properties II, L.L.C., a Delaware limited liability company, its managing member

                                   By:  Wellsford Commercial Properties
                                        Trust, a Maryland real estate
                                        investment trust, its manager

                                        By:  ___________________________
                                             Name
                                             Title

                                  EXHIBIT B


                          FORM OF REQUEST FOR LOAN


BankBoston, N.A.,as Agent
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn: Mr. Jay Johns

Ladies and Gentlemen:

     Pursuant to the provisions of Section 2.6 of the First Amended and Restated Loan Agreement dated July __, 1998, as from time to time in effect (the "Loan Agreement"), among Wellsford/Whitehall Holdings, L.L.C. (the "Borrower"), BankBoston, N.A., for itself and as Agent, Goldman Sachs Mortgage Company, and the other Banks from time to time party thereto, the Borrower hereby requests and certifies as follows:

     1. Loan. The Borrower hereby requests a Loan under Section 2.1 of the Loan Agreement:

          Principal Amount: $

          Type (Eurodollar, Base Rate):

          Drawdown Date: _____________, 19__

          Interest Period:

by credit to the general account of the Borrower with the Agent at the Agent's Head Office.

     2. Use of Proceeds. Such Loan shall be used for the following purposes permitted by Section 7.11 of the Loan Agreement:

                                 [Describe]


     3. Capital Improvement Project. In the event that such Loan relates to any Capital Improvement Project or portion thereof, the Borrower represents and warrants that such Loan will reimburse the Borrower for or pay costs incurred for work on the Capital Improvement Project identified above, which work covered by this request is in place or is for stored materials which are properly secured. The Borrower further certifies that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Mortgaged Property in connection with such Capital Improvement Project have been paid (or will be paid from the proceeds of the requested advance) all amounts due for such labor and materials.

     4. No Default. The undersigned chief financial or chief accounting officer of the Borrower certifies that the Borrower is and will be in compliance with all covenants under the Loan Documents after giving effect to the making of the Loan requested hereby. No condemnation proceedings are pending or to the Borrower's knowledge threatened against any Mortgaged Property or other Collateral.

     5. Representations True. Each of the representations and warranties made by or on behalf of the Borrower and the Guarantor contained in the Loan Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Loan Agreement was true as of the date as of which it was made and shall also be true at and as of the Drawdown Date for the Loan requested hereby (except that representations as to the Guarantor shall not be deemed to have been repeated), with the same effect as if made at and as of such Drawdown Date (except to the extent of changes resulting from transactions contemplated or permitted by the Loan Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default has occurred and is continuing.

     6. Other Conditions. All other conditions to the making of the Loan requested hereby set forth in Section 11 of the Loan Agreement have been satisfied. (Reference title insurance "date down", if applicable.)

     7. Drawdown Date. Except to the extent, if any, specified by notice actually received by the Agent prior to the Drawdown Date specified above, the foregoing representations and warranties shall be deemed to have been made by the Borrower on and as of such Drawdown Date.

     8. Definitions. Terms defined in the Loan Agreement are used herein with the meanings so defined.

     IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of _______________, 199___.

                              WELLSFORD/WHITEHALL HOLDINGS, L.L.C., a
                              Delaware limited liability company

                              By: Wellsford/Whitehall Properties II, L.L.C., a Delaware limited liability company, its managing member

                                   By:  Wellsford Commercial Properties
                                        Trust, a Maryland real estate
                                        investment trust, its manager

                                        By:  ___________________________
                                             Name_______________________
                                             Title______________________

                                  EXHIBIT C


                                   FORM OF
                           COMPLIANCE CERTIFICATE


BankBoston, N.A.,
for itself and as Agent
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn:  Mr. Jay Johns

Ladies and Gentlemen:

     Reference is made to the First Amended and Restated Loan Agreement dated as of July __, 1998 (the "Loan Agreement") by and among Wellsford/Whitehall Holdings, L.L.C. (the "Borrower"), BankBoston, N.A., for itself and as Agent, Goldman Sachs Mortgage Company, and the other Banks from time to time party thereto. Terms defined in the Loan Agreement and not otherwise defined herein are used herein as defined in the Loan Agreement.

     Pursuant to the Loan Agreement, the Borrower is furnishing to you herewith (or has most recently furnished to you) the financial statements of the Borrower for the fiscal period ended _______________ (the "Balance Sheet Date"). Such financial statements have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of the Borrower covered thereby at the date thereof and the results of their operations for the periods covered thereby, subject in the case of interim statements only to normal year-end audit adjustments.

     This certificate is submitted in compliance with requirements of Section 2.6(iii), Section 5.3(a)(ii), Section 5.3(b)(ii), Section 7.4(d) or Section
10.14 of the Loan Agreement. If this Certificate is provided under a provision other than Section 7.4(d), the calculations provided below are made using the financial statements of the Borrower as of the Balance Sheet Date adjusted in the best good-faith estimate of the Borrower to give effect to the making of a Loan, extension of the Maturity Date, acquisition or disposition of property or other event that occasions the preparation of this certificate; and the nature of such event and the Borrower's estimate of its effects are set forth in reasonable detail in an attachment hereto. The undersigned officer of the Borrower is its chief financial or chief accounting officer.

     The undersigned officer has caused the provisions of the Loan Agreement to be reviewed and has no knowledge of any Default or Event of Default. (Note: If the signer does have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrower with respect thereto.)

     The Borrower is providing the following information to demonstrate compliance as of the date hereof with the following covenants:


I.   Section 9.1    Debt Service Coverage Test Amount.

     A.   Net Operating Income

          Net Income for most recent quarter from               $____________
          Mortgaged Properties and Mezzanine Properties

          Plus depreciation and amortization                    $____________

          Plus Capital Expenditures (including tenant           $____________
          improvements and leasing commissions)

          Plus/Minus Rent Adjustments                           $____________

          Minus Rents included in Net Income from              ($___________)
          tenants delinquent in excess of 60 days

          Net Operating Income for three prior quarters:

          Quarter ended __________                              $____________

          Quarter ended __________                              $____________

          Quarter ended __________                              $____________

          Total                                                 $____________

     B.   Capital Improvement Reserve for                       $____________
          Mortgaged Properties and Mezzanine Properties

     C.   Debt Service Coverage Test Amount                     $____________

[A minus B must equal or exceed 1.35 times C for the period ending on or before December 31, 1998; A minus B must equal or exceed 1.45 times
C thereafter]

II   Section 9.2    Designated Collateral Value.       (Attach separate
                                                       worksheet for each
                                                       Mortgaged Property and
                                                       the Mezzanine
                                                       Property)

     A.   Aggregate of all Designated                           $____________
          Collateral Values (per attached
          worksheet)

     B.   Total outstanding principal balance                   $____________
          of Loans (after giving effect to any
          Loan Request)

III  Section 8.9    Development.

     A.   Aggregate cost of Real Estate                         $____________
          Under Development

     B.   WWP Consolidated Total Assets                         $____________

A may not exceed the greater of $25,000,000.00 or 10% of B.

B may not exceed A

     IN WITNESS WHEREOF, I have hereunto set may hand this __ day
____________, _______.

                              WELLSFORD/WHITEHALL HOLDINGS, L.L.C., a
                              Delaware limited liability company

                              By: Wellsford/Whitehall Properties II, L.L.C., a Delaware limited liability company, its managing member

                                   By:  Wellsford Commercial Properties
                                        Trust, a Maryland real estate
                                        investment trust, its manager

                                        By:  ___________________________
                                             Name_______________________
                                             Title______________________

                                  EXHIBIT D

                    FORM OF REQUEST FOR EXTENSION OF LOAN



BankBoston, N.A., as Agent
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn: Jay Johns

Ladies and Gentlemen:

     Pursuant to the provisions of Section 2.8 of the First Amended and Restated Loan Agreement dated July __, 1998, as from time to time in effect (the "Loan Agreement"), among Wellsford/Whitehall Holdings, L.L.C. (the "Borrower"), BankBoston, for itself and as Agent, Goldman Sachs Mortgage Company, and the other Banks from time to time party thereto, the Borrower hereby requests and certifies as follows:

     1. Extension Request. The Borrower hereby irrevocably requests that the Maturity Date be extended as provided in Section 2.8 of the Loan Agreement.

     2. Extension Fee. The Borrower undertakes to pay the extension fee as required by Section 2.8 (b)(i) of the Loan Agreement as required therein.

     3. No Default. The undersigned chief financial or chief accounting officer of the Borrower certifies that the Borrower is and will be in compliance with all covenants under the Loan Documents after giving effect to the extension requested hereby.

     4. Representations True. Each of the representations and warranties made by or on behalf of the Borrower, the Property Owner, the Manager, the Member and the Guarantor contained in the Loan Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Loan Agreement was true and correct in all material respect as of the date as of which it was made and (other than representations as to the Guarantor) shall also be true and correct in all material respects at and as of the Maturity Date (without regard to such extension request) with the same effect as if made at and as of the Maturity Date (without regard to such extension request) (except to the extent of changes occurring in the ordinary course of business that have not had any materially adverse affect on the business of such Person).

     5. Other Conditions. All other conditions to the extension to the Loan requested hereby set forth in Section 2.8 of the Loan Agreement have been satisfied.

     6. Date. Except to the extent, if any, specified by notice actually received by the Agent prior to the Maturity Date (without regard to such extension request) specified above, the foregoing representations and warranties shall be deemed to have been made by the Borrower on and as of the Maturity Date (without regard to such extension request).

     7. Definitions. Terms defined in the Loan Agreement are used herein with the meanings so defined.

     IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of ______________, 199__.

                              WELLSFORD/WHITEHALL HOLDINGS, L.L.C., a
                              Delaware limited liability company

                              By: Wellsford/Whitehall Properties II, L.L.C., a Delaware limited liability company, its managing member

                                   By:  Wellsford Commercial Properties
                                        Trust, a Maryland real estate
                                        investment trust, its manager

                                        By:  ___________________________
                                             Name _________________________
                                             Title_________________________

                                  EXHIBIT E

                                 CERTIFICATE


In connection with the purchase being made by the undersigned of a participation interest in or assignment of the loan (the "Loan") made by the "Banks" (as defined in the Loan Agreement referred to below) to Wellsford/Whitehall Holdings, L.L.C. (the "Borrower") pursuant to a First Amended and Restated Loan Agreement dated July __, 1998 (the "Loan Agreement"), the undersigned represents, warrants and covenants as follows:

(1)  The undersigned either:

     (a) is a "qualified institutional buyer" as defined in paragraph (a) of Rule 144A under the Securities Act of 1933, acting for its own account, the account of another "qualified institutional buyer", or the account of a "qualified purchaser" as defined in paragraph
          (b)(i)(2) below; provided that if the undersigned is a dealer described in paragraph (a)(1)(ii) of Rule 144A, the undersigned owns and invests on a discretionary basis at least $25,000,000 in securities of issuers that are not affiliated persons of such dealer, all within the meaning of Rule 2a51-1(g)(1) under the Investment Company Act of 1940 (the "Act"). (For purposes of making this determination, a plan referred to in paragraph
          (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A, or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, is not deemed to be acting for its own account if investment decisions with respect to the plan are made by the beneficiaries of the plan, except with respect to investment decisions made solely by the fiduciary, trustee or sponsor of such plan.)

     OR


     (b) (i)(1) is acting for its own account or (2) is acting for the account of individuals or entities each of which is a "qualified purchaser" as defined in Section 2(a)(51)(A) of the Act and the rules promulgated thereunder; and (ii) owns and invests on a discretionary basis at least $25,000,000 in "investments" (as defined in Section 2(a)(51)(A) of the Act), after deducting the amount of any outstanding indebtedness incurred to acquire or for the purpose of acquiring such investments.


     OR


     (c) is a company (other than a trust formed for the specific purpose of acquiring an interest in the Loan) all the securities of which are beneficially owned by "qualified purchasers" as defined in paragraph (b)(i)(2) above.

(2) The undersigned acknowledges and agrees that the interest in the Loan is being purchased by the undersigned for its own account and not pursuant to a public offering and that such interest may only be sold or transferred in a manner that does not constitute a public offering to another entity that can deliver to the Borrower a certification to the effect set forth in paragraphs 1(a), (b) or (c) and 2 of this Certificate and otherwise in accordance with the Loan Agreement.

                              [name of proposed transferee]


                              By:  ____________________________________
                                   Name:
                                   Title:

                                SCHEDULE 1.1


                            BANKS AND COMMITMENTS

Name and Address                     Commitment        Commitment Percentage
----------------                     ----------        ---------------------

BankBoston, N.A.                      $77,500,000.00              25.8333%
100 Federal Street
Boston, Massachusetts 02110
Attn:  Real Estate Division

Eurodollar Lending Office
    Same as above


Goldman Sachs Mortgage Company        $87,500,000.00              29.1667%
85 Broad Street
New York, New York  10004
Attn:  Mr. Roger Boone

Eurodollar Lending Office
    Same as above


Pacific Life Insurance Company        $50,000,000.00             16.6667%
700 Newport Center Drive
Newport Beach, California 92660-6397
Attn:  Mr. Tony Premer

Eurodollar Lending Office
    Same as above


Hartford Life and Annuity Insurance   $35,000,000.00             11.6667%
    Company
c/o Hartford Life Insurance Companies
Investment Operations
c/o Portfolio Support, 9th Floor
P. O. Box 1744
Hartford, Connecticut  06114-1744

Eurodollar Lending Office
    Same as above


Comerica Bank                         $20,000,000.00              6.6667%
Comerica Tower, 7th Floor
500 Woodward Avenue
Detroit, Michigan  48226-3256
Attn:  Mr. Charles Weddell

Eurodollar Lending Office
    Same as above


BHF-Bank Aktiengesellschaft           $10,000,000.00              3.3333%
590 Madison Avenue
New York, New York  10022
Attn:  Mr. Johnathan Oh

Eurodollar Lending Office
    Same as above


Webster Bank                          $10,000,000.00              3.3333%
City Place II, 185 Asylum Street
Hartford, Connecticut  06103
Attn:  Mr. Bill Chamberland

Eurodollar Lending Office
    Same as above

First American Bank Texas, SSB        $10,000,000.00             3.3333%
14651 Dallas Parkway
Suite 400
Dallas, Texas 75240
Attn: Amy Haws

                                      _______________            ____
    Total Commitment                  $300,000,000.00            100%



Percentages may not equal 100% due to rounding.

                                SCHEDULE 5.3


                     DESCRIPTION OF GREENBROOK CORPORATE
                      CENTER AND POINT VIEW VACANT LAND

                                SCHEDULE 6.3


                             TITLE TO PROPERTIES


None.

                                SCHEDULE 6.4

            ALL-IN ACQUISITION COST, DESIGNATED COLLATERAL VALUE,
                            STABILIZED PROPERTIES
                             AND RELEASE PRICES

                              EQUITY INTERESTS
                                                       Stabilized
                                                        Property/
                                      Designated     Non-Stabilized  Release
     Property    Acquisition Cost  Collateral Value     Property      Price
     --------    ----------------  ----------------     --------    ---------

Wells Research
 (75/85/95)          $________        $________                     $________

128 Technology       $________        $________                     $________

Dedham Place         $________        $________                     $________

7/57 Wells           $________        $________                     $________

201 University       $________        $________                     $________

Norfolk Place        $________        $________                     $________


                             MORTGAGED PROPERTY

                                SCHEDULE 6.7


                                 LITIGATION



                                    None.

                                SCHEDULE 6.17


                                 ERISA PLANS


                                    None.

                                SCHEDULE 6.21


                                SUBSIDIARIES


Wells Avenue Holdings L.L.C.

WASH Manager L.L.C.

Wells Avenue Senior Holdings LLC

WEL/WH Convention Managers, L.L.C.

                                SCHEDULE 6.24


                                 AGREEMENTS



                                    NONE

                               SCHEDULE 6.31-1

                      MEZZANINE MORTGAGE LOAN DOCUMENTS

                               SCHEDULE 6.31-2

                    ALLOCATION OF MEZZANINE MORTGAGE LOAN


        Property                   Allocated Loan Amount       Percentage
        -------                    ---------------------       ----------

128 Tech Center                        $17,666,917               25.60%
Waltham, Massachusetts

7/57 Wells Avenue                      $ 6,937,010               10.05%
Newton, Massachusetts

75/85/95 Wells Avenue                  $19,497,301               28.26%
Newton, Massachusetts

201 University Avenue                  $ 7,656,783               11.10%
Westwood Massachusetts

Dedham Place                           $14,148,837               20.51%
Dedham, Massachusetts

Norfolk Place (333 Elm Street)         $ 3,093,152                4.48%
Dedham, Massachusetts                  __________                ____
                                       $69,000,000               100.0%